UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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McDermott International, Inc.

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McDermott International, Inc.

David Dickson	757 N. Eldridge Pkwy.
President and Chief Executive Officer	Houston, Texas 77079

March 24, 2014

Dear Stockholder:

You are cordially invited to attend this year’s Annual Meeting of Stockholders of McDermott International, Inc., which will be held on Tuesday, May 6, 2014, at The Westin Houston Hotel, 945 Gessner Road, Houston, Texas 77024, commencing at 10:00 a.m., local time. The notice of Annual Meeting and proxy statement following this letter describe the matters to be acted on at the meeting.

McDermott is utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2014 Proxy Statement and Annual Report to Stockholders, as well as how to vote either online, by telephone or in person at the 2014 Annual Meeting.

It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.

Thank you for your support of our company.

Sincerely yours,

DAVID DICKSON

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 6, 2014.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

McDERMOTT INTERNATIONAL, INC.

757 N. Eldridge Pkwy.

Houston, Texas 77079

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Location	10:00 a.m., local time, on Tuesday, May 6, 2014

The Westin Houston Hotel

945 Gessner Road

Houston, Texas 77024

Items of Business	1.	To elect eight members to our Board of Directors, each for a term of one year.

2.	To conduct an advisory vote to approve named executive officer compensation.

3.	To approve our 2014 Long-Term Incentive Plan.

4.	To ratify our Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.

5.	To transact such other business that properly comes before the meeting or any adjournment thereof.

Record Date	You are entitled to vote if you were a stockholder of record at the close of business on March 7, 2014.

Notice and Access

Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 24, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 7, 2014, and posted our proxy materials on the Web site referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the Web site referred to in the Notice and/or may request a printed set of our proxy materials. In addition, the Notice and Web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Proxy Voting

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the proxy card enclosed with the printed materials.

Admission to the Meeting

Attendance at the meeting is limited to stockholders and beneficial owners as of the record date or duly appointed proxies. No guests will be admitted, except for guests invited by McDermott. Registration will begin at 9:00 a.m., and the meeting will begin promptly at 10:00 a.m. If your shares are held in “street name” through a broker, bank, trustee or other nominee, you are a beneficial owner, and beneficial owners will need to show proof of beneficial ownership, such as a copy of a brokerage account statement, reflecting stock ownership as of the record date in order to be admitted to the meeting. If you are a proxy holder for a stockholder, you will need to bring a validly executed proxy naming you as the proxy holder, together with proof of record ownership of the stockholder naming you as proxy holder. Please note that you may be asked to present valid photo identification, such as a valid driver’s license or passport, when you check in for registration.

By Order of the Board of Directors,

LIANE K. HINRICHS

Secretary

March 24, 2014

PROXY STATEMENT FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully. As used in this proxy statement, unless the context otherwise indicates or requires, references to “McDermott,” “we,” “us,” and “our” mean McDermott International, Inc. and its consolidated subsidiaries.

Annual Meeting of Stockholders

• Time and Date:	10:00 a.m., Central Time, May 6, 2014
• Place:	The Westin Houston Hotel 945 Gessner Road Houston, Texas 77024
• Record Date:	March 7, 2014
• Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Items of Business for the Annual Meeting

Item of Business	Board Vote Recommendation	Page Reference
Election of directors	FOR Each Director Nominee	6
Advisory vote to approve named executive officer compensation	FOR	56
Approval of the 2014 McDermott International, Inc. Long-Term Incentive Plan (“2014 LTIP”)	FOR	59
Ratification of Deloitte & Touche LLP as auditor for 2014	FOR	70

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. Stockholders of record can vote by Internet, by telephone, or by requesting a printed copy of the proxy materials and using the proxy card enclosed with the printed materials.

Election of Directors — Item 1

The Board of Directors has nominated eight candidates, each for a one-year term. Our Board of Directors recommends that stockholders vote “For” each of the nominees named below.

Name	Age	Director Since	Independent	Committee Memberships
				Audit	Compensation	Finance	Governance

John F. Bookout, III	60	2006	X			X	X
Roger A. Brown	69	2005	X		X		Chairman
David Dickson	46	2013
Stephen G. Hanks	63	2009	X	X		X
Gary P. Luquette	58	2013	X		X	X
William H. Schumann, III	63	2012	X	X			X
Mary L. Shafer-Malicki	53	2011	X		Chairman	X
David A. Trice	66	2009	X	Chairman	X

i

2013 Compensation Program and Realizable Value of Performance-Based Awards

McDermott’s compensation programs are designed to develop, attract, retain and motivate qualified employees to create, expand and execute sound business opportunities for our company. The Compensation Committee is committed to targeting reasonable and competitive total direct compensation for our named executive officers (our “NEOs”), with a significant portion of that compensation being performance-based. Reflecting the Compensation Committee’s philosophy, compensation arrangements in 2013 provided for:

•	Three elements of target total direct compensation — annual base salary, annual incentive and long-term incentives;

•	NEO target total direct compensation, on average, being comprised 64% of performance-based compensation (excluding Mr. Dickson, who joined McDermott on October 31, 2013);

•	NEO annual incentives being comprised 100% of performance-based compensation (excluding Mr. Dickson); and

•	NEO target long-term incentive, or LTI, compensation being comprised 75% of performance-based compensation (excluding Mr. Dickson).

Although McDermott had revenues for the year ended December 31, 2013 of $2.7 billion and year-end backlog of $4.8 billion, our company recognized an operating loss in 2013, which, in accordance with our Compensation Committee’s philosophy and program, and based on the value of our common stock at year end, resulted in:

•	No NEO annual bonus awards being earned with respect to 2013.

•	NEO stock options granted in 2011, 2012 and 2013 having no realizable value as of December 31, 2013.

•	NEO performance shares granted in 2011, 2012 and 2013 having no realizable value as of December 31, 2013.

The following table summarizes the 2013 performance-based compensation opportunities, as compared to the realizable value of such opportunities as of December 31, 2013, for each of our NEOs, excluding Mr. Dickson:

2013 Performance-Based Compensation Opportunity vs.

Realizable Value as of December 31, 2013

(1)	Opportunity Values for EICP are disclosed at the NEOs’ target EICP award.
(2)	Opportunity Values for performance shares and stock options are disclosed at the grant date fair value of the respective awards.
(3)

The 2013 realizable values shown above are measured as of December 31, 2013. The value of performance share awards shown above is based on the estimated payout as a percent of target, or 0% of the performance shares granted in 2013, multiplied by the closing price of our common stock as reported on the New York Stock Exchange as of December 31, 2013 ($9.16). The number of the performance shares granted in 2013 that ultimately vest, if any, will be determined by reference to performance goals over a three-year period. See “Long-Term Incentives.” The vesting of any of these performance shares would impact the future realizable value of these performance share awards. In addition, an increase in our stock price compared to our stock price at December 31, 2013 may impact the future realizable value of the stock option awards granted in 2013.

Compensation and Corporate Governance Policies and Procedures

The Board has implemented several policies and structures that we believe are “best practices” in corporate governance, including:

•	Separating the Chairman of the Board and Chief Executive Officer roles;

•	Holding Board meeting executive sessions with independent directors only present;

•	Maintaining minimum stock ownership guidelines applicable to directors and executive officers;

•

Approving a policy prohibiting all directors, officers and employees from engaging in “short sales” or trading in puts, calls or other options on McDermott’s common stock, and from engaging in hedging transactions and from holding McDermott shares in a margin account or pledging McDermott shares as collateral for a loan;

•	Eliminating excise tax gross-ups; and

•	The Compensation Committee of the Board of Directors engaging Pay Governance LLC, an independent executive compensation consultant.

Advisory Vote to Approve Named Executive Officer Compensation — Item 2

Our stockholders have the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers. Last year, over 96% of the votes cast on this proposal were in favor of our executive compensation program. We recommend that you review our Compensation Discussion and Analysis beginning on page 23, which explains the philosophy of the Compensation Committee and its actions and decisions during 2013 regarding our compensation programs. Our Board of Directors recommends that stockholders vote “For” the advisory vote to approve named executive officer compensation.

Approval of the 2014 McDermott International, Inc. Long-Term Incentive Plan — Item 3

We are asking our stockholders to approve the 2014 McDermott International, Inc. Long-Term Incentive Plan (the “2014 LTIP”) to replace the 2009 McDermott International, Inc. Long-Term Incentive Plan (the “2009 LTIP”). On March 6, 2014, our Board of Directors adopted, subject to stockholder approval, the 2014 LTIP reserving 6,600,000 shares for issuance pursuant to awards thereunder. A total of 774,507 shares remain available for issuance under the 2009 LTIP as of March 7, 2014. The 2014 LTIP would also provide certain updates and governance-related enhancements as described below under “Vote to Approve the 2014 LTIP (Item 3).”

The proposed adoption of the 2014 LTIP will allow us to continue to fully utilize equity incentive compensation as a means of aligning the interests of participants with those of our stockholders and providing participants with further incentives for outstanding performance. As a result, we believe strongly that the adoption of the 2014 LTIP is important to our ability to recruit and retain executive officers, directors and key employees with outstanding ability and experience essential to our long-term growth and financial success.

Our Board of Directors recommends that stockholders vote “For” the approval of the 2014 LTIP.

Ratification of Appointment of Deloitte & Touche LLP as Auditors — Item 4

Our Board of Directors has ratified our Audit Committee’s appointment of Deloitte & Touche LLP as McDermott’s independent registered public accounting firm for the year ending December 31, 2014, and as a matter of good governance, we are seeking stockholder ratification of this appointment.

Our Board of Directors recommends that stockholders vote “For” the ratification of Deloitte & Touche LLP as McDermott’s independent registered public accounting firm for the year ending December 31, 2014.

Communicating with the Board of Directors

Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o McDermott International, Inc., Corporate Secretary’s Office, 757 N. Eldridge Pkwy., Houston, Texas 77079.

QUESTIONS AND ANSWERS ABOUT THE

ANNUAL MEETING OF STOCKHOLDERS AND VOTING

What is the purpose of these proxy materials?

As more fully described in the Notice, the Board of Directors of McDermott International, Inc. (“McDermott”) has made these materials available to you in connection with our 2014 Annual Meeting of Stockholders, which will take place on May 6, 2014 at 10:00 a.m., local time (the “Annual Meeting” or “Meeting”). We mailed the Notice to our stockholders beginning March 24, 2014, and our proxy materials were posted on the Web site referenced in the Notice on that same date.

McDermott, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2014 Annual Meeting of Stockholders. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares.

Who will pay for the cost of this proxy solicitation?

We will bear all expenses incurred in connection with this proxy solicitation, which we expect to conduct primarily by mail. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation for a fee that will not exceed $12,500, plus out-of-pocket expenses. In addition, our officers and regular employees may solicit your proxy by telephone, by facsimile transmission or in person, for which they will not be separately compensated. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the McDermott Thrift Plan and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you can instruct the trustee on how to vote your plan shares.

Who is entitled to vote at, and who may attend, the Annual Meeting?

Our Board of Directors selected March 7, 2014 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting. This means that if you owned McDermott common stock on the Record Date, you may vote your shares on the matters to be considered by our stockholders at the Annual Meeting.

There were 237,417,010 shares of our common stock outstanding on the Record Date. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.

Attendance at the meeting is limited to stockholders and beneficial owners as of the record date or duly appointed proxies. No guests will be admitted, except for guests invited by McDermott. Registration will begin at 9:00 a.m., and the meeting will begin promptly at 10:00 a.m. If your shares are held in “street name” through a broker, bank, trustee or other nominee, you are a beneficial owner, and beneficial owners will need to show proof of beneficial ownership, such as a copy of a brokerage account statement, reflecting stock ownership as of the record date in order to be admitted to the meeting. If you are a proxy holder for a stockholder, you will need to bring a validly executed proxy naming you as the proxy holder, together with proof of record ownership of the stockholder naming you as proxy holder. Please note that you may be asked to present valid photo identification, such as a valid driver’s license or passport, when you check in for registration. No cameras, recording equipment or other electronic devices will be allowed to be brought into the meeting room by stockholders or beneficial owners.

What is the difference between holding shares as a stockholder of record and as a beneficial owner through a brokerage account or other arrangement with a holder of record?

If your shares are registered in your name with McDermott’s transfer agent and registrar, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares. The Notice and the proxy materials have been provided or made available directly to you by McDermott.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” but not the holder of record of those shares, and the Notice and the proxy materials have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

How do I cast my vote?

Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or vote now by giving us your proxy. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials by following the instructions in the Notice. If you vote using either the telephone or the Internet, you will save us mailing expense.

By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan on attending the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

If you are the beneficial owner but not the holder of record, of shares, you should refer to the instructions provided by your broker or nominee for further information. The broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to matters for which they have discretionary authority under the applicable New York Stock Exchange (“NYSE”) rules. Neither the election of directors, the advisory vote to approve named executive officer compensation, nor the approval of the 2014 LTIP are considered routine matters. That means that brokers may not vote your shares with respect to those matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker.

If you received a printed version of these proxy materials, you should have received a voting instruction form from your broker or nominee that holds your shares. For shares of which you are the beneficial owner but not the holder of record, follow the instructions contained in the Notice or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

Why did I receive more than one Notice or proxy statement and proxy card or voting instruction form?

You may receive more than one Notice, proxy statement, proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares of common stock held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to each of your accounts in order to vote all your shares.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you may change your vote by written notice to our Corporate Secretary, by granting a new proxy before the Annual Meeting or by voting in person at the Annual Meeting. Unless you attend the meeting and vote your shares in person, you should change your vote before the meeting using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote.

If you are the beneficial owner, but not the holder of record, of shares, you should follow the instructions in the information provided by your broker or nominee to change your vote before the meeting. If you want to change your vote as to shares of which you are the beneficial owner by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker or other holder of record, you must instruct the broker or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker or other holder of record can include your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE.

With respect to this Annual Meeting, if you are a beneficial owner whose shares are held by a broker or other holder of record, your broker or other holder of record has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche LLP (“Deloitte”), even if it has not received voting instructions from you. However, such holder does not have discretionary authority to vote on the election of directors, the advisory vote to approve named executive officer compensation or to approve the 2014 LTIP without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on those matters.

What is the quorum for the Annual Meeting?

The Annual Meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the Record Date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Broker non-votes will be treated as present for the purpose of determining a quorum.

Which items will be voted on at the Annual Meeting?

At the Annual Meeting, we are asking you to vote on the following:

•

the election of John F. Bookout, III, Roger A. Brown, David Dickson, Stephen G. Hanks, Gary P. Luquette, William H. Schumann, III, Mary L. Shafer-Malicki and David A. Trice to our Board of Directors, each for a term of one year;

•	the advisory vote to approve named executive officer compensation;

•	the approval of the 2014 LTIP; and

•	the ratification of our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2014.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the telephone or Internet voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.

What are the Board’s voting recommendations?

For the reasons set forth in more detail later in this proxy statement, our Board recommends a vote:

•	FOR the election of each director nominee;

•	FOR the advisory vote to approve named executive officer compensation;

•	FOR the approval of the 2014 LTIP; and

•	FOR the ratification of our Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2014.

What are the voting requirements to elect the Directors and to approve each of the proposals discussed in this proxy statement?

Each proposal requires the affirmative vote of a majority of our outstanding shares present in person or represented by proxy at the meeting and entitled to vote and actually voting on the matter. Because abstentions and broker non-votes are not actual votes with respect to a proposal, they will have no effect on the outcome of the vote on any proposal.

Our Corporate Governance Guidelines provide that, in an uncontested election of directors, the Board expects any incumbent director nominee who does not receive a “FOR” vote by a majority of shares present in person or by proxy and entitled to vote and actually voting on the matter to promptly tender his or her resignation to the Governance Committee, subject to acceptance by our Board. The Governance Committee will then make a recommendation to the Board with respect to the director nominee’s resignation and the Board will consider the recommendation and take appropriate action within 120 days from the date of the certification of the election results.

What happens if I do not specify a choice for a proposal when returning a proxy or do not cast my vote?

You should specify your choice for each proposal on your proxy card or voting instruction form. Shares represented by proxies will be voted in accordance with the instructions given by the stockholders.

If you are a stockholder of record and your proxy card is signed and returned without voting instructions, it will be voted according to the recommendations of our Board. If you do not return your proxy card or cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

If you are the beneficial owner, but not the holder of record, of shares and fail to provide voting instructions, your broker or other holder of record is permitted to vote your shares on the ratification of Deloitte as our independent registered public accounting firm. However, absent instructions from you, your broker or other holder of record may not vote on the election of directors, the advisory vote to approve named executive officer compensation or the approval of the 2014 LTIP, and no votes will be cast on your behalf for those matters.

Is my vote confidential?

All voted proxies and ballots will be handled in a manner intended to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board of Directors;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to respond to your written comments on your proxy card.

ELECTION OF DIRECTORS

(ITEM 1)

Election Process. Our Articles of Incorporation provide that, at each annual meeting of stockholders, all directors shall be elected annually for a term expiring at the next succeeding annual meeting of stockholders or until their respective successors are duly elected and qualified. Accordingly, our Board has nominated the following persons for reelection as directors at this year’s Annual Meeting, for a term of one year: John F. Bookout, III, Roger A. Brown, Stephen G. Hanks, William H. Schumann, III, Mary L. Shafer-Malicki and David A. Trice. Additionally, our Board appointed Gary P. Luquette as a director on October 18, 2013 and David Dickson as a director on December 16, 2013, and has nominated each for election as a director at this year’s Annual Meeting, for a term of one year.

Our By-Laws provide that (1) a person shall not be nominated for election or reelection to our Board of Directors if such person shall have attained the age of 72 prior to the date of election or reelection, and (2) any director who attains the age of 72 during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of the age of 72. Accordingly, a director nominee may stand for election if he or she has not attained the age of 72 prior to the date of election or reelection. Pursuant to these By-Law requirements, D. Bradley McWilliams, our Chairman of the Board of Directors and the Chairman of our Finance Committee, will retire from our Board after eleven years of service, effective at this year’s Annual Meeting. In connection therewith, we expect to elect a new Chairman of the Board of Directors and Chairman of the Finance Committee.

Director Qualifications. Our Governance Committee has determined that a candidate for election to our Board of Directors must meet specific minimum qualifications. Each candidate should:

•	have a record of integrity and ethics in his/her personal and professional life;

•	have a record of professional accomplishment in his/her field;

•	be prepared to represent the best interests of our stockholders;

•	not have a material personal, financial or professional interest in any competitor of ours; and

•

be prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

In addition, the Governance Committee also considers it desirable that candidates contribute positively to the collaborative culture among Board members and possess professional and personal experiences and expertise relevant to our business and industry.

While McDermott does not have a specific policy addressing board diversity, the Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background and personal and professional experiences. The Governance Committee solicits ideas for possible candidates from a number of sources — including independent director candidate search firms, members of the Board and our senior level executives.

Director Nominations. Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our By-Laws. See “Stockholders’ Proposals” in this proxy statement and our By-Laws, which may be found on our Web site at www.mcdermott.com at “About Us — Leadership & Corporate Governance — Corporate Governance.”

The Governance Committee will consider candidates identified through the processes described above and will evaluate each of them, including incumbents, based on the same criteria. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from their experience on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

In 2013, our Governance Committee engaged Russell Reynolds Associates (“Russell Reynolds”), an independent director search firm, in order to assist in selecting director candidates. After review and consideration of prospective candidates identified by Russell Reynolds, Mr. Luquette was appointed to the Board on October 18, 2013 in consideration of his extensive experience in the oil and gas industry, knowledge of our customers and other qualifications.

2014 Nominees. In nominating individuals to become members of the Board of Directors, the Governance Committee considers the experience, qualifications and skills of each potential member. Each nominee brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. The Governance Committee and the Board of Directors considered the following information, including the specific experience, qualifications, attributes or skills, in concluding each individual was an appropriate nominee to serve as a member of our Board for the term commencing at this year’s Annual Meeting (ages are as of May 6, 2014).

Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board of Directors. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

Our Board recommends that stockholders vote “FOR” each of the following named nominees.

John F. Bookout, III	Director Since 2006

Finance Committee Member Governance Committee Member

Mr. Bookout, 60, has served as a Managing Director of Kohlberg Kravis Roberts & Co., a private equity firm, since March 2008. Previously, he served as Senior Advisor to First Reserve Corporation, a private equity firm specializing in the energy industry, from 2006 to March 2008. Until 2006, he was a director of McKinsey & Company, a global management consulting firm, which he joined in 1978. Mr. Bookout previously served as a director of Tesoro Corporation from 2006-2010. The Board of Directors is nominating Mr. Bookout in consideration of his:

•       global experience with the petroleum refining and marketing industry and oil and gas exploration and development industry;

•       expertise in private equity and finance; and

•       experience as a board member of public companies.

Roger A. Brown	Director Since 2005

Governance Committee Chairman Compensation Committee Member

From 2005 until his retirement in 2007, Mr. Brown, 69, was Vice President, Strategic Initiatives of Smith International, Inc., a supplier of goods and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets. Mr. Brown was President of Smith Technologies (a business unit of Smith International, Inc.) from 1998 until 2005. Mr. Brown has also served as a director of Ultra Petroleum Corp. since 2007 and Boart Longyear Limited since 2010. The Board of Directors is nominating Mr. Brown in consideration of his:

• executive leadership experience in the oil and gas exploration and production industry; • knowledge of corporate governance issues; and • experience as a board member of public companies.

David Dickson	Director Since 2013

President and Chief Executive Officer

Mr. Dickson, 46, has served as a member of our Board of Directors and as President and Chief Executive Officer since December 2013, prior to which he served as our Executive Vice President and Chief Operating Officer from October 2013. Mr. Dickson has over 23 years of offshore oilfield engineering and construction business experience, including 11 years of experience with Technip S.A. and its subsidiaries. From September 2008 to October 2013, he served as President of Technip U.S.A. Inc., with oversight responsibilities for all of Technip’s North American operations. In addition to being the President of Technip U.S.A. Inc., Mr. Dickson also had responsibility for certain operations in Latin America, including Mexico, Venezuela, Colombia and the Caribbean. Mr. Dickson also supported the Technip organization by managing key customer accounts with international oil companies based in the United States. The Board of Directors is nominating Mr. Dickson in consideration of his:

•       position as our President and Chief Executive Officer;

•       executive leadership experience in and significant knowledge of the offshore oilfield engineering and construction business; and

•       broad knowledge of the expectations of our core customers.

Stephen G. Hanks	Director Since 2009

Audit Committee Member Finance Committee Member

Mr. Hanks, 63, served in various roles over a 30-year career with Washington Group International, Inc. (and its predecessor, Morrison Knudsen Corporation), an integrated construction and management services company, and from 2000 through 2007 served as President, Chief Executive Officer and a member of its board of directors. Mr. Hanks has also served as a director of Lincoln Electric Holdings, Inc. since 2006 and as a director of The Babcock & Wilcox Company since 2010. The Board of Directors is nominating Mr. Hanks in consideration of his:

•       experience in executive leadership, including his position as the Chief Executive Officer of Washington Group;

•       background and knowledge in the areas of accounting, auditing and financial reporting, having previously served as a Chief Financial Officer;

•       experience in the engineering and construction industry; and

•       experience as a board member of public companies.

Gary P. Luquette	Director Since 2013

Compensation Committee Member Finance Committee Member

From 2006 until his retirement in September 2013, Mr. Luquette, 58, served as President, Chevron North America Exploration and Production, a unit of Chevron Corporation. Previously, he held key exploration and production positions with Chevron in Europe, California, Indonesia and Louisiana. Mr. Luquette currently serves as a director of Frank’s International N.V. since November 2013. The Board of Directors is nominating Mr. Luquette in consideration of his:

•       experience in the upstream energy and supporting infrastructure businesses;

•       knowledge of and experience with our core customers;

•       significant international experience, having executive or management experience in Europe and Asia Pacific; and

•       experience as a board member of public companies.

William H. Schumann, III	Director Since 2012

Audit Committee Member Governance Committee Member

From February 2007 until August 2012, Mr. Schumann, 63, served as Executive Vice President of FMC Technologies, Inc. (“FMC”), a global provider of technology solutions for the energy industry. Mr. Schumann previously served in the following capacities at FMC Technologies and its predecessor, FMC Corporation: Chief Financial Officer from 2001 until his retirement from that position in December 2011; Vice President, Corporate Development from 1998 to 1999; Vice President and General Manager, Agricultural Products Group from 1995 to 1998; Regional Director, North America Operations, Agricultural Products Group from 1993 to 1995; Executive Director of Corporate Development from 1991 to 1993, and other various management positions from the time he joined FMC in 1981. Mr. Schumann currently serves as Chairman of the Board of Avnet, Inc., which board he has served on since February 2010, on the board of directors of AMCOL International Corporation since August 2012 and on the board of directors of URS Corporation since March 2014. He also previously served on the board of directors of UAP Holding Corp. from 2005 to 2008. The Board of Directors is nominating Mr. Schumann in consideration of his:

•       executive leadership experience in the energy industry;

•       background and knowledge in the areas of accounting, auditing and financial reporting, having served as a Chief Financial Officer of a public company; and

•       experience as a board member of public companies, including as a chairman of a public company.

Mary L. Shafer-Malicki	Director Since 2011

Compensation Committee Chairman Finance Committee Member

From July 2007 until her retirement in March 2009, Ms. Shafer-Malicki, 53, was Senior Vice President and Chief Executive Officer of BP Angola, a subsidiary of BP p.l.c., an oil and natural gas exploration, production, refining and marketing company. Previously, Ms. Shafer-Malicki served as Chief Operating Officer of BP Angola from January 2006 to June 2007 and in various other international engineering and managerial positions with BP p.l.c. Ms. Shafer-Malicki has also served as a director of Ausenco Limited since January 2011 and John Wood Group PLC since June 2012. The Board of Directors is nominating Ms. Shafer-Malicki in consideration of her:

•       experience in the upstream energy and supporting infrastructure businesses;

•       knowledge of and experience with our core customers;

•       executive experience and business leadership skills, including operations, strategy, commercial, safety and supply chain management;

•       significant international experience, having executive or management experience in Europe, Asia Pacific and Africa; and

•       experience as a board member of public companies.

David A. Trice	Director Since 2009

Audit Committee Chairman Compensation Committee Member

From February 2000 until his retirement in May 2009, Mr. Trice, 66, was Chief Executive Officer of Newfield Exploration Company, an oil and natural gas exploration and production company, and served as Chairman of its board from September 2004 to May 2010. Mr. Trice has served as a director of New Jersey Resources Corporation since 2004 and QEP Resources, Inc. since 2011. Mr. Trice previously served as a director of Grant PrideCo, Inc. from 2003 to 2008 and Hornbeck Offshore Services, Inc. from 2002 to 2011. The Board of Directors is nominating Mr. Trice in consideration of his:

•       executive experience as a Chief Executive Officer of a public company;

•       experience in the oil and gas exploration and production business;

•       background and knowledge in the areas of accounting, auditing and financial reporting; and

•       experience as a board member of public companies, including as a chairman of a public company.

CORPORATE GOVERNANCE

We maintain a corporate governance section on our Web site which contains copies of our principal governance documents. The corporate governance section may be found at www.mcdermott.com under “About Us — Leadership & Corporate Governance — Corporate Governance” and “About Us — Leadership & Corporate Governance — Board Committees.” The corporate governance section contains the following documents:

By-Laws

Corporate Governance Guidelines

Code of Ethics for CEO and Senior Financial Officers

Board of Directors Conflicts of Interest Policies and Procedures

Audit Committee Charter

Compensation Committee Charter

Finance Committee Charter

Governance Committee Charter

In addition, our Code of Business Conduct may be found on our Web site at www.mcdermott.com at “About Us — Leadership & Corporate Governance.”

Director Independence

The New York Stock Exchange listing standards require our Board of Directors to be comprised of at least a majority of independent directors. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. To assist it in determining director independence, and as permitted by NYSE rules then in effect, the Board previously established categorical standards which conform to, or are more exacting than, the independence requirements in the NYSE listing standards. These standards are contained in our Corporate Governance Guidelines, which can be found on our Web site at www.mcdermott.com under “About Us — Leadership & Corporate Governance — Corporate Governance.”

Based on these independence standards, our Board of Directors has affirmatively determined that the following directors are independent and meet our categorical independence standards:

John F. Bookout, III	D. Bradley McWilliams
Roger A. Brown	William H. Schumann, III
Stephen G. Hanks	Mary L. Shafer-Malicki
Gary P. Luquette	David A. Trice

In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated, none of which were determined to constitute a material relationship with us. Messrs. Brown, Luquette, Schumann and Trice have no relationship with McDermott, except as a director and stockholder. Messrs. Bookout and Hanks and Ms. Shafer-Malicki are directors of entities with which we transact business in the ordinary course. Mr. Bookout is Managing Director for a private equity firm which has invested in entities with which we transact business in the ordinary course. Messrs. Hanks and McWilliams are directors of The Babcock & Wilcox Company (“B&W”), which pursuant to the transition services agreements entered into by McDermott and B&W prior to the spin-off of B&W (the “Spin-off”), McDermott has transacted with following the Spin-off. Our Board also considered contributions by us to charitable organizations with which the directors were associated, including one in 2013 to a charitable organization for which Mr. McWilliams serves as a director. No director is related to any executive or significant stockholder of McDermott, nor is any director, with the exception of Mr. Dickson, a current or former employee of McDermott.

Executive Sessions

Our independent directors meet in executive session without management on a regular basis. Currently, Mr. D. Bradley McWilliams, our Chairman of the Board of Directors, serves as the presiding director for those executive sessions.

Communications with the Board

Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o McDermott International, Inc., Corporate Secretary’s Office, 757 N. Eldridge Pkwy., Houston, Texas 77079. Information regarding this process is posted on our Web site at www.mcdermott.com under “About Us — Leadership & Corporate Governance — Independent Director Access Information.”

Board of Directors and Its Committees

Our Board met twelve (12) times during 2013. All directors attended 75% or more of the meetings of the Board and of the committees on which they served during 2013. In addition, as reflected in our Corporate Governance Guidelines, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All directors then serving on the Board attended our 2013 Annual Meeting.

Board Leadership Structure. Mr. McWilliams has served as Chairman of the Board since Mr. Stephen M. Johnson, our former President and Chief Executive Officer, retired from that position and as a member of our Board of Directors on December 31, 2013. Our Board believes that this is an appropriate structure for McDermott at this time, as it allows Mr. Dickson, who was appointed President and Chief Executive Officer on December 16, 2013, to set our strategic direction and manage our day-to-day operations and performance, while Mr. McWilliams is able to set the Board’s agendas and lead the Board meetings.

Board Committees. Our Board currently has, and appoints the members of, standing Audit, Compensation, Finance and Governance Committees. Each of those committees is comprised entirely of independent nonemployee directors and has a written charter approved by the Board. The current charter for each standing Board committee is posted on our Web site at www.mcdermott.com under “About Us — Leadership & Corporate Governance — Board Committees.” Attendance at committee meetings is open to every director, regardless of whether he or she is a member of the committee. The following table shows the current membership, the principal functions and the number of meetings held in 2013 for each committee:

Committee	Principal Functions and Additional Information

AUDIT Committee Members: Mr. Trice (Chair) Mr. Hanks Mr. McWilliams Mr. Schumann 4 Meetings Held in 2013

•    Monitors our financial reporting process and internal control system.

•    Oversees the integrity of our financial statements.

•    Monitors our compliance with legal and regulatory financial requirements, including our compliance with the applicable reporting requirements established by the Securities and Exchange Commission (the “SEC”).

•    Evaluates the independence, qualifications, performance and compensation of our independent registered public accounting firm.

•    Oversees the performance of our internal audit function.

•    Oversees certain aspects of our Compliance and Ethics Program relating to financial matters, books and records and accounting and as required by applicable statutes, rules and regulations.

•    Provides an open avenue of communication among our independent registered public accounting firm, financial and senior management, the internal audit department and the Board.

Our Board has determined that Messrs. Trice, Hanks, McWilliams and Schumann each qualify as an “audit committee financial expert” within the definition established by the SEC. For more information on the backgrounds of those directors, see their biographical information under “Election of Directors” above.

COMPENSATION Committee Members: Ms. Shafer-Malicki (Chair) Mr. Brown Mr. Luquette Mr. Trice 10 Meetings Held in 2013

•    Evaluates our officer and director compensation plans, policies and programs and our employee benefit plans.

•    Approves and/or recommends to the Board for approval such officer and director compensation plans, policies and programs.

•    Oversees our disclosures relating to compensation plans, policies and programs, including overseeing the preparation of the Compensation Discussion and Analysis included in this proxy statement.

•    Acts in its sole discretion to retain or terminate any compensation consultant to be used to assist the Compensation Committee in the discharge of its responsibilities. For additional information on the role of compensation consultants, please see “Compensation Discussion and Analysis — Role of Compensation Committee, Compensation Consultant and Management” below.

•    For 2013, the Compensation Committee authorized our Chief Executive Officer, in consultation with his direct reports, to establish individual goals under our Executive Incentive Compensation Plan (“EICP”) for our other executive officers who participate in the EICP. All payments under the EICP are subject to Compensation Committee approval.

•    Under the 2009 LTIP, the Compensation Committee may delegate some of its duties to our Chief Executive Officer or other senior officers.

•    Under the McDermott International, Inc. Director and Executive Deferred Compensation Plan, which we refer to as the “DCP,” the Compensation Committee may delegate any of its powers or responsibilities to one or more members of the Committee or any other person or entity.

FINANCE Committee Members: Mr. McWilliams (Chair) Mr. Bookout Mr. Hanks Mr. Luquette Ms. Shafer-Malicki 6 Meetings Held in 2013

•    Reviews and oversees financial policies and strategies, mergers and acquisitions, financings, liabilities, investment performance of our pension plans and our capital structure.

•    Recommends any change in dividend policies or stock repurchase programs.

•    Oversees capital expenditures and capital allocation strategies.

•    Oversees our tax structure and monitors any developments relating to changes in tax legislation.

•    Generally has responsibility over such matters up to $50 million, and for activities involving amounts over $50 million, reviews each such activity and makes a recommendation to the Board.

GOVERNANCE Committee Members: Mr. Brown (Chair) Mr. Bookout Mr. Schumann 6 Meetings Held in 2013

•    Reviews and assesses the succession plan for the Chief Executive Officer and other members of executive management and reviews such plan with the Board periodically, and at least on an annual basis.

•    Identifies individuals qualified to become Board members and recommends to the Board each year the director nominees for the next annual meeting of stockholders.

•    Develops, reviews and recommends to the Board any changes to our Corporate Governance Guidelines the Governance Committee deems appropriate.

•    Leads the Board in its annual review of the Board’s performance and, in conjunction with the Compensation Committee, oversees the annual evaluation of our Chief Executive Officer.

•    Recommends to the Board the directors to serve on each Board committee.

•    Recommends to the Board the compensation of nonemployee directors.

•    Serves as the primary committee overseeing our Compliance and Ethics Program, excluding certain oversight responsibilities assigned to the Audit Committee.

•    Oversees our director and officer insurance program.

The Board’s Role in Risk Oversight

As part of its oversight function, the Board is actively involved in overseeing risk management through our Enterprise Risk Management (“ERM”) program. Our Chief Risk Officer administers our ERM program and presents to senior management and the Board on matters relating to risk management on at least an annual basis. In connection with the ERM program, the Board exercises its oversight responsibility with respect to key external, strategic, operational and financial risks and discusses the effectiveness of current efforts to mitigate certain focus risks as identified by senior management and the Board through anonymous risk surveys.

Board Committees. Although the Board is ultimately responsible for risk oversight, the Board is assisted in discharging its risk oversight responsibility by the Audit, Compensation, Finance and Governance Committees. Each committee oversees management of risks, including, but not limited to, the areas of risk summarized below, and periodically reports to the Board on those areas of risk:

Committee	Risk Oversight
Audit	• Oversees management of risks related to our financial statements and the financial reporting process

Compensation	• Oversees management of risks related to our compensation policies and practices applicable to executives as well as employees generally, employee benefit plans and the administration of equity plans

Finance	• Oversees management of risks with respect to our policies and processes regarding capital structure, capital expenditures, financing and mergers and acquisitions

Governance

•    Oversees management of risks related to the review and recommendation of Board member  candidates, the annual evaluation of the performance of the Board and its members, review of  compensation for our nonemployee directors, succession planning for the Chief Executive  Officer and other members of executive management, our Compliance and Ethics Program  (excluding responsibilities assigned to the Audit Committee) and director and officer insurance  coverage

At their respective November 2013 meetings, each committee undertook an in-depth assessment of those areas of risk oversight that were delegated to it and provided a report to the Board. Also, at its November 2013 meeting, the Board received an ERM report from the Chief Risk Officer and performed an assessment and review of the risks described in that report that were not delegated to the committees.

Compensation Policies and Practices and Risk

The Compensation Committee has concluded that risks arising from McDermott’s compensation policies and practices for McDermott employees are not reasonably likely to have a materially adverse effect on McDermott. In reaching this conclusion, the Compensation Committee considered the policies and practices in the following paragraph.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs motivate and retain our executive officers while allowing for appropriate levels of business risk through some of the following features:

•

Reasonable Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of executive officer employees provides a reasonable and appropriate mix of cash and equity, annual and longer-term incentives and performance metrics.

•

Emphasis on Long-Term Incentive Compensation Over Annual Incentive Compensation — Long-term incentive compensation typically makes up a larger percentage of an executive officer’s total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of our employees with those of stockholders. In addition, tying a significant portion of an employee’s total direct compensation to long-term incentives (which typically vest over a period of three or more years) helps to promote longer-term perspectives regarding our company’s performance.

•	Clawback Policy — The Compensation Committee has adopted a policy that allows McDermott to recover, under certain circumstances, compensation paid to executive officers.

•

Long-Term Incentive Compensation Subject to Forfeiture — The Compensation Committee may terminate any outstanding stock award if the recipient, while employed by McDermott or performing services on behalf of McDermott under any consulting agreement: (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony; or (2) engages in conduct that adversely affects or, in the sole judgment of the Compensation Committee, may reasonably be expected to adversely affect, the business reputation or economic interests of our company.

•

Annual Incentive Compensation Subject to Threshold Performance and Linear and Capped Payouts — The Compensation Committee establishes financial performance goals which are generally used to plot a linear payout formula for annual incentive compensation, eliminating payout “cliffs” between the established performance goals. Threshold levels of performance required to earn short-term incentives are tied to achievement of financial results that correlate to our operating income. The maximum payout for the annual incentive compensation is capped at 200% of target.

•

Use of Multiple Performance Metrics — Utilizing diversified performance measures helps prevent compensation opportunities from being overly weighted toward the performance result of a single measure. In recent years our primary financial performance metric has been operating income. Compared to other financial metrics, operating income is a measure of the profitability of our business which helps drive accountability at our operating segments, thereby reducing risks related to incentive compensation by putting the focus on quality of revenues, not quantity. Additionally, commencing in 2011, the Compensation Committee utilized relative total shareholder return and return on invested capital as additional performance measures.

•

Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines, which also help promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders. In 2010, we increased the stock ownership requirements for our executive officers and nonemployee directors to further emphasize this alignment of interests.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent in accordance with NYSE listing standards. No member of the Compensation Committee (1) was, during the year ended December 31, 2013, or had previously been, an officer or employee of McDermott or any of its subsidiaries, or (2) had any material interest in a transaction of McDermott or a business relationship with, or any indebtedness to, McDermott. No interlocking relationship existed during the year ended December 31, 2013 between any member of the Board of Directors or the Compensation Committee and an executive officer of McDermott.

COMPENSATION OF DIRECTORS

Under our 2013 nonemployee director compensation program, which was generally consistent with our nonemployee director compensation programs for 2011 and 2012, cash compensation for nonemployee directors consisted of retainers (paid monthly and prorated for partial terms) and meeting fees as follows:

•	annual Board member retainer: $75,000;

•	additional retainer for the chair of each of the Audit Committee and Compensation Committee: $20,000;

•	additional retainer for the chair of each of the Finance Committee and Governance Committee: $10,000;

•	additional retainer for the Lead Director: $20,000; and

•

meeting fees of $2,500 for each meeting of the Board or a Committee (of which the nonemployee director is a member) attended, in person or by telephone, in excess of the eighth Board or Committee meeting per calendar year.

The table below summarizes the compensation earned by or paid to our nonemployee directors during the year ended December 31, 2013. Mr. Gary P. Luquette was appointed to our Board effective October 18, 2013.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
John F. Bookout, III	$82,500	$119,999	$202,499
Roger A. Brown	$100,000	$119,999	$219,999
Stephen G. Hanks	$87,500	$119,999	$207,499
Gary P. Luquette	$15,218	$66,078	$81,296
D. Bradley McWilliams	$115,000	$119,999	$234,999
William H. Schumann, III	$85,000	$119,999	$204,999
Mary L. Shafer-Malicki	$112,500	$119,999	$232,499
David A. Trice	$110,000	$119,999	$229,999

(1)

Under our 2013 director compensation program, equity compensation for nonemployee directors generally consisted of a discretionary annual stock grant. On May 13, 2013, each of the nonemployee directors then serving as a director received a grant of 13,001 shares of restricted stock valued at $119,999. Because Mr. Luquette was not appointed to our Board until October 18, 2013, he received a grant of 8,683 shares of restricted stock on October 18, 2013 valued at $66,078, following his appointment to our Board, which reflected his partial-year service.

The amounts reported represent the aggregate grant date fair value of the restricted stock computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, using the closing market price of McDermott common stock on the date of grant ($9.23 on May 13, 2013 and $7.61 on October 18, 2013). Under the terms of each award, the restricted stock vested immediately on the grant date and immediately became unrestricted shares of McDermott common stock.

As of December 31, 2013, nonemployee directors had aggregate outstanding stock option awards as follows: Mr. Bookout — stock options to purchase 6,105 shares; Mr. Brown — stock options to purchase 38,085 shares; and Mr. McWilliams — stock options to purchase 900 shares. All of such stock options were fully vested.

EXECUTIVE OFFICER PROFILES

The profiles below and on the following pages provide summary information regarding the experience and 2013 compensation of our Chief Executive Officer, Chief Financial Officer and two of our three other most highly compensated executive officers, who were employed by McDermott as of December 31, 2013, whom we refer to as our “Continuing Named Executives” or “Continuing NEOs”. The Continuing Named Executive profiles provide biographical information, including age and tenure with McDermott as of May 6, 2014, and summarize the compensation disclosures that are provided in the Compensation Discussion and Analysis (“CD&A”) and executive compensation tables in this proxy statement. These profiles are supplemental, and are being provided in addition to, and not in substitution for, the detailed compensation tables required by the SEC that follow the CD&A. Please consult the more detailed compensation tables and the accompanying footnotes following the CD&A for an explanation of how the compensation information is calculated. See the following pages for profiles of:

•	David Dickson, our President and Chief Executive Officer;

•	Perry L. Elders, our Senior Vice President and Chief Financial Officer;

•	Scott V. Cummins, our Executive Vice President, Offshore; and

•	Liane K. Hinrichs, our Senior Vice President, General Counsel and Corporate Secretary.

We have included below biographical information, including age as of May 6, 2014, for Messrs. Gary L. Carlson, our Senior Vice President and Chief Administration Officer, and Tony Duncan, our Executive Vice President, Subsea, who are also executive officers but are not NEOs under applicable SEC rules.

Gary L. Carlson, 59, has served as our Senior Vice President and Chief Administration Officer since February 2012. Previously, he served as: Senior Vice President, Chief Human Resources Officer from May 2011 to February 2012; Senior Vice President, Human Resources from July 2010 to May 2011; Senior Vice President, Human Resources and Organization Development for our subsidiary J. Ray McDermott, S.A. from March 2010 to July 2010; Senior Vice President, Human Resources of MWH Global, Inc., an energy and environmental engineering, construction and water resource management firm, from 2008 to 2010; and Vice President, Human Resources of KBR, Inc., an engineering, construction and services company, from 2004 to 2008.

Tony Duncan, 53, has served as our Executive Vice President, Subsea, since March 2014. Previously, he served as our Vice President and General Manager, Subsea, from April 2013 to March 2014, with responsibility for the Atlantic segment of McDermott’s business from January 2014 to March 2014; Vice President, Supply Chain Management of Subsea 7, S.A., a global subsea engineering, construction and services company, from March 2011 to March 2013; Regional Vice President — Gulf of Mexico of Acergy, S.A., an international subsea engineering construction and services company which merged with Subsea 7, Inc. in January 2011, from February 2006 to March 2011; and Vice President, SURF — Gulf of Mexico of Technip, S.A., from September 2001 to February 2006.

The Continuing Named Executives and Mr. Stephen M. Johnson, our former President and Chief Executive Officer (who retired in December 2013), Mr. John T. McCormack, our former Executive Vice President and Chief Operating Officer (who retired in October 2013), and Mr. Stewart A. Mitchell, our former Senior Vice President and General Manager, Middle East & Atlantic (who resigned in January 2014), are collectively referred to as our “Named Executives” or “NEOs.” Information relating to Messrs. Johnson, McCormack and Mitchell is provided in the CD&A and the compensation-related tables included in this proxy statement.

DAVID DICKSON

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Age: 46

Tenure with McDermott: 6 months

Mr. Dickson, 46, has served as a member of our Board of Directors and as President and Chief Executive Officer since December 2013, prior to which he served as our Executive Vice President and Chief Operating Officer from October 2013. Mr. Dickson has over 23 years of offshore oilfield engineering and construction business experience, including 11 years of experience with Technip S.A. and its subsidiaries. From September 2008 to October 2013, he served as President of Technip U.S.A. Inc., with oversight responsibilities for all of Technip’s North American operations. In addition to being the President of Technip U.S.A. Inc., Mr. Dickson also had responsibility for certain operations in Latin America, including Mexico, Venezuela, Colombia and the Caribbean. Mr. Dickson also supported the Technip organization by managing key customer accounts with international oil companies based in the United States.

2013 COMPENSATION

Annual Base Salary
Base Salary Earned(1)		$144,618

Cash Signing Bonus(2)
Cash Signing Bonus		$480,000

Long-Term Incentive Compensation(2)
Restricted Stock Award		$3,799,998

Other Compensation
Deferred Compensation Plan Contribution	$	N/A
Thrift Match		$0
Service-Based Thrift Contribution		$4,339
Tax Payments		$0
Perquisites		$0

EQUITY AWARDED IN 2013

October 31, 2013	Restricted Stock Award	537,482 shares

(1)	Base salary earned reflects partial year compensation for the period October 31, 2013 through December 31, 2013.
(2)

Mr. Dickson received a cash signing bonus and a one-time award of restricted stock to compensate him for benefits from his former employer that he forfeited. The restricted stock award is reflected using the grant date fair value of the award.

PERRY L. ELDERS

SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Age: 52

Tenure with McDermott: 4 years

Mr. Elders has served as our Senior Vice President and Chief Financial Officer since July 2010, and served in that capacity at our subsidiary J. Ray McDermott, S.A. from April 2010 to July 2010. Previously, he served as: Executive Vice President and Chief Financial Officer from February 2006 to April 2009, and Senior Financial Advisor from November 2005 to February 2006, of Bristow Group, Inc., a worldwide provider of helicopter services; Director, Financial Consulting of Sirius Solutions, an independent business consulting firm, from July 2005 to February 2006; and Vice President and Chief Accounting Officer of Vetco International, Ltd., a provider of upstream oil and gas production facilities, process systems, technology and products, from August 2004 to May 2005. Mr. Elders spent 20 years (1983-2003) in public accounting firms where he became an audit partner specializing in multi-national energy service companies. Mr. Elders is a Certified Public Accountant.

2013 COMPENSATION

Annual Base Salary
Base Salary Earned	$511,250

Annual Incentive Compensation
Executive Incentive Compensation Plan	$0

Long-Term Incentive Compensation(1)
Restricted Stock Units	$274,974
Stock Options	$274,995
Performance Shares	$549,992

Other Compensation
Deferred Compensation Plan Contribution	$24,687
Thrift Match	$7,650
Service-Based Thrift Contribution	$7,650
Tax Payments	$0
Perquisites	$20,000

EQUITY AWARDED IN 2013

March 5, 2013	Restricted Stock Units	26,188	units
March 5, 2013	Stock Options	56,700	shares
March 5, 2013	Performance Shares	51,935	shares

(1)	Each equity grant is disclosed at the grant date fair value of the award.

SCOTT V. CUMMINS

EXECUTIVE VICE PRESIDENT, OFFSHORE

Age: 51

Tenure with McDermott: 28 years

Mr. Cummins has served as our Executive Vice President Offshore since March 2014. Previously, he served as: our Senior Vice President and General Manager, Asia Pacific & Middle East from January 2014 to February 2014; our Senior Vice President and General Manager, Asia Pacific from May 2013 to January 2014; Senior Vice President and General Manager, Asia Pacific, McDermott International Management, Inc. (“MIMI”) from February 2012 to May 2013; Senior Vice President and General Manager, Asia Pacific from November 2011 to February 2012; Vice President and General Manager, Asia Pacific, from July 2010 to November 2011; and Vice President and General Manager, Asia Pacific, of our subsidiary J. Ray McDermott, S.A. (“JRM”) from April 2008 to July 2010. Mr. Cummins joined McDermott in June 1986, and his earlier positions with McDermott include positions in sales and marketing, business development, marine, fabrication and project operations roles.

2013 COMPENSATION

Annual Base Salary
Base Salary Earned(1)		$320,924

Annual Incentive Compensation
Executive Incentive Compensation Plan		$0

Long-Term Incentive Compensation(2)
Restricted Stock Units		$749,984
Stock Options		$249,998
Performance Shares		$499,996

Pension Plan(3)
Annual Change in Present Value of Pension Benefit(3)		$(80,000)

Other Compensation
Deferred Compensation Plan Contribution		$18,750
Thrift Match	$	N/A
Service-Based Thrift Contribution	$	N/A
Tax Payments(4)		$209,826
Expatriate Benefits(5)		$477,284
Perquisites(1)		$12,080

EQUITY AWARDED IN 2013

March 5, 2013	Restricted Stock Units	23,808	units
March 5, 2013	Retention Restricted Stock Units	47,619	units
March 5, 2013	Stock Options	51,546	shares
March 5, 2013	Performance Shares	47,214	shares

(1)

As an expatriate employee, Mr. Cummins receives expatriate benefits generally consistent with other expatriate employees. While the Compensation Committee set Mr. Cummins’ annual base salary at $450,000, his base salary earned and perquisite allowance reflect amounts received by Mr. Cummins after deductions were taken under McDermott’s tax equalization program applicable to expatriate employees.

(2)	Each equity grant is disclosed at the grant date fair value of the award.
(3)

The actuarial present value of Mr. Cummins’ pension benefit decreased from December 31, 2012 to December 31, 2013 as a result of a change in assumptions used in computing the present values in each year, namely an increase in the discount rate from 4% to 4.8%.

(4)	Under McDermott’s tax equalization program, we expect to pay approximately $209,826 in Singapore taxes for Mr. Cummins with respect to 2013.
(5)

Expatriate benefits for Mr. Cummins consist of an expatriate premium, hardship premium, commodities and service allowance, housing and utilities allowance, limited vacation airfare, education allowance for an employee’s dependent children and car lease.

LIANE K. HINRICHS

SENIOR VICE PRESIDENT,

GENERAL COUNSEL AND CORPORATE SECRETARY

Age: 56

Tenure with McDermott: 15 years

Ms. Hinrichs has been our Senior Vice President, General Counsel and Corporate Secretary since October 2008. Previously, she served as our: Vice President, General Counsel and Corporate Secretary from January 2007 to September 2008; Corporate Secretary and Associate General Counsel, Corporate Compliance and Transactions from January 2006 to December 2006; Associate General Counsel, Corporate Compliance and Transactions, and Deputy Corporate Secretary from June 2004 to December 2005; Assistant General Counsel, Corporate Secretary and Transactions from October 2001 to May 2004; and Senior Counsel from May 1999 to September 2001. Prior to joining McDermott in 1999, she was a partner in a New Orleans law firm.

2013 COMPENSATION

Annual Base Salary
Base Salary Earned	$472,062

Annual Incentive Compensation
Executive Incentive Compensation Plan	$0

Long-Term Incentive Compensation(1)
Restricted Stock Units	$774,974
Stock Options	$274,995
Performance Shares	$549,992

Pension Plan
Annual Change in Present Value of Pension Benefit(2)	$(59,630)

Other Compensation
Deferred Compensation Plan Contribution	$22,437
Thrift Match	$6,911
Service-Based Thrift Contribution	$7,650
Tax Payments	$0
Perquisites	$20,000

EQUITY AWARDED IN 2013

March 5, 2013	Restricted Stock Units	26,188	units
March 5, 2013	Retention Restricted Stock Units	47,619	units
March 5, 2013	Stock Options	56,700	shares
March 5, 2013	Performance Shares	51,935	shares

(1)	Each equity grant is disclosed at the grant date fair value of the award.
(2)

The actuarial present value of Ms. Hinrichs’ pension benefit decreased from December 31, 2012 to December 31, 2013 as a result of a change in assumptions used in computing the present values in each year, namely an increase in the discount rate from 4% to 4.8%.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relevant to understanding the 2013 compensation of our executive officers and former executive officers identified in the Summary Compensation Table, whom we refer to as our NEOs. The following discussion also contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Summary

McDermott’s compensation programs are designed to develop, attract, retain and motivate qualified employees to create, expand and execute sound business opportunities for our company. The Compensation Committee is committed to targeting reasonable and competitive total direct compensation for our NEOs, with a significant portion of that compensation being performance-based.

2013 Compensation Program. Reflecting the Compensation Committee’s philosophy, compensation arrangements in 2013 provided for:

•	Three elements of target total direct compensation — annual base salary, annual incentive and long-term incentives;

•	NEO target total direct compensation, on average, being comprised 64% of performance-based compensation (excluding Mr. Dickson, who joined McDermott on October 31, 2013);

•	NEO annual incentives being comprised 100% of performance-based compensation (excluding Mr. Dickson); and

•	NEO target long-term incentive, or LTI, compensation being comprised 75% of performance-based compensation (excluding Mr. Dickson).

As in prior years, the Compensation Committee continued to believe that a significant portion of a NEO’s compensation should be performance-based, designed for the purpose of aligning the interests of our NEOs with those of stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value. Performance-based compensation for 2013 reflected a balance between the goals of driving operational performance and pursuing long-term stock appreciation. With these goals in mind, in 2013 we continued to utilize the approach of tying annual incentives to operating income, and we granted stock options and performance shares as components of long-term incentives, in addition to restricted stock units.

For the 2013 annual incentive compensation under our Executive Incentive Compensation Plan, or the EICP, the Compensation Committee established target compensation such that 100% of the 2013 target award opportunity was attributable to financial performance goals, specifically our consolidated operating income, subject to adjustment based upon a participant’s individual performance. For the 2013 performance shares, the Compensation Committee revised the performance metrics to utilize return on invested capital, or ROIC, in addition to relative total shareholder return. The performance shares may vest at the end of a three-year performance period based on the attainment of ROIC goals, with the number of shares vesting then based on McDermott’s total shareholder return relative to the average of the Proxy Peer Group total shareholder return.

By using these performance metrics for the 2013 compensation program, the Compensation Committee intended that our compensation practices would contribute to the creation of stockholder value without encouraging executives to take unnecessary and excessive risks to earn compensation.

2013 Significant Events. Significant events in 2013 included the following:

Strategic Growth Plan Actions.

•

The acquisition in March 2013 of Deepsea Group Limited, a United Kingdom-based company that provides subsea and other engineering services to international energy companies, significantly expanding our subsea expertise.

•	The formation of our subsea division for business development, bidding and project execution and increased oversight responsibility for subsea assets.

•

The restructuring of our Atlantic operations involving, among other things, reductions of management, administrative, fabrication and engineering personnel, and a plan to discontinue utilization of the Morgan City fabrication facility.

Executive Changes. During the fourth quarter of 2013, Mr. David Dickson was appointed as McDermott’s President and Chief Executive Officer and became a member of the Board of Directors, following the retirements of Mr. Stephen M. Johnson, McDermott’s former Chairman of the Board, President and Chief Executive Officer and Mr. John T. McCormack, McDermott’s former Executive Vice President and Chief Operating Officer;

2013 Metrics. Although McDermott had revenues for the year ended December 31, 2013 of $2.7 billion and year-end backlog of $4.8 billion, our company recognized an operating loss in 2013.

Realizable Value of Performance-Based Awards.

In accordance with our Compensation Committee’s philosophy and program, these financial results provided for:

•	No NEO annual bonus awards being earned with respect to 2013.

•	NEO stock options granted in 2011, 2012 and 2013 having no realizable value as of December 31, 2013.

•	NEO performance shares granted in 2011, 2012 and 2013 having no realizable value as of December 31, 2013.

The following table summarizes the 2013 performance-based compensation opportunities, as compared to the realizable value of such opportunities as of December 31, 2013, for each of our NEOs, excluding Mr. Dickson:

2013 Performance-Based Compensation Opportunity vs.

Realizable Value as of December 31, 2013

(1)	Opportunity Values for EICP are disclosed at the NEOs’ target EICP award.
(2)	Opportunity Values for performance shares and stock options are disclosed at the grant date fair value of the respective awards.
(3)

The 2013 realizable values shown above are measured as of December 31, 2013. The value of performance share awards shown above is based on the estimated payout as a percent of target, or 0% of the performance shares granted in 2013, multiplied by the closing price of our common stock as reported on the NYSE as of December 31, 2013 ($9.16). The number of the performance shares granted in 2013 that ultimately vest, if any, will be determined by reference to performance goals over a three-year period. See “Long-Term Incentives.” The vesting of any of these performance shares would impact the future realizable value of these performance share awards. In addition, an increase in our stock price compared to our stock price at December 31, 2013 may impact the future realizable value of the stock option awards granted in 2013.

Executive Compensation Policies and Practices. Below we highlight certain of our executive compensation and governance policies and practices, including both those which we utilize to drive performance and those which we prohibit because we do not believe they would serve our stockholders’ long-term interests:

Our Policies and Practices Include

☑

Performance-Based Pay — We structure our compensation program to align the interests of officers, including our NEOs, with the interests of our stockholders, and therefore, the majority of target total direct compensation is tied to performance. Performance-based compensation accounts for over 64% of target total direct compensation, on average, for the NEOs (excluding Mr. Dickson), and for over 68% of target total direct compensation for Mr. Johnson.

☑	Tally Sheets — We review tally sheets, reflecting historical compensation amounts, for our NEOs prior to making annual executive compensation decisions.

☑

Double Trigger Change-in-Control Agreements — Our change-in-control agreements contain a “double trigger,” that is, they provide benefits only upon an involuntary termination or constructive termination of the executive officer within one year following a change in control.

☑

Meaningful Stock Ownership Guidelines — All of our NEOs and directors are subject to stock ownership guidelines that require the retention of a dollar value of McDermott stock based on a multiple of their respective base salaries or annual retainers.

☑	Modest Perquisite Allowance — In 2013, we provided a modest perquisite allowance to certain officers, including the NEOs (with the exception of Mr. Dickson, who joined McDermott in October 2013).

☑

Annual Review of Share Utilization — We evaluate share utilization levels annually by reviewing overhang levels (the dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate stock awarded as a percentage of total outstanding shares).

☑	Risk Assessment — Our compensation consultant assists the Compensation Committee in conducting an annual risk assessment of our compensation programs.

☑	Clawback Policy — We have a clawback policy that allows McDermott to recover, under certain circumstances, compensation paid to executive officers.

Our Policies and Practices Prohibit
☒ Repricing of underwater stock options. ☒ Excise tax gross-ups under our change-in-control agreements. ☒ Derivatives trading or hedging transactions.

How We Make Compensation Decisions

Compensation Committee. The Compensation Committee has primary responsibility for determining and approving, on an annual basis, the compensation of our CEO and other executive officers. The Compensation Committee receives information and advice from its compensation consultant as well as from our human resources department and management to assist in compensation determinations.

Compensation Consultant. Pay Governance LLC, or “Pay Governance,” has been engaged by our Compensation Committee to serve as its consultant on executive and director compensation matters since November 2010. Pay Governance provides advice and analysis to the Compensation Committee on the design, structure and level of executive and director compensation, and, when requested by the Compensation Committee, attends meetings of the Compensation Committee and participates in executive sessions without members of management present. Pay Governance reports directly to the Compensation Committee, and the Compensation Committee reviews, on an annual basis, Pay Governance’s performance and provides Pay Governance with direct feedback on its performance. When requested by the Governance Committee, Pay Governance attends meetings of the Governance Committee with respect to nonemployee director compensation.

During 2013, Pay Governance did not perform any services for McDermott other than as described above. In January 2014, our Compensation Committee assessed whether the work performed by Pay Governance during 2013 raised any conflict of interest, and determined that Pay Governance’s work performed for the Compensation Committee raised no conflict of interest.

Role of CEO and Management. While the Compensation Committee has the responsibility to approve and monitor all compensation for our executive officers, management plays an important role in determining executive compensation. Management, at the request of the Compensation Committee, recommends financial goals and works with Pay Governance to analyze competitive market data and to recommend compensation levels for our executive officers other than the CEO. Our Chief Executive Officer likewise assists the Compensation Committee by providing his evaluation of the performance of our other executive officers and recommending compensation for those officers, including via adjustments to their annual incentive compensation for 2013 based on individual performance.

Compensation Philosophy

McDermott’s compensation programs are designed to develop, attract, retain and motivate qualified employees to create, expand and execute sound business opportunities for our company. The Compensation Committee is committed to targeting reasonable and competitive total direct compensation for our NEOs, with a significant portion of that compensation being performance-based. Our compensation programs provide competitive opportunities, but achievement of most of those opportunities depends on the attainment of performance goals and/or stock price performance. The Compensation Committee (assisted by its compensation consultant and with the participation of management) has designed and administered compensation programs aligned with this philosophy. These programs generally seek to provide compensation that:

•	incentivizes and rewards short- and long-term performance, continuity of service and individual contributions; and

•	promotes the retention of well-qualified executives, while aligning the interests of our executives with those of our stockholders.

Impact of 2013 Say-on-Pay Vote on Executive Compensation

At our 2013 Annual Meeting of Stockholders, over 96% of the votes cast were voted in favor of the advisory vote to approve NEO compensation. The Compensation Committee considered this result, and believes this affirms our stockholders’ support of the Compensation Committee’s decisions and our existing executive compensation programs. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions for the NEOs. The Compensation Committee expects to continue to hold the advisory vote to approve NEO compensation every year.

Defining Market Range Compensation — Benchmarking

To identify median compensation for each element of total direct compensation, the Compensation Committee relies on “benchmarking.” This involves reviewing the compensation of our NEOs relative to the compensation paid to similarly situated executives at companies we consider our peers. As a result, the annual base salary, target annual incentive compensation and target LTI compensation for each of the NEOs is benchmarked. However, the specific performance metrics and performance levels used within elements of annual and long-term compensation are designed for the principal purpose of supporting our strategic and financial goals and driving the creation of stockholder value, and, as a result, are not generally benchmarked.

2013 Proxy Peer Group. In considering our 2013 compensation program, Pay Governance utilized market data based on a set of 16 comparator companies (the “2013 Proxy Peer Group”) identified through a screen of companies whose business focus and/or operations are similar to McDermott and were, at that time, considered by the Compensation Committee to be representative of competitors for managerial talent. In reaffirming the component companies for the 2013 Proxy Peer Group, the Compensation Committee also noted that 56% of the 16 component companies named McDermott as a peer for executive compensation decisions. The component companies of the 2013 Proxy Peer Group are listed on page 39 of this CD&A. The 2013 Proxy Peer Group component companies were identical to the comparator companies utilized in 2012 and set forth in our proxy statement for our 2013 Annual Meeting of Stockholders (the “2012 Proxy Peer Group”), except that the 2012 Proxy Peer Group included The Shaw Group, Inc., which was acquired by Chicago Bridge & Iron Company N.V. in February 2013.

Market data from the 2013 Proxy Peer Group was reflective of 2011 compensation, as reported in the 2012 proxy statements of the companies in the 2013 Proxy Peer Group, and is not size-adjusted, although the Compensation Committee is aware of these differences when making individual pay decisions.

In this CD&A, references to “market” or “our market” are references to the compensation of similarly situated executives at companies within the 2013 Proxy Peer Group with respect to each NEO and the applicable element of compensation.

2013 Survey Peer Group. Pay Governance also utilized market data based on a set of 99 companies in similar industries which participate in Towers Watson surveys (the “2013 Survey Peer Group”). The 2013 Survey Peer Group is intended to provide a reference point for pay levels within similar industries. Aside from screening companies on the basis of their industry classifications, no further refinements or judgments were applied in the identification of companies within the sample. The component companies of the 2013 Survey Peer Group are listed on page 39 of this CD&A. Market data from the 2013 Survey Peer Group represents 2011 compensation as reported to the survey and, when possible, was size adjusted. Corporate and business unit positions were evaluated based on expected 2013 revenues for McDermott of $3.8 billion.

2014 Revised Proxy Peer Group. It is the Compensation Committee’s practice to periodically review and consider the individual companies used for benchmarking purposes. The Compensation Committee believes that identification of peers using a broad industry sector code is inadequate and does not establish similarity of operations and business models, nor identify historical competitors for managerial talent — factors the Compensation Committee considers in the selection of companies for benchmarking purposes. Therefore, the Compensation Committee considers the revenues and market capitalization of the component companies. Based upon this framework and with the assistance of Pay Governance, in November 2013, the Compensation Committee removed certain of the largest and smallest component companies from this peer group and added two additional companies that are similar in operations and size to McDermott and the remaining companies in the peer group. Following these revisions, the following are the 14 component companies of the peer group that will be used for 2014 executive compensation decisions:

Cameron International Corporation	Exterran Holdings, Inc.
Chicago Bridge & Iron Company N.V.	FMC Technologies, Inc.
Dresser-Rand Group, Inc.	Foster Wheeler AG
Helix Energy Solutions Group, Inc.	Oceaneering International, Inc.
Jacobs Engineering Group, Inc.	Oil States International, Inc.
KBR, Inc.	Superior Energy Services, Inc.
Noble Corporation plc	Tidewater Inc.

What We Pay and Why: Elements of Total Direct Compensation

Target Total Direct Compensation. The Compensation Committee seeks to provide reasonable and competitive compensation. As a result, it targets the elements of total direct compensation, or “TDC,” for our NEOs generally within approximately 15% of the median compensation of our market for comparable positions. Throughout this CD&A, we refer to compensation that is within approximately 15% of market median as “market range” compensation.

The Compensation Committee may set elements of total direct compensation above or below the market range to account for a NEO’s performance and experience, internal pay equity and other factors or situations that are not typically captured by looking at standard market data and practices and which the Compensation Committee deems relevant to the appropriateness and/or competitiveness of a NEO’s compensation.

When making decisions regarding individual compensation elements, the Compensation Committee also considers the effect on the NEO’s target total direct compensation and target total cash-based compensation (annual base salary and annual incentives), as applicable. The Compensation Committee’s goal is to establish target compensation for each element that, when combined, create a target total direct compensation award for each NEO that is reasonable and competitive and supports our compensation philosophy and objectives.

The average allocation of the above elements for our NEOs in 2013 (excluding Mr. Dickson) was as follows:

Annual Base Salary. We pay base salaries to provide a fixed level of compensation that helps attract and retain executives. Base salary levels recognize an executive officer’s experience, skill and performance, with the goal of being market competitive based on the officer’s role and responsibilities within the organization. Adjustments may be made based on individual performance, inflation, pay relative to market and internal pay equity considerations.

Annual Incentive. The Compensation Committee administers our annual incentive compensation program under our Executive Incentive Compensation Plan (the “EICP”). The EICP is a cash incentive plan designed to motivate and reward our NEOs and other key employees for their contributions to business goals and other factors that we believe drive our earnings and promote creation of stockholder value.

2013 Financial Performance Goals. To drive performance of McDermott’s operations, 100% of a participant’s EICP target award opportunity was based on McDermott’s consolidated operating income in 2013. The Compensation Committee considers operating income an appropriate financial measure to use for compensation purposes because it is the primary driver of net income, which the Compensation Committee expects to drive our stock price. Based on McDermott’s management’s internal projections of operating income for fiscal year 2013, the Compensation Committee established three primary levels of operating income goals, which would determine the threshold (0.25x), target (1.0x) and maximum (2.0x) payments a participant would be eligible to earn under the EICP in 2013. To further maintain the emphasis on financial performance, earning any EICP payment required the attainment of the threshold level of operating income. The maximum EICP compensation a NEO could earn in 2013 was a multiple of 2x his or her target award. For other levels of operating income between threshold and maximum, the multiple paid would be determined by linear interpolation using the two neighboring pre-established performance levels and payout as a multiple of target award. The Compensation Committee also had the discretion to decrease an EICP payment. A NEO would have been eligible to earn the following amounts under the 2013 EICP based on McDermott attaining the following levels of operating income:

	Result	Consolidated Operating Income (in millions)	Multiple
	>120%	>$273	2.00
Maximum	120%	$273	2.00
Target	100%	$227	1.00
Threshold	70%	$159	0.25
	<70%	<$159	0.00

As a result of McDermott’s operating loss in 2013, the threshold level of operating income was not attained, and, accordingly, no bonuses were paid under the EICP for 2013.

2013 Individual Performance Goals. Although EICP target award opportunities for 2013 were 100% attributable to financial performance goals, the Compensation Committee recognizes the importance of individual performance in contributing to the achievement of strategic goals that may not be measured in an annual financial metric. Accordingly, the CEO’s EICP award is subject to adjustment by the Compensation Committee, in its sole discretion, based on the CEO’s individual performance, including the individual performance objectives established for the CEO by the Compensation Committee. The EICP awards of the other NEOs were subject to adjustment by the CEO based on each NEO’s individual performance, including each NEO’s individual performance objectives established by such NEO and approved by the CEO, with any such adjustment subject to the approval of the Compensation Committee. Prior to year-end 2013, the CEO presented the Compensation Committee with performance reviews of his direct reports. Following this review and based on the 2013 operating results, no adjustments were made by the Compensation Committee, and accordingly, no NEO received an EICP award for 2013. Due to the date Mr. Dickson commenced his employment with McDermott, he was not eligible for an EICP award in 2013.

Long-Term Incentives. The Compensation Committee believes that the interests of our stockholders are best served when a significant percentage of executive compensation is comprised of equity and other LTI that appreciate in value contingent on increases in the value of our common stock and other performance measures that reflect improvements in McDermott’s business fundamentals. Therefore, LTI compensation represents the single largest element of our NEOs’ total direct compensation. In 2013, the Compensation Committee allocated LTI compensation to executive officers, including the NEOs, as follows:

Performance Shares	Non-Qualified Stock Options	Restricted Stock Units
50%	25%	25%

Performance Shares. Performance shares are intended to align the NEOs’ interests with those of our stockholders, with a focus on long-term results. The performance shares awarded in 2013 are structured to be paid out in shares of McDermott common stock, if any, at the end of a three-year performance period, to the extent applicable performance goals are met. If the threshold return on invested capital (“ROIC”) performance goal is achieved, a number of performance shares between 50% and 150% of the target award may be earned. This ROIC award percentage is then modified by a multiple of 0.66x to 1.33x based on McDermott’s total shareholder return (“TSR”) relative to an average of the 2013 Proxy Peer Group TSR over the applicable performance period to determine the final number of performance shares that will ultimately be earned. The Compensation Committee considers ROIC an appropriate financial measure to use for compensation purposes, because it is an indicator of McDermott’s capital efficiency and productivity, incentivizes the proper management of assets and aligns management’s interests with those of our stockholders by measuring stockholder value creation and/or erosion when compared to the cost of capital. The Compensation Committee also believes the performance shares should remain highly sensitive to our stock price, in order to further align management’s interests with those of our stockholders. Accordingly, the Compensation Committee retained TSR as a modifier to the ROIC performance results for the 2013 performance share awards.

Stock Options. Stock Options are intended to strengthen the relationship between the long-term value of our common stock and the potential compensation for our NEOs, as the value of the stock options is realized on exercise only to the extent our stock price increases after the date of grant. The stock options generally vest in one-third increments on the first, second and third anniversaries of the grant date and have an option term of seven years. As of December 31, 2013, the trading price of our common stock was below the exercise price of the stock options granted in 2013.

Restricted Stock Units. Restricted stock units are intended to promote the retention of employees, including the NEOs. The RSUs granted in 2013 generally vest in one-fourth increments on the first, second, third and fourth anniversaries of the grant date. Grants of RSUs in previous years generally vested in one-third increments on the first, second and third anniversaries of the grant date. The Compensation Committee extended this vesting schedule for RSUs granted in 2013 to better promote long-term retention of employees.

2013 NEO Compensation

Excluding Mr. Dickson, the Compensation Committee’s actions relating to NEO compensation for 2013 resulted in:

•

Average annual base salary increases of approximately 3.5%, excluding Messrs. Cummins and Mitchell. Messrs. Cummins and Mitchell received base salary increases of approximately 9% to further align their annual base salaries with market range.

•

No increases in annual target bonus, with the exception of Messrs. Cummins and Mitchell, who received increases in annual target bonus percentage for internal pay equity reasons and in recognition of their appointments to our executive leadership team.

•

Modifications to the value of long-term incentives awarded, as compared to 2012, based on an individual’s performance, and in the case of Messrs. Cummins and Mitchell, to further align the value of their LTI with market range.

The compensation of each NEO is discussed in more detail below.

David Dickson. Mr. Dickson began his employment with McDermott in October 2013, initially as our Chief Operating Officer, with the agreement that he would become our President and Chief Executive Officer and a member of our Board of Directors in December 2013. In determining the compensation to be provided to Mr. Dickson in 2013, the Compensation Committee considered input from Pay Governance based on market data relating to public company executives with similar levels of experience to Mr. Dickson, as well as the value of Mr. Dickson’s unvested compensation from his former employer that he forfeited at the time of joining McDermott. For 2013, the Compensation Committee approved an annual base salary for Mr. Dickson of $850,000. Based on the date of Mr. Dickson’s commencement of employment with McDermott, he was not eligible for an annual incentive award or for a regular grant of long-term incentives in 2013. However, the Compensation Committee approved a one-time grant of restricted stock, with a grant date value of $3.8 million, which was intended to compensate him for the forfeiture of incentives from his former employer, as well as a cash signing bonus of $480,000, which was intended to compensate him for other benefits from his former employer that he was foregoing by joining McDermott. Of the grant of restricted stock, $1.5 million will vest on June 15, 2014, subject to Mr. Dickson’s continued employment with McDermott, and the remaining $2.3 million of the award will vest in three equal tranches on June 15, 2015, 2016 and 2017, with the payment of each tranche subject to Mr. Dickson’s continued employment with McDermott.

The Compensation Committee also approved Mr. Dickson’s participation in McDermott’s long-term incentive award arrangements, commencing in 2014, with a target annual award opportunity for 2014 of between $3.5 million and $4.0 million and for later years of at least $4.0 million. Additionally, Mr. Dickson is eligible for participation in the EICP beginning in 2014, with a target bonus equal to his base salary. The contemplated compensation package for 2014 was positioned approximately 8% above the 25th percentile and approximately 20% below the 50th percentile of the 2013 Proxy Peer Group. This positioning reflects Mr. Dickson’s relative experience as a Chief Executive Officer, and, based on input from Pay Governance, is consistent with other newly appointed Chief Executive Officers among the 2013 Proxy Peer Group.

Perry L. Elders. Mr. Elders has served as McDermott’s Senior Vice President and Chief Financial Officer since July 2010. In determining Mr. Elders’ compensation, the Compensation Committee considered market data from the 2013 Proxy Peer Group as the primary reference and from the Survey Peer Group as a secondary reference. Mr. Elders’ total target direct compensation for 2013 is summarized below:

	Annual Base Salary	Annual Incentive (% of Salary)	Long-Term Incentive
Approved Compensation	$515,000	70%	$1,100,000
Percentage of Market(1)	97%	85%	76%
Percentage of Target TDC	26%	18%	56%

(1)	Market = Median target for each compensation element based on the 2013 Proxy Peer Group. 100% represents median compensation.

Mr. Elders received a 2.91% annual base salary increase in 2013, while his annual incentive target award remained unchanged. The Compensation Committee approved long-term incentives for Mr. Elders with a target value of $1,100,000, which represented a decrease of 19% from the target value of long-term incentives awarded to Mr. Elders in 2012. Performance-based compensation represented 60% of Mr. Elders’ total target direct compensation. This consisted of Mr. Elders’ target value annual incentive compensation and the 75% of his target value of long-term incentive compensation that was attributable to performance shares and stock options.

Scott V. Cummins. Mr. Cummins has served as McDermott’s Executive Vice President, Offshore since March 2014, and served as Senior Vice President and General Manager, Asia Pacific during 2013, with responsibility for the Middle East region from January to February 2014. In determining Mr. Cummins’ compensation, the Compensation Committee considered market data from the 2013 Proxy Peer Group as the primary reference for his annual base salary and long-term incentives and from the Survey Peer Group as the primary reference for his annual incentives. Mr. Cummins’ total target direct compensation for 2013 is summarized below:

	Annual Base Salary(1)	Annual Incentive (% of Salary)	Long-Term Incentive
Approved Compensation	$450,000	70%	$1,000,000
Percentage of Market(2)	88%	110%	94%
Percentage of Target TDC	26%	18%	57%

(1)

While the Compensation Committee set Mr. Cummins’ annual base salary at $450,000, as an expatriate employee, Mr. Cummins’ base salary earned during 2013 reflects deductions taken under McDermott’s tax equalization program applicable to expatriate employees, resulting in annual base salary earned of $320,924.

(2)	Market = Median target for each compensation element based on the 2013 Proxy Peer Group. 100% represents median compensation.

Mr. Cummins received increases in each element of his total direct compensation to bring each element of total direct compensation closer to market range and to reflect his appointment to our Executive Leadership Team during 2013. Performance-based compensation represented 60% of Mr. Cummins’ total target direct compensation. This consisted of Mr. Cummins’ target value annual incentive compensation and the 75% of his target value of long-term incentive compensation that was attributable to performance shares and stock options.

Liane K. Hinrichs. Ms. Hinrichs has served as McDermott’s Senior Vice President, General Counsel and Corporate Secretary since October 2008. In determining Ms. Hinrichs’ compensation, the Compensation Committee considered market data from the 2013 Proxy Peer Group as the primary reference and from the Survey Peer Group as a secondary reference. Ms. Hinrichs’ total target direct compensation for 2013 is summarized below:

	Annual Base Salary	Annual Incentive (% of Salary)	Long-Term Incentive
Approved Compensation	$477,750	70%	$1,100,000
Percentage of Market(1)	116%	89%	103%
Percentage of Target TDC	25%	17%	58%

(1)	Market = Median target for each compensation element based on the 2013 Proxy Peer Group. 100% represents median compensation.

Ms. Hinrichs received a 4.76% annual base salary increase in 2013, while her annual incentive target award remained unchanged. The Compensation Committee approved long-term incentives for Ms. Hinrichs with a target value of $1,100,000, which represented an increase of 10% from the target value of long-term incentives awarded to Ms. Hinrichs in 2012. Performance-based compensation represented 61% of Ms. Hinrichs’ total target direct compensation. This consisted of Ms. Hinrichs’ target value annual incentive compensation and the 75% of her target value of long-term incentive compensation that was attributable to performance shares and stock options.

Stephen M. Johnson. Mr. Johnson served as McDermott’s President and Chief Executive Officer from July 2010 until his retirement in December 2013. During this time, he also served as Chairman of our Board of Directors from May 2011 until December 2013. In determining Mr. Johnson’s compensation, the Compensation Committee considered market data from the 2013 Proxy Peer Group as the primary reference and from the Survey Peer Group as a secondary reference. Mr. Johnson’s total target direct compensation for 2013 is summarized below:

	Annual Base Salary	Annual Incentive (% of Salary)	Long-Term Incentives
Approved Compensation	$985,000	100%	$5,000,000
Percentage of Market(1)	100%	97%	120%
Percentage of Target TDC	14%	14%	72%

(1)	Market = Median target for each compensation element based on the 2013 Proxy Peer Group. 100% represents median compensation.

Mr. Johnson received a 3.55% annual base salary increase in 2013, after receiving no increase to his annual base salary at his request in 2012. Both Mr. Johnson’s EICP target award and the target value of his long-term incentives remained unchanged in 2013. Performance-based compensation represented 68% of Mr. Johnson’s total target direct compensation for 2013. This consisted of Mr. Johnson’s target value annual incentive compensation and the 75% of his target value of long-term incentive compensation that was attributable to performance shares and stock options.

In connection with his retirement, we entered into a separation agreement with Mr. Johnson providing for various compensation-related benefits in exchange for, among other things, his agreement to provide post-retirement consulting services and comply with several restrictive covenants, including covenants not to compete. Under that separation agreement: (1) all outstanding stock options held by Mr. Johnson that were not vested but would, absent his retirement from employment, become vested and exercisable through March 15, 2016 were vested and became exercisable in accordance with the terms of the 2009 LTIP and the applicable grant agreements, as if his employment had continued through March 15, 2016, and all stock options held by Mr. Johnson will continue to be exercisable, in each case until the stated maximum expiration date in the applicable grant agreement, notwithstanding any provision thereof providing for earlier termination in the event of termination of employment; (2) each outstanding RSU award held by Mr. Johnson which would, absent his retirement from employment, remain outstanding and continue to vest through March 15, 2017 will, subject to certain conditions, vest in full and be settled in accordance with the terms of the 2009 LTIP and the applicable grant agreement as if his employment had continued through March 15, 2017, with such vesting and settlement to be effected on the earlier to occur of March 15, 2015 or the next anniversary of the grant date (as set forth in the applicable award agreement) following the completion of the consulting period described below; and (3) each outstanding performance share award held by Mr. Johnson which would, absent his retirement from employment, remain outstanding and continue to vest through March 15, 2017 will remain in full force and effect and, to the extent applicable, continue to vest and be settled in accordance with the terms of the 2009 LTIP and the applicable grant agreement as if his employment had continued through March 15, 2017. Mr. Johnson’s benefits under our Director and Executive Deferred Compensation Plan were fully vested as of the date of his retirement, with such amounts to be paid in accordance with the terms of that plan. Mr. Johnson will also be paid consulting fees at the rate of $8,700 per day for each day he provides consulting services during the period through June 30, 2014.

John T. McCormack. Mr. McCormack served as McDermott’s Executive Vice President and Chief Operating Officer from June 2011 until his retirement in October 2013. In determining Mr. McCormack’s compensation, the Compensation Committee considered market data from the 2013 Proxy Peer Group as the primary reference and from the Survey Peer Group as a secondary reference. Mr. McCormack’s total target direct compensation for 2013 is summarized below:

	Annual Base Salary	Annual Incentive (% of Salary)	Long-Term Incentive
Approved Compensation	$576,800	80%	$1,250,000
Percentage of Market(1)	90%	113%	92%
Percentage of Target TDC	25%	20%	55%

(1)	Market = Median target for each compensation element based on the 2013 Proxy Peer Group. 100% represents median compensation.

Mr. McCormack received a 2.91% annual base salary increase in 2013, while his annual incentive target award remained unchanged. The Compensation Committee approved long-term incentives for Mr. McCormack with a target value of $1,250,000, which represented a decrease of 17% from the target value of long-term incentives awarded to Mr. McCormack in 2012. Performance-based compensation represented 61% of Mr. McCormack’s total target direct compensation. This consisted of Mr. McCormack’s target value annual incentive compensation and the 75% of his target value of long-term incentive compensation that was attributable to performance shares and stock options.

In connection with his retirement, we entered into entered into a separation agreement with Mr. McCormack providing for various compensation-related benefits in exchange for, among other things, his agreement to provide post-retirement consulting services and comply with several restrictive covenants, including covenants-not-to-compete. Under that separation agreement, all outstanding stock options, RSU awards and performance share awards held by Mr. McCormack that were not vested but would, absent his retirement from employment, remain outstanding and, to the extent applicable, continue to vest through October 31, 2015 will remain in full force and effect and, to the extent applicable, continue to vest and be settled in accordance with the terms of the 2009 LTIP and the applicable grant agreements as if Mr. McCormack’s employment had continued through October 31, 2015; provided that each such RSU award would vest and be settled on the earlier to occur of March 15, 2014 or the next anniversary of the grant date (as set forth in the applicable award agreement). All vested stock options held by Mr. McCormack will continue to be exercisable until the stated maximum expiration date in the applicable grant agreement, notwithstanding any provision thereof providing for earlier termination in the event of termination of employment. Mr. McCormack will also be paid consulting fees at the rate of $4,500 per day for each day he provides consulting services during the period through April 30, 2014.

Stewart A. Mitchell. Mr. Mitchell served as McDermott’s Senior Vice President and General Manager, Middle East from May 2013 to September 2013, and Middle East & Atlantic from October 2013 until January 2014. In determining Mr. Mitchell’s compensation, the Compensation Committee considered market data from the 2013 Proxy Peer Group as the primary reference for his annual base salary and long-term incentives and from the Survey Peer Group as the primary reference for his annual incentives. Mr. Mitchell’s total target direct compensation for 2013 is summarized below:

	Annual Base Salary(1)	Annual Incentive (% of Salary)	Long-Term Incentive
Approved Compensation	$450,000	70%	$1,000,000
Percentage of Market(2)	88%	113%	94%
Percentage of Target TDC	26%	18%	57%

(1)

While the Compensation Committee set Mr. Mitchell’s annual base salary at $450,000, as an expatriate employee, Mr. Mitchell’s base salary earned during 2013 reflects deductions taken under McDermott’s tax equalization program applicable to expatriate employees, resulting in annual base salary earned of $320,924.    .

(2)	Market = Median target for each compensation element based on the 2013 Proxy Peer Group. 100% represents median compensation.

Mr. Mitchell received increases in each element of his total direct compensation to bring each element of total direct compensation closer to market range and to reflect his appointment to our Executive Leadership Team during 2013. Performance-based compensation represented 60% of Mr. Mitchell’s total target direct compensation. This consisted of Mr. Mitchell’s target value annual incentive compensation and the 75% of his target value of long-term incentive compensation that was attributable to performance shares and stock options. As we previously announced, Mr. Mitchell resigned in January 2014 to pursue other business opportunities.

2013 Other Compensation Elements

Retention Grants. At its meeting held in February 2013, the Compensation Committee approved a retention grant for certain executive officers, including Messrs. Cummins and Mitchell and Ms. Hinrichs, each with an approximate grant date fair value of $500,000. These retention grants were made as restricted stock units pursuant to the 2009 LTIP and generally provide for 100% vesting on the second anniversary of the grant date. Similar retention grants of restricted stock units in varying amounts were made to other officers and key employees in September 2012 and August 2013. The Compensation Committee determined those grants were appropriate in consideration of, among other things, the decreased retentive value of previous years’ equity grants.

Perquisites. In 2013, our Compensation Committee adopted a perquisite allowance for certain officers, including our NEOs, in the amount of $20,000, consistent with 2011 and 2012. Mr. Dickson did not receive a perquisite allowance in 2013 since he joined the Company in October 2013. The perquisite allowance was provided in cash and may be used for any purpose determined by the recipient, including to cover company-required physicals, and is in lieu of any reimbursements made by McDermott to those executive officers receiving the perquisite allowance for any individual perquisite, with the exception of any company-required spousal travel for (1) the Chief Executive Officer, and (2) the remaining NEOs, as approved by the Chief Executive Officer.

Additionally, and consistent with our past practice, we may provide a gross-up for any imputed income related to such company-required spousal travel, but only when the presence of the spouse is related to the underlying business purpose of the trip. We also provide our NEOs with a tax gross-up on any relocation-related expense reimbursements that may be subject to tax.

Expatriate Benefits. McDermott provides benefits to our expatriate employees, which benefits are designed to relocate and support employees who are sent on an assignment outside of their home country. Expatriate benefits generally include an expatriate premium equal to 15% of the employee’s base salary, a hardship premium in certain countries, a housing allowance (or company provided housing in certain locations), certain cash allowances recognizing differences in living conditions in the host location, a vacation allowance based on the cost of an economy plane ticket to the employee’s home location, an education allowance for the employee’s dependent children, a car lease paid directly by McDermott (for certain key employees) and a tax equalization program.

Under McDermott’s tax equalization program, we ensure that expatriates are subject to the same tax liability as they would have paid in the United States. Each expatriate employee is responsible for a theoretical U.S. tax liability based on an estimate of the executive officer’s anticipated U.S. tax liability, and McDermott is responsible for any assignment country taxes in excess of that amount. We deduct hypothetical taxes from the expatriate’s compensation during the tax year and pay any assignment country taxes on their behalf. Messrs. Cummins and Mitchell each participated in expatriate benefits in 2013, as Mr. Cummins is an Australian citizen based in Singapore and Mr. Mitchell is a United Kingdom citizen and was based in Dubai, U.A.E.

Defined Contribution Plans. We provide retirement benefits for most of our U.S. based employees, including our U.S. based NEOs, through sponsorship of the McDermott Thrift Plan, a qualified defined contribution 401(k) plan, which we refer to as our “Thrift Plan.” We provide retirement benefits for our non-U.S. expatriate employees, including Messrs. Cummins and Mitchell, through sponsorship of a global defined contribution plan, which we refer to as the “McDermott Global Defined Contribution Plan.”

Retirement and Excess Plans. We do not provide defined benefit pension plans to any of our NEOs, with the exception of Messrs. Cummins and Mitchell and Ms. Hinrichs. Messrs. Cummins and Mitchell were eligible for participation under the J. Ray McDermott, S.A. Third Country National Employees Pension Plan (the “TCN Plan”), which provides retirement benefits for certain of our current and former foreign employees. The TCN Plan was closed to new participants in 2011, and benefit accruals under the TCN Plan were frozen effective December 31, 2011. Ms. Hinrichs was eligible for participation under the McDermott (U.S.) Retirement Plan (the “U.S. Retirement Plan”) before it was closed to new participants in 2006. Benefit accruals under the U.S. Retirement Plan were frozen altogether in 2010. Ms. Hinrichs is also a participant in our unfunded, nonqualified excess retirement plan (the “U.S. Excess Plan”), which covers a small group of highly compensated employees whose ultimate benefits under the U.S. Retirement Plan are reduced by Internal Revenue Code limits on the amount of benefits which may be provided under qualified plans and the amount of compensation which may be taken into account in computing benefits under qualified plans. As is the case with the U.S. Retirement Plan, benefits under the U.S. Excess Plan have been frozen since 2010.

See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the TCN Plan, the U.S. Retirement Plan and the U.S. Excess Plan.

Deferred Compensation Plan. The Deferred Compensation Plan, or the DCP, is a defined contribution supplemental executive retirement plan established by our Board and the Compensation Committee to help maintain the competitiveness of our post-employment compensation as compared to our market. The DCP is an unfunded, nonqualified plan that provides each participant in the plan with benefits based on the participant’s notional account balance at the time of retirement or termination. Under the DCP, on an annual basis, the Compensation Committee has the discretion to credit a specified participant’s notional account with an amount equal to a percentage of the participant’s prior-year base salary and annual bonus paid in the prior year. We refer to such credit as a “Company Contribution.” In 2013, each of the NEOs, with the exception of Mr. Dickson, were participants in the DCP and their respective accounts in the DCP received a Company Contribution in an amount equal to 5% of their respective prior-year base salaries paid in the prior year. Mr. Dickson was not a participant in the DCP in 2013.

The Compensation Committee has designated deemed mutual fund investments to serve as indices for the purpose of determining notional investment gains and losses to each participant’s account for any Company Contribution or participant-elected deferrals. Each participant allocates any Company Contributions and deferrals among the various deemed investments. DCP benefits are based on the participant’s vested notional account balance at the time of retirement or termination. Please see the “Nonqualified Deferred Compensation” table and accompanying narrative below for more information about the DCP and Company Contributions to our NEOs’ DCP accounts.

Employment Agreements. Except for change-in-control agreements described below, we do not currently have any employment agreements with any of our Continuing NEOs relating to ongoing employment, with the exception of Mr. Cummins. Mr. Cummins has an employment agreement related to his status as an expatriate employee, which sets forth the expatriate benefits as discussed above under “Expatriate Benefits.” His employment agreement does not provide for any specified term of employment, and the terms of that agreement are generally consistent with those of employment agreements entered into with various other McDermott expatriate employees.

Change-in-Control Agreements. We believe change-in-control agreements for executive officers are common within our industry, and our Board and the Compensation Committee believe that providing these agreements to our NEOs protects stockholders’ interests by helping to assure management continuity and focus through and beyond a change in control. Accordingly, the Compensation Committee has offered change-in-control agreements to key senior executives since 2005. Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon an involuntary termination or constructive termination of the executive officer within one year following a change in control. The change-in-control agreements for our Continuing NEOs generally provide a cash severance payment of two (or 2.5 for Mr. Dickson) times the sum of the NEO’s annual base salary and target EICP and a pro-rated bonus payment under the EICP. In addition, upon a change in control, each such officer would become fully vested in any outstanding and unvested equity-based awards and his or her respective account balance in the DCP.

The change-in-control agreements: (1) do not provide for excise tax gross-ups; (2) require the applicable officer’s execution of a release prior to payment of certain benefits; and (3) provide for the potential reduction in payments to an applicable officer in order to avoid excise taxes. Additionally, the change-in-control agreement with Mr. Cummins expires on March 15, 2016. See the “Potential Payments Upon Termination or Change in Control” table under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change-in-control agreements with our Continuing NEOs, as well as other plans and arrangements that have different trigger mechanisms that relate to a change in control.

Other Compensation Policies and Practices

Sizing Long-Term Incentive Compensation and Timing of Equity Grants. The Compensation Committee generally determines the size of equity-based grants as a dollar value, rather than granting a targeted number of shares, with each target value generally set within market range. To determine the number of restricted stock units and performance shares and shares underlying stock options granted, the target value of long-term incentive compensation is divided by the fair market value of the applicable component of equity.

The fair market value of one restricted stock unit was computed based on the full fair market value of McDermott’s common stock by reference to the closing price of our common stock on the New York Stock Exchange on the date of grant. The fair market value of one performance share was determined by Pay Governance using a Monte Carlo valuation model. The fair market value of an option to acquire one share of our common stock was determined by Pay Governance using a Black-Scholes model. Both of these valuation models consider the full fair market value of our common stock on the date of grant in conjunction with other valuation inputs. Full fair market value may differ from grant date fair value as determined under Accounting Standards Codification Topic 718.

To avoid timing equity grants ahead of the release of material nonpublic information, the Compensation Committee generally grants equity awards effective as of the first day of the next open trading window following the meeting at which the grants are approved, which is generally the third NYSE trading day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the SEC. This practice was followed for all long-term incentive compensation grants to NEOs in 2013, with the exception of the restricted stock award granted to Mr. Dickson on the date he commenced employment with McDermott.

Stock Ownership Guidelines. To assist with the alignment of the interests of directors, executive officers and stockholders, we believe our directors and officers should have a significant financial stake in McDermott. To further that goal, we have adopted stock ownership guidelines requiring generally that our nonemployee directors and our officers at the level of vice president or above maintain a minimum ownership interest in McDermott. The stock ownership requirements are as follows:

Level	Base Salary or Annual Retainer Multiple
CEO	5x
Executive Officer directly reporting to CEO	3x
Other Elected Vice Presidents	2x
Nonemployee Directors	5x

Directors and officers have five years from the effective date of the stock ownership guidelines (as amended in August 2010), their initial election as a director/officer, or a change in position which increases the expected ownership level, whichever is later, to comply with the guidelines. All NEOs currently meet or exceed their ownership requirement or are within the five-year period to achieve compliance.

Derivatives Trading and Hedging. McDermott’s Insider Trading Policy prohibits all directors, officers and employees, including our NEOs, from engaging in “short sales” or trading in puts, calls or other options on McDermott’s common stock. Additionally, directors, officers and employees are prohibited from engaging in hedging transactions and from holding McDermott shares in a margin account or pledging McDermott shares as collateral for a loan.

Clawback Policy. In August 2013, our Compensation Committee adopted a revised clawback policy. The revised policy provides that if the consolidated financial statements of McDermott are materially restated within three years of their initial filing, and the Compensation Committee determines, in its reasonable discretion, that any current or former executive officer has engaged in intentional misconduct, and such misconduct caused or partially caused the need for such restatement, the Compensation Committee may, within 12 months after such a material restatement, require that the executive forfeit and/or return to McDermott all or a portion of the compensation vested, awarded or received under any bonus award, equity award or other award during the period subject to restatement and the 12-month period following the initial filing of the financial statements that were restated. The forfeiture and/or return of compensation under the policy would be limited to any portion that the executive officer would not have received if the consolidated financial statements had been reported properly at the time of their initial filing. The clawback policy would not apply to restatements occurring as a result of a change in control, as defined in the DCP, and the policy does not limit the ability of McDermott to pursue forfeiture or reclamation of amounts under applicable law.

Forfeiture Provisions. Additionally, consistent with our recent practice, our grant agreements for awards made in 2013 contain a forfeiture provision. In 2013, this provision provided that, in the event that, while the grantee is employed by McDermott or performing services on behalf of McDermott under any consulting agreement, the grantee is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or the grantee engages in conduct that adversely affects or, in the sole judgment of the Compensation Committee, may reasonably be expected to adversely affect, the business reputation or economic interests of our company, then all rights and benefits awarded under the respective agreements are immediately forfeited, terminated and withdrawn.

2013 PEER GROUPS

2013 Proxy Peer Group:

Baker Hughes Incorporated	FMC Technologies, Inc.	National Oilwell Varco, Inc.
Cal Dive International, Inc.	Halliburton Company	Noble Corporation plc
Cameron International Corporation	Helix Energy Solutions Group, Inc.	Oceaneering International, Inc.
Chicago Bridge & Iron Company N.V.	Jacobs Engineering Group, Inc.	Oil States International, Inc.
Dresser-Rand Group, Inc.	KBR, Inc.	Tidewater Inc.
Foster Wheeler AG

2013 Survey Peer Group:

Ameron International Corporation
Anadarko Petroleum Corporation
A.O. Smith Corporation
Ball Corporation
Barnes Group, Inc.
Beam, Inc.
Bemis Company, Inc.
BG US Services
Bovis Lend Lease International Ltd.
BP p.l.c.
Brady Corporation
Building Materials Corporation of America
Calgon Carbon Corporation
Cameron International Corporation
Caterpillar Inc.
Cemex Internacional S.A. de C.V.
Chevron Corporation
CH2M Hill Companies, Ltd.
Cimarex Energy Co.
Connell Limited Partnership
ConocoPhillips
Cooper Industries plc
Corning Incorporated
DCP Midstream LLC
Deere & Company
Devon Energy Corporation
Donaldson Company, Inc.
Eaton Corporation
EMCOR Group, Inc.
Exterran Holdings, Inc.
Exxon Mobil Corporation
Ferrovial, S.A.
Flowserve Corporation
Fluor Corporation

The Goodyear Tire & Rubber Company
Graco Inc.
Greif, Inc.
HD Supply, Inc.
Herman Miller, Inc.
Hess Corporation
HNTB Corporation
Holcim Ltd.
Hunt Consolidated, Inc.
Husky Injection Molding Systems Ltd.
Illinois Tool Works Inc.
Ingersoll Rand plc
ION Geophysical Corporation
Irving Oil Commercial G.P.
ITT Corporation
Jacobs Engineering Group, Inc.
KBR, Inc.
Key Energy Services, Inc.
Koch Industries, Inc.
Lafarge North America Inc.
L.B. Foster Company
Magellan Midstream Partners, L.P.
MAG Industrial Automation Systems LLC
The Manitowoc Company, Inc.
Marathon Oil Corporation
Matthews International Corporation
MeadWestvaco Corporation
Milacron LLC
Mine Safety Appliances Company
Murphy Oil Corporation
MWH Global, Inc.
Occidental Petroleum Corporation

Owens Corning
Owens-Illinois, Inc.
Parker Hannifin Corporation
Parsons Corporation
Pittsburgh Corning Corporation
Polymer Group, Inc.
PolyOne Corporation
PulteGroup, Inc.
Saudi Arabian Oil Co.
SCA Americas, Inc.
Schlumberger Limited
Sealed Air Corporation
Shell Oil Company
Simpson Manufacturing Company, Inc.
Sonoco Products Co.
Spectra Energy Corp
SPX Corporation
Stantec Inc.
Sunoco, Inc.
Swagelok Company
Terex Corporation
Tesoro Corporation
Textron Inc.
Thermadyne Industries, Inc.
Thomas & Betts Corporation
3M Company
The Timken Company
The Toro Company
Trinity Industries, Inc.
Unifi, Inc.
USG Corporation
Valero Energy Corporation
Watts Water Technologies, Inc.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with McDermott’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Mary L. Shafer-Malicki, Chairman

Roger A. Brown

Gary P. Luquette

David A. Trice

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the prior three years’ compensation of our Chief Executive Officer, our Chief Financial Officer, our three highest paid executive officers who did not serve as our CEO and CFO during 2013 and were employed by McDermott as of December 31, 2013, our former Chief Executive Officer (who served until December 16, 2013) and our former Executive Vice President and Chief Operating Officer (who served until October 31, 2013). No compensation information is provided for Messrs. Dickson, Cummins or Mitchell for 2011 or 2012, as they were not previously included as “named executive officers” in our proxy statements for our annual meetings of stockholders in 2012 or 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Mr. Dickson President and Chief Executive Officer	2013	$144,618	$480,000	$3,799,998	$0	$0	N/A	$4,339	$4,428,955

Mr. Johnson Former President and Chief Executive Officer	2013	$976,250	$0	$3,749,954	$1,249,991	$0	N/A	$82,229	$6,058,424
	2012	$950,000	$0	$3,749,979	$1,249,999	$760,000	N/A	$142,547	$6,852,525
	2011	$942,500	$0	$3,382,092	$944,089	$0	N/A	$132,099	$5,400,780

Mr. Elders Senior Vice President and Chief Financial Officer	2013	$511,250	$0	$824,966	$274,995	$0	N/A	$59,987	$1,671,198
	2012	$493,750	$0	$1,012,436	$337,499	$207,383	N/A	$78,970	$2,130,038
	2011	$481,250	$0	$845,428	$236,000	$0	N/A	$76,763	$1,639,441

Mr. McCormack Former Executive Vice President and Chief Operating Officer	2013	$478,651	$0	$937,470	$312,490	$0	N/A	$73,142	$1,801,753
	2012	$535,000	$0	$1,124,910	$374,987	$308,208	N/A	$73,828	$2,416,933
	2011	$447,381	$0	$915,194	$253,847	$0	N/A	$70,870	$1,687,292

Mr. Cummins	2013	$320,924	$0	$1,249,980	$249,998	$0	$0	$717,940	$2,538,842
Executive Vice
President, Offshore

Ms. Hinrichs Senior Vice President, General Counsel and Corporate Secretary	2013	$472,063	$0	$1,324,966	$274,995	$0	$0	$56,998	$2,129,022
	2012	$448,750	$0	$749,955	$249,992	$301,573	$103,766	$71,995	$1,926,031
	2011	$435,575	$0	$792,653	$212,421	$0	$76,760	$77,550	$1,594,959

Mr. Mitchell	2013	$320,924	$0	$1,249,980	$249,998	$0	$0	$252,463	$2,073,365
Former Senior Vice
President and General
Manager, Middle East
& Atlantic

(1)

The amounts reported in this column for 2013 for Messrs. Dickson and McCormack represent partial-year service. The amounts reported for Messrs. Cummins and Mitchell reflect amounts received by Messrs. Cummins and Mitchell after deductions were taken under our tax equalization program. See “Compensation Discussion and Analysis — 2013 Other Compensation Elements — Expatriate Benefits” for a discussion of that program.

(2)

The amount reported in this column represents a cash signing bonus for Mr. Dickson, which was intended to compensate him for benefits from his former employer that he would have received if he had not changed employment.

(3)

The amounts reported in this column represent the aggregate grant date fair value of stock awards or option awards, as applicable, granted to each NEO and computed in accordance with FASB ASC Topic 718. The value of the performance share awards at the grant date assuming that the highest level of performance conditions will be achieved is as follows: Mr. Johnson — $4,945,687; Mr. Elders — $1,088,038; Mr. McCormack — $1,236,406; Mr. Cummins — $989,133; Ms. Hinrichs — $1,088,038; and Mr. Mitchell — $989,133. See the “Grants of Plan-Based Awards” table for more information regarding the stock awards and option awards we granted in 2013.

(4)	The amounts reported in this column are attributable to the annual incentive awards earned in fiscal year 2012 but paid in 2013.

(5)

The amounts reported in this column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount. No value is reported for 2013 for each of Mr. Cummins, Ms. Hinrichs and Mr. Mitchell, as the change in actuarial present value of their accumulated benefits from fiscal year end 2012 to fiscal year end 2013 was ($80,000), ($53,630) and ($64,000), respectively. The actuarial present values decreased as a result of a change in assumptions used in computing the present values in each year, namely an increase in the discount rate from 4% to 4.8%.

(6)	The amounts reported in this column for 2013 are attributable to the following:

All Other Compensation

	Deferred Compensation Plan Contribution(A)	Thrift Match(B)	Service-Based Thrift Contribution(B)	Perquisite Allowance(C)	Expatriate Benefits(D)	Other(E)	Tax Payments(F)
Mr. Dickson	—	$0	$4,339	$0	N/A	$0	$0
Mr. Johnson	$47,500	$7,079	$7,650	$20,000	N/A	$0	$0
Mr. Elders	$24,687	$7,650	$7,650	$20,000	N/A	$0	$0
Mr. McCormack	$26,750	$7,650	$7,650	$20,000	N/A	$11,092	$0
Mr. Cummins	$18,750	N/A	N/A	$12,080	$447,284	$0	$209,826
Ms. Hinrichs	$22,437	$7,650	$7,650	$20,000	N/A	$0	$0
Mr. Mitchell	$18,750	N/A	N/A	$12,080	$221,633	$0	$0

(A)	The amounts reported in this column are attributable to contributions made by McDermott under the Deferred Compensation Plan.

(B)

The amounts reported in these columns are attributable to contributions made under our defined contribution plan, which we refer to as our Thrift Plan. Messrs. Cummins and Mitchell are not participants in the Thrift Plan.

(C)

The amounts reported in this column are attributable to a lump-sum perquisite allowance in the amount of $20,000 received by certain officers of McDermott in 2013, including each of the NEOs with the exception of Mr. Dickson. The amounts reported for Messrs. Cummins and Mitchell reflect amounts received by Messrs. Cummins and Mitchell after deductions were taken under our tax equalization program described above ($7,920 for each of Messrs. Cummins and Mitchell). With the exception of an executive physical required by McDermott, the perquisite allowance was permitted to be used for any purpose determined by the recipient.

(D)	The amounts reported in this column for 2013 are attributable to the following:

	Expatriate Premium	Hardship Premium	Commodities & Service Allowance	Housing & Utilities Allowance	Vacation Airfare	Education Allowance	Car Lease
Mr. Cummins	$66,000	$5,531	$105,726	$225,948	$12,331	$25,693	$36,055
Mr. Mitchell	$66,000	$32,750	$49,554	$25,625	$4,973	$42,731	N/A

Any amounts for Mr. Cummins paid in Singapore dollars (SGD) were converted to U.S. dollars (USD) using an average exchange rate for 2013 of 1.2481 SGD per USD. All amounts for Mr. Mitchell were paid in USD.

(E)	The amount reported in this column represents payment for vacation earned but not taken by Mr. McCormack during 2013.

(F)

The amount reported in this column consists of an estimated $209,826 in Singapore taxes to be paid by McDermott on behalf of Mr. Cummins pursuant to McDermott’s tax equalization program. The amount was converted from SGD to USD using the January 2014 monthly exchange rate of 1.2547 SGD per USD. There were no assignment country taxes paid by McDermott on behalf of Mr. Mitchell during 2013.

GRANTS OF PLAN-BASED AWARDS

The following Grants of Plan-Based Awards table provides additional information about stock awards and equity and non-equity incentive plan awards we granted to our NEOs during the year ended December 31, 2013.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(5)
Name / Award Type	Grant Date	Committee Action Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Mr. Dickson
RSA	10/31/13	10/31/13	—	—	—	—	—	—	537,482	—	—	$3,799,998
Mr. Johnson
EICP	02/27/13	02/27/13	$244,092	$976,370	$1,952,740	—	—	—	—	—	—	—
PShares	03/05/13	02/27/13	—	—	—	79,084	236,071	472,142	—	—	—	$2,499,992
RSUs	03/05/13	02/27/13	—	—	—	—	—	—	119,044	—	—	$1,249,962
NQSO	03/05/13	02/27/13	—	—	—	—	—	—	—	257,730	$10.50	$1,249,991
Mr. Elders
EICP	02/27/13	02/27/13	$89,478	$357,911	$715,822	—	—	—	—	—	—	—
PShares	03/05/13	02/27/13	—	—	—	17,398	51,935	103,870	—	—	—	$549,992
RSUs	03/05/13	02/27/13	—	—	—	—	—	—	26,188	—	—	$274,974
NQSO	03/05/13	02/27/13	—	—	—	—	—	—	—	56,700	$10.50	$274,995
Mr. McCormack
EICP	02/27/13	02/27/13	$114,532	$458,126	$916,252	—	—	—	—	—	—	—
PShares	03/05/13	02/27/13	—	—	—	19,771	59,017	118,034	—	—	—	$624,990
RSUs	03/05/13	02/27/13	—	—	—	—	—	—	29,760	—	—	$312,480
NQSO	03/05/13	02/27/13	—	—	—	—	—	—	—	64,431	$10.50	$312,490
Mr. Cummins
EICP	02/27/13	02/27/13	$77,024	$308,096	$616,192	—	—	—	—	—	—	—
PShares	03/05/13	02/27/13	—	—	—	15,817	47,214	94,428	—	—	—	$499,996
RSUs	03/05/13	02/27/13	—	—	—	—	—	—	23,808	—	—	$249,984
RSUs(6)	03/05/13	02/27/13	—	—	—	—	—	—	47,619	—	—	$500,000
NQSO	03/05/13	02/27/13	—	—	—	—	—	—	—	51,546	$10.50	$249,998
Ms. Hinrichs
EICP	02/27/13	02/27/13	$82,625	$330,498	$660,997	—	—	—	—	—	—	—
PShares	03/05/13	02/27/13	—	—	—	17,398	51,935	103,870	—	—	—	$549,992
RSUs	03/05/13	02/27/13	—	—	—	—	—	—	26,188	—	—	$274,974
RSUs(6)	03/05/13	02/27/13	—	—	—	—	—	—	47,619	—	—	$500,000
NQSO	03/05/13	02/27/13	—	—	—	—	—	—	—	56,700	$10.50	$274,995
Mr. Mitchell
EICP	02/27/13	02/27/13	$77,024	$308,096	$616,192	—	—	—	—	—	—	—
PShares	03/05/13	02/27/13	—	—	—	15,817	47,214	94,428	—	—	—	$499,996
RSUs	03/05/13	02/27/13	—	—	—	—	—	—	23,808	—	—	$249,984
RSUs(6)	03/05/13	02/27/13	—	—	—	—	—	—	47,619	—	—	$500,000
NQSO	03/05/13	02/27/13	—	—	—	—	—	—	—	51,546	$10.50	$249,998

(1)

This column reflects the threshold, target and maximum payout opportunities under the Executive Incentive Compensation Plan, or EICP. The EICP awards for 2013 were based 100% on the attainment of financial goals. Mr. Johnson’s award was then subject to adjustment by the Compensation Committee, in its sole discretion, based on objectives established for Mr. Johnson by the Compensation Committee, and the target award for the other NEOs was subject to adjustment by the Chief Executive Officer based on each NEO’s individual performance, with any such adjustment subject to the approval of the Compensation Committee. The attainment of the financial goals was based 100% on consolidated operating income. The financial goals contained threshold, target and maximum performance levels which, if achieved, would have resulted in payments of 25%, 100% and 200%, respectively. The threshold payout amount provided was determined based on achieving the threshold consolidated operating income (or 25% of the target amounts shown), which, if not achieved, would result in no amounts being paid on an EICP award.

On February 27, 2013, our Compensation Committee established target EICP awards expressed as a percentage of the NEO’s 2013 annual base salary earned, as follows: Mr. Johnson — 100%, Mr. Elders — 70%, Mr. Cummins — 70%, Mr. Mitchell — 70%, Mr. McCormack — 80% and Ms. Hinrichs — 70%. Mr. Dickson was not a participant in the EICP during 2013. The target amounts shown were computed according to the following formula: Target % * [(2012 base salary * 90/365) + (2013 base salary * 275/365)]. No payouts were made under the EICP for any participant, including the NEOs, for 2013, as shown in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)

This column reflects the target, threshold and maximum payout opportunities of grants of performance shares under the 2009 LTIP. Each grant represents the right to receive one share of McDermott common stock for each vested performance share. The amount of performance shares that vest, if any, will be based on McDermott’s return on invested capital (“ROIC”) against stated performance goals and total shareholder return (“TSR”) relative to an average of the 2013 Proxy Peer Group TSR as of December 31, 2015. ROIC will be calculated yearly over the measurement period (January 1, 2013 — December 31, 2015), and the average of these amounts will be used to determine McDermott’s performance. If the threshold ROIC performance goal is achieved, a number of performance shares between 50% and 150% of the target award may be earned. This ROIC award percentage is then modified by a multiple of 0.67x to 1.33x based on McDermott’s TSR relative to an average of the 2013 Proxy Peer Group TSR over the three year performance period. The amounts shown in the “threshold” column represent attainment of the threshold ROIC Award Percentage of 50%, as modified by 0.67x, the lowest TSR modifier, resulting in 33.5% of the amount of performance shares granted actually vesting. The amounts in the “maximum” column represent attainment of the maximum ROIC award percentage of 150%, as modified by 1.33x, the maximum TSR modifier, resulting in 200% of the amount of performance shares granted actually vesting. The following tables provide the applicable performance goals and equation for determining the number of vested performance shares:

Performance	Average ROIC	ROIC Award Percentage
Superior	≥16%	150%
Target	13%	100%
Threshold	10%	50%
< Threshold	<10%	0%

Total Shareholder Return Performance	TSR Modifier
> 15% above Peer Group Average	1.33
Within ±15% of Peer Group Average	1.00
< 15% below Peer Group Average	0.67

(3)	This column reflects, for Mr. Dickson, an equity inducement award of restricted stock, and for all other NEOs, grants of restricted stock units under the 2009 LTIP.

The equity inducement award of restricted stock to Mr. Dickson was not made under the 2009 LTIP, but the shares are generally subject to the same terms and conditions as would be applicable if the shares had been granted under the 2009 LTIP. The shares of restricted stock are scheduled to vest as follows, provided Mr. Dickson is still employed by McDermott on the vesting date:

Date	Shares Vesting
June 15, 2014	212,164
June 15, 2015	108,439
June 15, 2016	108,440
June 15, 2017	108,439

Excluding the restricted stock units discussed in footnote (4) below, each restricted stock unit represents the right to receive one share of McDermott common stock and is generally scheduled to vest in one-fourth increments on the first, second, third and fourth anniversaries of the date of grant. Upon vesting, the restricted stock units are converted into shares of McDermott common stock.

(4)

This column reflects grants of non-qualified stock options under the 2009 LTIP. Each grant represents the right to purchase, at the exercise price, shares of McDermott common stock over a period of seven years. The stock options are generally scheduled to vest and become exercisable in one-third increments on the first, second and third anniversaries of the date of grant.

(5)

This column reflects the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant for restricted stock and restricted stock units, a Monte Carlo simulation model for performance shares, and the Black-Scholes option pricing model for stock options. The Monte Carlo simulation model for performance shares and the Black-Scholes option pricing model for stock options each requires various assumptions, including assumptions about the expected life of the award and stock return and stock price volatility. For more information regarding the compensation expense related to 2013 awards, and a discussion of valuation assumptions utilized in performance share and option pricing, see Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2013.

(6)

These grants of restricted stock units represent retention restricted stock unit awards. Each such restricted stock unit represents the right to receive one share of McDermott common stock and is generally scheduled to vest 100% on the second anniversary of the date of grant. Upon vesting, the restricted stock units are converted into shares of McDermott common stock.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our NEOs which were outstanding as of December 31, 2013.

Name	Grant Date	Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Mr. Dickson
RSA(4)	10/31/13						537,482	$4,923,335	—	—
Mr. Johnson
NQSO	05/14/09	255,744	—	—	$9.36	05/14/16
NQSO	03/04/10	141,597	—	—	$13.09	03/04/17
NQSO	03/04/11	65,422	32,711	—	$25.64	03/04/18
NQSO	03/05/12	59,952	119,904	—	$14.44	03/05/19
NQSO	03/05/13	—	257,730	—	$10.50	03/05/20
RSUs(5)	03/04/11						12,496	$114,463	—	—
RSUs(5)	03/05/12						55,466	$508,069	—	—
RSUs(6)	03/05/13						114,416	$1,048,051	—	—
PShares	03/04/11						—	—	28,265	$258,903
PShares	03/05/12						—	—	54,230	$496,742
PShares	03/05/13								79,084	$724,407
Mr. Elders
NQSO	05/13/10	60,292	—	—	$13.37	05/13/17
NQSO	03/04/11	16,354	8,177	—	$25.64	03/04/18
NQSO	03/05/12	16,187	32,374	—	$14.44	03/05/19
NQSO	03/05/13	—	56,700	—	$10.50	03/05/20
RSUs(5)	03/04/11						3,250	$29,770	—	—
RSUs(5)	03/05/12						15,580	$142,713	—	—
RSUs(6)	03/05/13						26,188	$239,882	—	—
PShares	03/04/11						—	—	7,065	$64,715
PShares	03/05/12						—	—	14,642	$134,116
PShares	03/05/13						—	—	17,398	$159,368
Mr. McCormack
NQSO	03/05/09	14,155	—	—	$5.64	03/05/16
NQSO	03/04/10	25,555	—	—	$13.09	03/04/17
NQSO	03/04/11	7,604	3,802	—	$25.64	03/04/18
NQSO	05/13/11	12,208	6,104	—	$20.47	05/13/18
NQSO	03/05/12	17,985	35,970	—	$14.44	03/05/19
NQSO	03/05/13	—	64,431	—	$10.50	03/05/20
RSUs(5)	03/04/11						1,465	$13,419	—	—
RSUs(5)	05/13/11						2,602	$23,834	—	—
RSUs(5)	03/05/12						16,772	$153,632	—	—
RSUs(6)	03/05/13						29,296	$268,351	—	—
PShares	03/04/11						—	—	3,285	$30,091
PShares	05/13/11						—	—	5,637	$51,635
PShares	03/05/12						—	—	16,268	$149,010
PShares	03/05/13								19,771	$181,100

Name	Grant Date	Option Awards(1)					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Mr. Cummins
NQSO	05/12/05	11,629	—	—	$3.47	05/12/15
NQSO	03/05/09	10,658	—	—	$5.64	03/05/16
NQSO	03/04/10	14,781	—	—	$13.09	03/04/17
NQSO	03/04/11	5,724	2,862	—	$25.64	03/04/18
NQSO	03/05/12	5,995	11,990	—	$14.44	03/05/19
NQSO	03/05/13	—	51,546	—	$10.50	03/05/20
RSU(5)	03/04/11						1,137	$10,415	—	—
RSU(5)	03/05/12						5,770	$52,853	—	—
RSU(6)	03/05/13						23,808	$218,081	—	—
RSU(7)	03/05/13						47,619	$436,190	—	—
PShares	03/04/11						—	—	2,472	$22,644
PShares	03/05/12						—	—	5,423	$49,670
PShares	03/05/13						—	—	15,817	$144,881
Ms. Hinrichs
NQSO	03/05/09	27,203	—	—	$5.64	03/05/16
NQSO	03/04/10	45,313	—	—	$13.09	03/04/17
NQSO	03/04/11	14,720	7,360	—	$25.64	03/04/18
NQSO	03/05/12	11,990	23,980	—	$14.44	03/05/19
NQSO	03/05/13	—	56,700	—	$10.50	03/05/20
RSUs	03/04/11						3,338	$30,576	—	—
RSUs	03/05/12						11,542	$105,725	—	—
RSU(6)	03/05/13						26,188	$239,882	—	—
RSU(7)	03/05/13						47,619	$436,190	—	—
PShares	03/04/11						—	—	6,359	$58,244
PShares	03/05/12						—	—	10,845	$99,340
PShares	03/05/13						—	—	17,398	$159,368
Mr. Mitchell
NQSO	03/05/09	6,807	—	—	$5.64	03/05/16
NQSO	03/04/10	14,781	—	—	$13.09	03/04/17
NQSO	03/04/11	5,724	2,862	—	$25.64	03/04/18
NQSO	03/05/12	5,995	11,990	—	$14.44	03/05/19
NQSO	03/05/13	—	51,546	—	$10.50	03/05/20
RSU(5)	03/04/11						1,137	$10,415	—	—
RSU(5)	03/05/12						5,770	$52,853	—	—
RSU(6)	03/05/13						23,808	$218,081	—	—
RSU(7)	03/05/13						47,619	$436,190	—	—
PShares	03/04/11						—	—	2,472	$22,644
PShares	03/05/12						—	—	5,423	$49,670
PShares	03/05/13						—	—	15,817	$144,881

(1)

The awards in this column represent grants of stock options, which generally become exercisable in accordance with the following vesting schedule: 1/3 per year on first, second and third anniversaries of grant date.

(2)	Market values in these columns are based on the closing price of our common stock as reported on the New York Stock Exchange as of December 31, 2013 ($9.16).

(3)

The awards in this column represent grants of performance shares, which generally may vest on the third, fourth and/or fifth anniversaries of the grant date based on the attainment of stated performance levels. The number and value of performance shares listed with a grant date in 2011 is based on achieving threshold performance as of the December 31, 2013 measurement date. The number and value of performance shares reported with a grant date in 2012 is based on achieving threshold performance as of the December 31, 2014 measurement date. The number and value of performance shares reported with a grant date in 2013 is based on achieving threshold performance as of the December 31, 2015 measurement date.

(4)

The award to Mr. Dickson represents a grant of restricted stock, which generally vests as follows: 212,164 shares on June 15, 2014, 108,439 shares on June 15, 2015, 108,440 shares on June 15, 2016 and 108,439 shares on June 15, 2017.

(5)	These awards represent grants of restricted stock units, which generally vest 1/3 per year on the first, second and third anniversaries of grant date.

(6)	These awards represent grants of restricted stock units, which generally vest 1/4 per year on the first, second, third and fourth anniversaries of grant date.

(7)	These awards represent grants of retention restricted stock units, which generally vest 100% on the second anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following Option Exercises and Stock Vested table provides information about the value realized by our NEOs on exercises of option awards and vesting of stock awards during the year ended December 31, 2013.

	Option Awards		Stock Awards(1)

Name	Shares Acquired on Exercise (#)	Value Realized on Exercise	Shares Acquired on Vesting (#)	Value Realized on Vesting

Mr. Dickson	0	N/A	0	N/A
Mr. Johnson	0	N/A	73,687	$774,610
Mr. Elders	0	N/A	23,927	$234,932
Mr. McCormack	0	N/A	18,598	$192,013
Mr. Cummins	0	N/A	7,347	$77,232
Ms. Hinrichs	0	N/A	19,295	$202,868
Mr. Mitchell	0	N/A	7,347	$77,232

(1)

The number of shares acquired on vesting reflected in this table represents the aggregate number of shares that vested during 2013 in connection with awards of restricted stock units. The value realized on vesting was calculated based on the fair market value of the underlying shares on the vesting date. The following table sets forth the number of shares withheld by McDermott to satisfy the minimum statutory withholding tax due upon vesting of such restricted stock units:

Name	Shares Withheld by McDermott on Vesting of Stock Awards (#)

Mr. Dickson	N/A
Mr. Johnson	20,117
Mr. Elders	6,624
Mr. McCormack	5,110
Mr. Cummins	2,569
Ms. Hinrichs	5,398
Mr. Mitchell	2,569

PENSION BENEFITS

The following Pension Benefits table shows the present value of accumulated benefits payable to each of our NEOs under the defined benefit pension plans that we sponsor. All benefits under the defined benefit pension plans that we sponsor are frozen.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2013
Mr. Dickson	N/A	N/A	N/A	N/A
Mr. Johnson	N/A	N/A	N/A	N/A
Mr. Elders	N/A	N/A	N/A	N/A
Mr. McCormack	N/A	N/A	N/A	N/A
Mr. Cummins	TCN Plan(1)	23.92	$565,000	$0
Ms. Hinrichs	U.S. Retirement Plan(2)	11.167	$400,472	$0
	U.S. Excess Plan(2)	11.167	$167,645	$0
Mr. Mitchell	TCN Plan	19.50	$363,000	$0

(1)

The present value of accumulated benefits reflected above for the TCN Plan is based on a 4.8% discount rate and the SAPS “All lives” base mortality table with improvements in the near future in line with the CMI_2011 model with a long term rate of future mortality improvements for both men and women of 1%.

(2)

The present value of accumulated benefits reflected above for the U.S. Retirement Plan and the U.S. Excess Plan is based on a 4.8% discount rate and the RP2000 mortality table for annuitants projected with generational mortality improvement scale.

U.S. Retirement Plan. We refer to our qualified defined benefit pension plan as the U.S. Retirement Plan. Ms. Hinrichs is the only NEO who participates in the U.S. Retirement Plan, which plan has been frozen since 2006 and under which she is accruing no additional benefits. The U.S. Retirement Plan is funded by a trust, and includes provisions related to eligibility, participation and benefit formulas for applicable employees.

Under the U.S. Retirement Plan, normal retirement is the later of (1) age 65 or (2) the fifth anniversary of the date an employee becomes a participant. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under the Retirement Plan depend on the employee’s date of hire and age. For employees hired on or after April 1, 1998 (including Ms. Hinrichs), an employee is eligible for early retirement after completing at least 15 years of credited service and attaining the age of 55. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is generally reduced 0.4% for each month that benefits commence before age 62. Ms. Hinrichs has not accrued enough credited service to be eligible for early retirement under the U.S. Retirement Plan.

Ms. Hinrichs’ benefits under the U.S. Retirement Plan are calculated as follows: 1.2% of final average monthly compensation as of June 30, 2010 up to the Social Security limit times credited service up to 35 years, plus 1.65% of final average monthly compensation as of June 30, 2010 in excess of the Social Security limit times credited service up to 35 years. Final average monthly compensation excludes bonuses and commissions.

U.S. Excess Plan. We refer to our nonqualified pension plan as the U.S. Excess Plan. Ms. Hinrichs is the only NEO who participates in the U.S. Excess Plan, which plan has been frozen since 2006 and under which she is accruing no additional benefits. To the extent benefits payable under the U.S. Retirement Plan are limited by Section 415(b) or 401(a)(17) of the U.S. Internal Revenue Code, pension benefits will be paid under the terms of the U.S. Excess Plan. Because benefits entitlement under the U.S. Excess Plan and the U.S. Retirement Plan are linked, benefits under the U.S. Excess Plan have been frozen since 2006, when benefit accruals under the U.S. Retirement Plan were frozen.

TCN Pension Plan. We refer to our defined benefit pension plan for certain non-U.S. employees as the TCN Pension Plan. Messrs. Cummins and Mitchell are the only NEOs who participate in the TCN Pension Plan, which plan is now frozen and under which Mr. Cummins is accruing no additional benefits. The TCN Pension Plan is funded by a trust, and includes provisions related to eligibility, participation and benefit formulas for employees who were employed by certain of our non-U.S. subsidiaries.

Under the TCN Pension Plan, normal retirement age is 65. The normal form of payment is a single-life annuity or a 66% joint and survivor annuity, depending on the employee’s marital status when the payments are scheduled to begin. Early retirement eligibility and benefits under the TCN Pension Plan are generally available for employees who have completed at least 10 years of service and attained the age of 55. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is generally reduced 0.5% for each month that benefits commence before age 60.

Normal retirement benefits under the TCN Pension Plan are calculated as follows: Number of years of credit service times 1/100th of the average of the highest three successive annual base salaries during the last 10 years of credited service preceding December 31, 2011, the normal retirement date, date of death or severance from service date, whichever occurs first.

For more information on our retirement plans, see “Compensation Discussion and Analysis — Retirement Plans.”

NONQUALIFIED DEFERRED COMPENSATION

The following Nonqualified Deferred Compensation table summarizes our NEOs’ compensation under the McDermott International, Inc. Director and Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). The compensation shown in this table is entirely attributable to the Deferred Compensation Plan.

The Deferred Compensation Plan is an unfunded, defined contribution retirement plan for directors and officers of McDermott and its subsidiaries selected to participate by our Compensation Committee. Benefits under the Deferred Compensation Plan are based on: (1) the participant’s deferral account, which is comprised of the notional account balance reflecting any executive contributions of deferred compensation; and (2) the participant’s vested percentage in his or her company account, which is comprised of the notional account balance reflecting any Company Contributions. A participant is at all times 100% vested in his or her deferral account. A participant generally vests in his or her company account 20% each year, subject to accelerated vesting for death, disability and termination without cause or termination within 24 months following a change in control. Mr. Dickson was not a participant in the Deferred Compensation Plan in 2013.

Name	Executive Contributions in 2013(1)	Company Contributions in 2013(2)	Aggregate Earnings in 2013(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/13(4)	Percentage Vested at 12/31/13(5)
Mr. Dickson	—	—	—	—	—	—
Mr. Johnson	$0	$47,500	$65,346	$0	$428,356	100%
Mr. Elders	$0	$24,687	$7,827	$0	$129,531	60%
Mr. McCormack	$0	$26,750	$24,767	$0	$138,738	100%
Mr. Cummins	$0	$18,750	$8,417	$0	$54,856	40%
Ms. Hinrichs	$0	$22,437	$0	$0	$194,669	100%
Mr. Mitchell	$0	$18,750	$0	$0	$48,299	40%

(1)

In November 2010, our Compensation Committee approved the deferral of eligible executives’ compensation beginning January 1, 2011. Under the terms of our Deferred Compensation Plan, an eligible executive may defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any year.

(2)

We make annual contributions to specified participants’ notional accounts equal to a percentage of the participant’s prior-year compensation. Under the terms of the Deferred Compensation Plan, the contribution percentage does not need to be the same for each participant. Additionally, our Compensation Committee may make a discretionary contribution to a participant’s account at any time. In 2013, our contributions on behalf of NEOs equaled 5% the participants’ Compensation (as defined in the Deferred Compensation Plan) received in 2012. Those contributions are included in the Summary Compensation Table above as “All Other Compensation.”

(3)

The amounts reported in this column represent notional accrued gains or losses during 2013 on each NEO’s account. The accounts are “participant-directed,” in that each participant personally directs the investment of contributions made on his or her behalf. As a result, any accrued gains or losses are attributable to the performance of the NEO’s notional mutual fund investments. No amount of the earnings shown is reported as compensation in the Summary Compensation Table.

(4)

The amounts reported in this column consist of contributions made by McDermott and notional accrued gains or losses as of December 31, 2013. The balances shown include contributions from previous years which have been reported as compensation to the NEOs in the Summary Compensation Table for those years — to the extent a NEO was included in the Summary Compensation Table during those years. The amounts of such contributions previously included in the Summary Compensation Table and years reported are as follows: Mr. Johnson received contributions from McDermott of $108,068 in 2012, $97,932 in 2011 and $69,375 in 2010; Mr. Elders received contributions from McDermott of $43,970 in 2012 and $39,950 in 2011; Mr. McCormack received contributions from McDermott of $38,828 in 2012 and $36,170 in 2011; and Ms. Hinrichs received contributions from McDermott of $37,662 in 2012, $43,511 in 2011 and $29,549 in 2010.

(5)

Under the terms of his separation agreement, Mr. Johnson was 100% vested in his Deferred Compensation Plan balance at December 31, 2013. Mr. McCormack was 100% vested in his Deferred Compensation Plan balance as a result of his separation from service with McDermott after obtaining age 65.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show potential payments to certain of our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due (assuming each is applicable) involving a change in control or termination of employment of each of our NEOs, assuming a December 31, 2013 termination date and, where applicable, using the closing price of our common stock of $9.16 as of December 31, 2013 (as reported on the NYSE). These tables do not reflect amounts that would be payable to the NEOs pursuant to benefits or awards that are already vested.

The amounts reported in the below tables for stock options, restricted stock units and performance shares represent the value of unvested and accelerated shares or units, as applicable, calculated by:

•

for stock options: multiplying the number of accelerated options by the difference between the exercise price and $9.16 (the closing price of our common stock on December 31, 2013, as reported on the NYSE); and

•	for restricted stock units and performance shares: multiplying the number of accelerated shares or units by $9.16 (the closing price of our common stock on December 31, 2013, as reported on the NYSE).

Mr. Johnson retired from his position as President and Chief Executive Officer of McDermott on December 16, 2013, and as Chairman and a member of the Board of Directors effective December 31, 2013. In connection with his retirement, we entered into a separation agreement with Mr. Johnson. Under the terms of that separation agreement, Mr. Johnson will continue to vest in: (1) 410,345 stock options as if he had remained employed by McDermott though March 15, 2016; (2) 189,754 restricted stock units as if he had remained employed through March 15, 2017; and (3) 401,059 performance shares as if he had remained employed through March 15, 2017. The value of the stock options, restricted stock units and performance shares, less a number of restricted stock units that were forfeited in connection with the payment of certain taxes, is expected to be determined on the anniversaries of each award’s applicable grant date in March 2015, 2016 and 2017. Additionally, $171,345, or 40%, of Mr. Johnson’s benefits under the Deferred Compensation Plan were fully vested as of December 31, 2013 pursuant to the terms of his separation agreement.

Mr. McCormack retired from his position as Executive Vice President and Chief Operating Officer of McDermott on October 31, 2013. In connection with his retirement, we entered into a separation agreement with Mr. McCormack. Under the terms of that separation agreement, Mr. McCormack will continue to vest in: (1) 88,830 stock options; (2) 36,389 restricted stock units; and (3) 50,379 performance shares as if he had remained employed by McDermott though October 31, 2015. The value of the stock options, restricted stock units and performance shares, less a number of restricted stock units that were forfeited in connection with the payment of certain taxes, is expected to be determined on the anniversaries of each award’s applicable grant date in 2014 and 2015.

Mr. Mitchell resigned from his position as Senior Vice President and General Manager, Middle East & Atlantic, on January 27, 2014. In connection with his resignation, we entered into a separation agreement with Mr. Mitchell. Under the terms of that separation agreement, Mr. Mitchell was paid: (1) $748,694, representing a statutorily provided end-of-service payment to which he was entitled on termination of employment as an expatriate employee in the United Arab Emirates, determined based on Mr. Mitchell’s base salary on termination and his years of service within the U.A.E.; (2) a relocation allowance in the amount of $10,000; and (3) accrued but unutilized vacation pay in the amount of $16,985.

Estimated Value of Benefits to Be Received Upon Termination Due to Death or Disability

The following table shows the value of payments and other benefits due the listed NEOs assuming their death or disability as of December 31, 2013.

	Mr. Dickson	Mr. Elders	Mr. Cummins	Ms. Hinrichs	Mr. Mitchell
Severance Payments	—	—	—	—	—
EICP	—	—	—	—	—
Deferred Compensation Plan(1)	—	$ 51,812	$ 32,914	$ 0	$28,979
Stock Options(2) (unvested and accelerated)	—	$ 0	$ 0	$ 0	$ 0
Restricted Stock Awards(3)	$4,923,335	—	—	—	—
Restricted Stock Units(4) (unvested and accelerated)	—	$412,365	$717,539	$812,373	$717,539
Performance Shares(5) (unvested)	—	$873,388	$577,107	$790,893	$577,107

Total	$4,923,335	$1,337,565	$1,327,560	$1,603,266	$1,323,626

(1)

The amounts reported represent 40% of Mr. Elders’ and 60% of Messrs. Cummins’ and Mitchell’s respective DCP balance as of December 31, 2013 that would become vested on death or disability. Mr. Dickson was not a participant in the DCP as of December 31, 2013. Because Ms. Hinrichs is 100% vested in her DCP balance, no additional amount would become vested on her death or disability.

(2)

Under the terms of the outstanding stock option awards held by each of the listed NEOs as of December 31, 2013, all unvested option awards would become vested and exercisable on death or disability. Due to the exercise price of the stock options outstanding and the closing price of our common stock on December 31, 2013, the aggregate value of stock options that would become vested and exercisable on death or disability for each applicable NEO would be $0.

(3)	Under the terms of the restricted stock award agreement between McDermott and Mr. Dickson, all unvested restricted stock would become vested upon Mr. Dickson’s death or disability.

(4)

Under the terms of the outstanding restricted stock unit awards held by each of the listed NEOs as of December 31, 2013, all unvested restricted stock unit awards would become vested and exercisable on his or her death or disability.

(5)

Under the terms of the outstanding 2011 and 2012 performance share awards held by each of the listed NEOs as of December 31, 2013, 100% of the initial performance shares granted would vest on the third, fourth and fifth anniversary of the grant date on his or her death or disability. The number of performance shares that would vest is the number of performance shares that would have vested based on actual performance had the NEO remained employed with McDermott until the third, fourth and fifth anniversaries of the grant date. Under the terms of the outstanding 2013 performance share awards held by each of the listed NEOs as of December 31, 2013, 100% of the initial performance shares granted would vest on the third anniversary of the grant date on his or her death or disability. The number of performance shares that would vest is the number of performance shares that would have vested based on actual performance had the NEO remained employed with McDermott until the third anniversary of the grant date. Accordingly, each applicable listed NEO may vest in a number of performance shares ranging from 0% — 200% of the initial performance shares granted, depending on McDermott’s performance during the applicable measurement periods.

The amounts reported assume a total of 100% of the initial performance shares granted will vest during the applicable measurement periods, valued at the closing price of McDermott stock as reported on the NYSE on December 31, 2013, although the actual value of such performance shares that may vest could be $0 for each NEO and up to $1,746,776 for Mr. Elders, $1,154,214 for Mr. Cummins, $1,154,214 for Mr. Mitchell and $1,581,786 for Ms. Hinrichs, in each case representing a total of 200% of the initial performance shares granted. Additionally, the value of McDermott common stock could be greater or less than the amount used to value the performance shares for this table.

Estimated Value of Benefits to Be Received Upon Change in Control

We have change-in-control agreements with various officers, including each of our NEOs. Generally, under these agreements, if a NEO is terminated within one year following a change in control either: (1) by our company for any reason other than cause or death or disability; or (2) by the NEO for good reason, McDermott is required to pay the NEO a severance payment based on the NEO’s salary and a severance payment based on the NEO’s target EICP percentage. In addition to these payments, the NEO would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary, earned but unused vacation and reimbursements.

Under these agreements, a “change in control” generally occurs on the occurrence of any of the following:

•

a person becomes the beneficial owner of 30% or more of the combined voting power of McDermott’s then outstanding voting stock unless such acquisition is made directly from McDermott in a transaction approved by a majority of McDermott’s incumbent directors;

•	individuals who are incumbent directors cease for any reason to constitute a majority of McDermott’s board;

•

completion of a merger or consolidation of McDermott with another company or an acquisition by McDermott or its subsidiaries, unless immediately following such merger, consolidation or acquisition: (1) all or substantially all of the individuals or entities that were the beneficial owners of outstanding McDermott voting securities immediately before such merger, consolidation or acquisition beneficially own at least 50% of the then outstanding shares of voting stock of the parent corporation resulting from the merger, consolidation or acquisition in the same relative proportions as their ownership immediately before such merger, consolidation or acquisition; (2) if such merger, consolidation or acquisition involves the issuance or payment by McDermott of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired, does not exceed 50% of the sum of the fair market value of the outstanding McDermott voting stock plus the principal amount of our consolidated long-term debt; (3) no person beneficially owns 30% or more of the then outstanding shares of the voting stock of the parent company resulting from such merger, consolidation or acquisition; and (4) a majority of the members of the board of directors of the parent corporation resulting from such merger, consolidation or acquisition were incumbent directors of McDermott immediately before such merger, consolidation or acquisition;

•

completion of the sale or disposition of 50% or more of the assets of McDermott and its subsidiaries on a consolidated basis, unless immediately following such sale or disposition: (1) the individuals and entities that were beneficial owners of outstanding McDermott voting stock immediately before such sale or disposition beneficially own at least 50% of the then outstanding shares of voting stock of McDermott and of the entity that acquires the largest portion of such assets, and (2) a majority of the members of the McDermott Board (if it continues to exist) and the board of directors of the entity that acquires the largest portion of such assets were incumbent directors of McDermott immediately before the completion of such sale or disposition; or

•	any other set of circumstances is deemed by the Board in its sole discretion to constitute a change in control.

The change-in-control agreements do not provide for excise tax gross-ups. They do, however, provide for the potential reduction in payments to the applicable officer in order to avoid excise taxes.

The following table shows the estimated value of payments and other benefits due the listed NEOs, assuming a change in control and termination as of December 31, 2013. Because Mr. Dickson joined McDermott in October 2013, he was not a participant in the EICP for 2013 and would not have been entitled to an EICP-based severance payment assuming a change in control and termination as of December 31, 2013.

	Mr. Dickson	Mr. Elders	Mr. Cummins	Ms. Hinrichs	Mr. Mitchell
Salary-Based Severance Payment(1)	$2,125,000	$1,745,822	$1,516,192	$1,616,496	$1,516,912
EICP-Based Severance Payment(2)	—	$ 360,500	$ 315,000	$ 334,425	$ 315,000
Deferred Compensation Plan(3)	—	$ 51,812	$ 32,914	$ 0	$ 28,979
Stock Options(4) (unvested and accelerated)	—	$ 0	$ 0	$ 0	$ 0
Restricted Stock Awards(4) (unvested and accelerated)	$4,923,335	—	—	—	—
Restricted Stock Units(4) (unvested and accelerated)	—	$ 412,365	$ 717,539	$ 812,373	$ 717,539
Performance Shares(4) (unvested and accelerated)	—	$ 873,388	$ 577,107	$ 790,893	$ 577,107

Total	$7,048,335	$3,443,887	$3,158,752	$3,554,187	$3,155,537

(1)

The salary-based severance payment made to each listed NEO, with the exception of Mr. Dickson, in connection with a change in control would be a cash payment equal to 200% of the sum of his or her annual base salary prior to termination and his or her EICP target award applicable to the year in which the termination occurs. The severance payment made to Mr. Dickson in connection with a change in control would be a cash payment equal to 250% of the sum of his annual base salary prior to termination and his EICP target award applicable to the year in which the termination occurs.

For a hypothetical termination as of December 31, 2013, the salary-based severance payment under a change in control would have been calculated based on the following base salary and target EICP awards. See “Grants of Plan-Based Awards” above for more information on the calculation of target EICP awards.

NEO	Annual Base Salary	Target EICP Award
Mr. Dickson	$850,000	—
Mr. Elders	$515,000	$357,911
Mr. Cummins	$450,000	$308,096
Ms. Hinrichs	$477,750	$330,498
Mr. Mitchell	$450,000	$308,096

(2)

Each listed NEO could receive up to two EICP-based severance payments in connection with a change in control depending on the timing of the termination relative to the payment of an EICP award, as follows:

•

If an EICP award for the year prior to termination is paid to other EICP participants after the date of the NEO’s termination, the NEO would be entitled to a cash payment equal to the product of the NEO’s target EICP percentage (or, if greater, the actual amount of the bonus determined under the EICP for the year prior to termination) and the NEO’s annual base salary for the applicable period. No such payment would have been due a NEO on a December 31, 2013 termination, because the 2012 EICP awards had already been paid.

•

The NEO would be entitled to a prorated EICP payment based upon the NEO’s target EICP percentage for the year in which the termination occurs and the number of days in which the NEO was employed with us during that year. Based on a hypothetical December 31, 2013 termination, each NEO would have been entitled to an EICP payment equal to 100% of his or her 2013 target EICP percentage times annual base salary, calculated based on the following base salary and target EICP percentage:

NEO	Annual Base Salary	Target EICP Percentage
Mr. Dickson	$850,000	—
Mr. Elders	$515,000	70%
Mr. Cummins	$450,000	70%
Ms. Hinrichs	$477,750	70%
Mr. Mitchell	$450,000	70%

(3)

The amounts reported represent 40% of Mr. Elders’ and 60% of Messrs. Cummins’ and Mitchell’s respective Deferred Compensation Plan balance as of December 31, 2012 that would become vested in connection with a termination of employment following a change in control. Mr. Dickson was not a participant in the Deferred Compensation Plan as of December 31, 2013. Because Ms. Hinrichs is 100% vested in her Deferred Compensation Plan balance, no additional amount would become vested in connection with a termination of employment following a change in control. Under the Deferred Compensation Plan, a “change in control” generally occurs if:

•

a person (other than a McDermott employee benefit plan or a corporation owned by McDermott stockholders in substantially the same proportion as the ownership of McDermott voting shares) is or becomes the beneficial owner of 30% or more of the combined voting power of McDermott’s then outstanding voting stock;

•

during any period of two consecutive years, individuals who at the beginning of such period constitute McDermott’s Board of Directors, and any new director whose election or nomination by McDermott’s Board was approved by at least two-thirds of the directors of McDermott’s Board then still in office who either were directors at the beginning of the period or whose election or nomination was previously approved, cease to constitute a majority of McDermott’s Board;

•

a merger or consolidation of McDermott with any other corporation or entity has been completed, other than a merger or consolidation which results in the outstanding McDermott voting securities immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power of the voting securities of McDermott or the surviving entity outstanding immediately after such merger or consolidation;

•	McDermott’s stockholders approve (1) a plan of complete liquidation of McDermott; or (2) an agreement for the sale or disposition by McDermott of all or substantially all of McDermott’s assets; or

•

within one year following the completion of a merger or consolidation transaction involving McDermott, (1) individuals who, at the time of execution and delivery of definitive agreements completing such transaction constituted the Board, cease for any reason (excluding death, disability or voluntary resignation) to constitute a majority of the Board; or (2) either individual, who at the first execution and delivery of definitive agreements completing the transaction, served as Chief Executive Officer or Chief Financial Officer does not, for any reason (excluding death, disability or voluntary resignation), serve as the Chief Executive Officer or Chief Financial Officer, as applicable, of McDermott, or if McDermott does not continue as a registrant with a class of equity securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, as the Chief Executive Officer or Chief Financial Officer, as applicable, of a corporation or other entity that is (A) a registrant with a class of equity securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and (B) the surviving entity in such transaction or a parent entity of the surviving entity or McDermott following the completion of such transaction; provided, however, that a change in control would not be deemed to have occurred pursuant to this clause in the case of a merger or consolidation which results in the voting securities of McDermott outstanding immediately prior to the completion of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 55% of the combined voting power of the voting securities of the McDermott or the surviving entity outstanding immediately after such merger or consolidation.

(4)

Under the terms of the stock option and restricted stock unit awards outstanding, all unvested stock options would become vested and exercisable and all unvested restricted stock units would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Due to the exercise price of the stock options outstanding for our NEOs and the closing price of our common stock on the NYSE on December 31, 2013, the aggregate value of stock options that would become vested and exercisable on a change in control, regardless of whether there is a subsequent termination of employment, would be $0. Under the terms of the performance share awards outstanding, the greater of (1) 100% of the initial performance shares granted, or (2) the vested percentage of initial performance shares determined in accordance with the grant agreement would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Under the 2009 LTIP, a “change in control” generally occurs under the same circumstances described above with respect to our Deferred Compensation Plan, except that the 2009 LTIP does not include, as a change in control event, the event described in the last bullet in note (3) above.

ADVISORY VOTE TO APPROVE NEO COMPENSATION

(ITEM 2)

As required by Section 14A(a)(1) of the Exchange Act, we are providing our stockholders with an advisory vote to approve NEO compensation.

The Compensation Committee has overall responsibility for our compensation plans, policies and programs with respect to the NEOs. Additional information regarding the Compensation Committee and its role is described under “Compensation Discussion and Analysis” and the related tables and narrative disclosures. Our compensation programs are based on our belief that our ability to develop, attract, retain and motivate qualified employees to develop, expand and execute sound business opportunities is essential to the success of our company. To that end, the Compensation Committee, with the assistance of its compensation consultant, designs and administers compensation programs with the participation of our management. These programs generally seek to provide compensation that:

•	incentivizes and rewards short- and long-term performance, continuity of service and individual contributions; and

•	promotes retention of well-qualified executives, while aligning the interests of our executives with those of our stockholders.

We believe our compensation programs motivate and encourage the retention of the NEOs, while allowing for appropriate levels of business risk through some of the following features:

•

Reasonable Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of our executive officers provides a reasonable and appropriate mix of cash and equity, annual and longer-term incentives and performance metrics.

•

Emphasis on Long-Term Incentive Compensation Over Annual Incentive Compensation — Long-term incentive compensation typically makes up a larger percentage of an executive officer’s total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of our employees with those of stockholders. In addition, tying a significant portion of an employee’s total direct compensation to long-term incentives (which typically vest over a period of three or more years) helps to promote longer-term perspectives regarding our company’s performance.

•	Clawback Policy — The Compensation Committee has adopted a policy that allows McDermott to take back, under certain circumstances, compensation paid to executive officers.

•

Long-Term Incentive Compensation Subject to Forfeiture — The Compensation Committee may terminate any outstanding stock award if the recipient, while employed by McDermott or performing services on behalf of McDermott under any consulting agreement: (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony; or (2) engages in conduct that adversely affects or, in the sole judgment of the Compensation Committee, may reasonably be expected to adversely affect, the business reputation or economic interests of our company.

•	Annual Incentive Compensation Subject to Threshold Performance and Linear and Capped Payouts — The Compensation Committee establishes financial performance goals which are generally used to plot a linear payout formula for annual incentive compensation, eliminating payout “cliffs” between the established performance goals. Threshold levels of performance required to earn short-term incentives are tied to achievement of financial results that correlate to our operating income. The maximum payout for the annual incentive compensation is capped at 200% of target.

•

Use of Multiple Performance Metrics — Utilizing diversified performance measures helps prevent compensation opportunities from being overly weighted toward the performance result of a single measure. In general, our incentive programs are historically based on a mix of financial and individual goals. In recent years our primary financial performance metric has been operating income. Compared to other financial metrics, operating income is a measure of the profitability of our business which helps drive accountability at our operating segments, thereby reducing risks related to incentive compensation by putting the focus on quality of revenues, not quantity. Additionally, commencing in 2011, the Compensation Committee utilized relative total shareholder return and return on invested capital as additional performance measures.

•

Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines, which also help promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders. In 2010, we increased the stock ownership requirements for our executive officers and nonemployee directors to further emphasize this alignment of interests.

Reflecting these compensation objectives, compensation arrangements in 2013 provided for:

•	Three elements of target total direct compensation — annual base salary, annual incentive and long-term incentives;

•	NEO target total direct compensation, on average, being comprised 64% of performance-based compensation (excluding Mr. Dickson, who joined McDermott on October 31, 2013);

•	NEO annual incentives being comprised 100% of performance-based compensation (excluding Mr. Dickson); and

•	NEO target long-term incentive, or LTI, compensation being comprised 75% of performance-based compensation (excluding Mr. Dickson).

2013 Significant Events. Significant events in 2013 included the following:

Strategic Growth Plan Actions.

•

The acquisition in March 2013 of Deepsea Group Limited, a United Kingdom-based company that provides subsea and other engineering services to international energy companies, significantly expanding our subsea expertise.

•	The formation of our subsea division for business development, bidding and project execution and increased oversight responsibility for subsea assets.

•

The restructuring of our Atlantic operations involving, among other things, reductions of management, administrative, fabrication and engineering personnel, and a plan to discontinue utilization of the Morgan City fabrication facility.

Executive Changes. During the fourth quarter of 2013, Mr. David Dickson was appointed as McDermott’s President and Chief Executive Officer and became a member of the Board of Directors, following the retirements of Mr. Stephen M. Johnson, McDermott’s former Chairman of the Board, President and Chief Executive Officer and Mr. John T. McCormack, McDermott’s former Executive Vice President and Chief Operating Officer;

2013 Metrics. Although McDermott had revenues for the year ended December 31, 2013 of $2.7 billion and year-end backlog of $4.8 billion, the Company recognized an operating loss in 2013.

Realizable Value of Performance-Based Awards.

In accordance with our Compensation Committee’s philosophy and program, these financial results provided for:

•	No NEO annual bonus awards being earned with respect to 2013.

•	NEO stock options granted in 2011, 2012 and 2013 having no realizable value as of December 31, 2013.

•	NEO performance shares granted in 2011, 2012 and 2013 having no realizable value as of December 31, 2013.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion in McDermott’s proxy statement relating to its 2014 annual meeting of stockholders, is hereby APPROVED.”

While the resolution is non-binding, the Board of Directors plans to consider the outcome of the vote when making future compensation decisions.

VOTE TO APPROVE THE 2014 LTIP

(ITEM 3)

We are asking our stockholders to approve the adoption of the 2014 McDermott International, Inc. Long-Term Incentive Plan (the “2014 LTIP”).

On March 6, 2014, our Board of Directors adopted, subject to stockholder approval, a new long-term incentive plan, the 2014 LTIP, to replace the 2009 LTIP. We intend to reserve 6,600,000 shares for issuance pursuant to awards under the 2014 LTIP. If our stockholders approve the 2014 LTIP, shares that are available for issuance under the 2009 LTIP will become available for issuance under the 2014 LTIP, and no additional grants will be made pursuant to the 2009 LTIP or any other prior plans.

A summary of the 2014 LTIP is set forth below. This summary is, however, qualified in its entirety by reference to the text of the 2014 LTIP, which is attached as Appendix A to this Proxy Statement.

REASON FOR THE PROPOSAL

The 2014 LTIP is intended to replace the 2009 LTIP and is needed to continue our equity compensation program. As of March 7, 2014, there were 774,507 shares of common stock remaining available for grant under the 2009 LTIP, which will become available for issuance under the 2014 LTIP assuming the 2014 LTIP is approved. Any previously granted awards that are outstanding under the 2009 LTIP will remain outstanding in accordance with their terms. As of March 7, 2014, under the 2009 LTIP there were 6,022,631 restricted stock units and performance shares outstanding, and 3,599,826 stock options outstanding, with such stock options having a weighted average remaining term of 3.9 years and weighted average exercise price of $11.85. There are no previously granted awards outstanding under any other prior plans.

If the 2014 LTIP is not approved by the stockholders, we will not be able to continue our equity-based long-term incentive program, and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. The lack of an equity compensation program would eliminate a key tool in our ability to ensure alignment between executive and stockholder interests.

We believe that incentive awards are critical to attracting, retaining and engaging highly qualified employees and to aligning their financial interests with the financial interests of our stockholders. Our Board recommends that stockholders approve the 2014 LTIP to allow us to continue to provide such incentives.

Stockholder approval of the 2014 LTIP will also constitute approval for purposes of satisfying the stockholder approval requirements (1) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder so that the Compensation Committee has the discretion to grant equity-based awards in the future under the 2014 LTIP that meet the requirements of “performance-based compensation” under Section 162(m) and (2) under Section 422 of the Code so that the Compensation Committee may grant incentive stock options, or ISOs.

KEY CHANGES FROM THE 2009 LTIP

We believe that the 2009 LTIP has been effective in attracting and retaining highly-qualified employees and non-employee directors and has provided incentives that align the economic interests of participants with those of our stockholders. The 2014 LTIP retains most of the material terms of the 2009 LTIP, with certain changes to better align our plan with current trends related to plan design and corporate governance, as illustrated by the table below:

Provision	2009 LTIP	2014 LTIP
Number of shares reserved	9 million	6.6 million
Share counting provisions	No special provisions for restricted stock or restricted stock units

Each performance share, share of restricted stock or restricted stock unit counts as 1.69 shares against the total share limit; shares tendered or withheld as payment for tax withholding will become available again under the plan

	Application to options not expressly addressed	Expressly provides that shares tendered or withheld as payment for tax withholding or the exercise price of a stock option will not become available again under the plan
Change in control definition	Includes stockholder approval of asset sale	Asset sale trigger requires consummation of asset sale
Option expiration protection	Not addressed	Extends term of outstanding stock options for additional 30 days if they would otherwise expire during trading blackout period under McDermott’s insider trading policy
Dividend equivalents	Available for restricted stock units; not addressed as to stock options	Expressly prohibited with respect to stock options; performance shares subject to the same vesting and performance restrictions as the performance shares
Director award limitations	Not addressed	Grant date fair value of director awards may not exceed $500,000 per director in any calendar year

BEST PRACTICE FEATURES OF THE 2014 LTIP

•

Independent Board Oversight. The Compensation Committee of our Board of Directors, composed solely of independent directors, will approve all grants made under the 2014 LTIP, provided, however, that the Compensation Committee may delegate to any committee of the

Board, to the Chief Executive Officer and to any of our other senior officers its duties under the 2014 LTIP pursuant to such conditions or limitations as the Committee may establish. We expect that such delegation will not extend to the authority to make awards to our officers.

•	No Repricing of Options. The 2014 LTIP prohibits repricing, replacement and regranting of stock options at lower prices unless approved by our stockholders.

•	No Discounted Options. Stock options may not be granted with an exercise price below the closing price of our common stock on the NYSE on the date of grant.

•	No Dividends on Options. Dividends and dividend equivalents may not be paid or accrued on stock options.

•	Limited terms for Options. Stock options granted under the 2014 LTIP are limited to 7-year terms.

•	Awards may be subject to future clawback or recoupment. All awards granted under the 2014 LTIP will be subject to any clawback policy we have or adopt.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•

No “Evergreen” Provision. Shares authorized for issuance under the 2014 LTIP will not be automatically replenished. Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by our stockholders.

•	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

•	No Tax Gross-ups. Participants do not receive tax gross-ups under the 2014 LTIP.

NUMBER OF SHARES REQUESTED

In determining the number of shares to make available under the 2014 LTIP, the Compensation Committee considered the key historical stock usage data under the 2009 LTIP described above, the advice of Pay Governance, LLC, its independent compensation consultant, and the estimated value transfer cost of the 2014 LTIP. The Compensation Committee also considered many factors that affect the number of shares required for long-term incentive equity awards, such as changes in stock price over the life of the plan, the number of participants in the program and the size of awards to each participant. Considering all of these factors, the Compensation Committee determined that 6.6 million shares is a prudent amount to satisfy the long-term incentive goals of the 2014 LTIP and also meet the expectations of the stockholders for minimal levels of dilution.

If the 2014 LTIP is approved, the total dilution from all outstanding awards under the 2009 LTIP as of March 7, 2014 and the 6.6 million shares requested for issuance under the 2014 LTIP would be approximately 6.8% of the common shares outstanding as of March 7, 2014.

SECTION 162(M) OF THE CODE

The 2014 LTIP has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. However, there can be no guarantee that amounts payable under the 2014 LTIP will be treated as qualified “performance-based” compensation under Section 162(m). In general, under Section 162(m), in order for us to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s stockholders every five years. For purposes of

Section 162(m), the material terms include (1) the individuals eligible to receive compensation, (2) a description of the business criteria on which the performance goal is based, and (3) the maximum amount of compensation that can be paid to an individual under the performance goal. With respect to the various types of awards under the 2014 LTIP, each of these aspects is discussed below, and stockholder approval of the 2014 LTIP will be deemed to constitute approval of each of these aspects of the 2014 LTIP for purposes of the approval requirements of Section 162(m).

SUMMARY DESCRIPTION OF THE 2014 LTIP

Administration. The 2014 LTIP will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will select the participants and determine the type or types of awards and the number of shares or units to be optioned or granted to each participant under the 2014 LTIP. All or part of the award may be subject to conditions established by the Compensation Committee, which may include continued service with our company, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates or other comparable measures of performance. The Compensation Committee will have full and final authority to implement the 2014 LTIP and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2014 LTIP. As permitted by law, the Board of Directors or the Compensation Committee may delegate its duties under the 2014 LTIP to another committee of the Board of Directors or to our chief executive officer and other senior officers.

Eligibility. Members of the Board of Directors, executive officers and employees of our company and its subsidiaries, as well as consultants, are eligible to participate in the 2014 LTIP. The Compensation Committee will select the participants for the 2014 LTIP. Any participant may receive more than one award under the 2014 LTIP. Presently, 251 current and former employees and 11 current and former members of the Board of Directors participate in the 2009 LTIP. Because the 2014 LTIP provides for broad discretion in selecting participants and in making awards, however, the total number of persons who will participate going forward and the respective benefits to be awarded to them cannot be determined at this time.

Shares Available for Issuance through the 2014 LTIP. Shares approved under the 2009 LTIP which have not been awarded as of the date the 2014 LTIP is approved by stockholders will become available for issuance under the 2014 LTIP. As of March 7, 2014, 774,507 shares remained available for issuance under the 2009 LTIP. By this proposal, we are asking stockholders for authorization to reserve an additional 6,600,000 shares for issuance under the 2014 LTIP. No awards will be made under the 2014 LTIP until stockholders have approved the 2014 LTIP.

The 2014 LTIP provides for a number of forms of stock-based compensation, as further described below. Awards settled in shares other than through stock options (such as restricted stock, restricted stock units and performance shares) will count against the 2014 LTIP’s overall share limit as 1.69 shares for each share subject to such award. Stock options will count against the share limitation on a 1:1 basis. The 2014 LTIP also permits the reuse or reissuance by the 2014 LTIP of shares of common stock underlying canceled, expired, terminated or forfeited awards of stock-based compensation granted under the 2014 LTIP or the 2009 LTIP. Shares tendered or withheld as payment for tax withholding or the exercise price of a stock option will not become available again under the 2014 LTIP.

The Compensation Committee shall make appropriate adjustments in the number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise or other applicable price and other value determinations applicable to outstanding awards under the 2014 LTIP to reflect any amendment to the 2014 LTIP, stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event.

Types of Awards Under the 2014 LTIP. The Compensation Committee may award to participants incentive and nonqualified stock options, restricted stock, restricted stock units and performance shares and performance units. The forms of awards are described in greater detail below.

Stock Options. The Compensation Committee will have discretion to award incentive stock options and nonqualified stock options. A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. An incentive stock option is intended to qualify as such under Section 422 of the Code. Under the 2014 LTIP, no participant may be granted options during any fiscal year that are exercisable for more than 1,500,000 shares of our common stock. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the 2014 LTIP, the Compensation Committee will have discretion to determine the number of shares, the exercise price, the terms and conditions of exercise, whether an option will qualify as an incentive stock option under the Code and set such additional limitations on and terms of option grants as it deems appropriate.

Options granted to participants under the 2014 LTIP will expire at such times as the Compensation Committee determines at the time of the grant, but no option will be exercisable later than seven years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant’s employment. The termination provisions will be determined within the discretion of the Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment. Dividend equivalents do not attach to stock options.

Upon the exercise of an option granted under the 2014 LTIP, the option price is payable in full to us (1) in cash; (2) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender); (3) if permitted in the award agreement, by a combination of (1) and (2); or (4) by any other method approved by the Compensation Committee in its sole discretion at the time of the grant and as set forth in the related award agreement.

Restricted Stock. The Compensation Committee also will be authorized to award restricted shares of common stock under the 2014 LTIP on such terms and conditions as it shall establish. Although recipients will have the right to vote restricted shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Compensation Committee in its sole discretion. The award agreement will specify the periods of restriction, restrictions based on achievement of specific performance objectives, restrictions under applicable federal or state securities laws and such other terms it deems appropriate. Unless the Compensation Committee otherwise determines, participants will receive dividends on their shares of restricted stock. The Compensation Committee in its discretion may apply any restrictions to the dividends that it deems appropriate.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested shares of restricted stock following termination of the participant’s employment. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the 2014 LTIP and may reflect distinctions based on reasons for termination of employment.

Restricted Stock Units. An award of a restricted stock unit constitutes an agreement by us to deliver shares of our common stock or to pay an amount equal to the fair market value of a share of common stock for each restricted stock unit to a participant in the future in consideration of the performance of services. Restricted stock units may be granted by the Compensation Committee on such terms and conditions as it may establish. The restricted stock unit award agreement will specify the vesting period or periods, the specific performance objectives and such other conditions as may apply to the award. During the applicable vesting period, participants will have no voting rights with respect to the shares of common stock underlying a restricted stock unit grant. However, participants shall, unless the Compensation Committee otherwise determines, receive dividend equivalents on the shares underlying their restricted stock unit grant in the form of cash or additional restricted stock units if a dividend is paid with respect to shares of our common stock.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of employment. These provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on reasons for termination of employment.

No more than 1,500,000 shares of common stock may be granted in the form of awards of restricted stock and restricted stock units to any participant in any fiscal year.

Performance Shares and Performance Units. Performance units and performance shares are forms of performance awards that are subject to the attainment of one or more pre-established performance goals during a designated performance period. Performance units and performance shares may be granted by the Compensation Committee at any time in such amounts and on such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. The Compensation Committee in its discretion will determine the applicable performance period and will establish performance goals for any given performance period. When the performance period expires, the holder of performance shares or performance units will be entitled to receive a payout on the units and/or shares earned over the performance period based on the extent to which the performance goals have been achieved. Participants holding performance shares and/or performance units are not entitled to receive dividend equivalents for dividends declared with respect to shares of our common stock.

Payments may be made in cash or in shares of common stock that have an aggregate fair market value equal to the earned performance units or performance shares on the last day of the applicable performance period. Each award agreement will set forth the extent to which the participant will have the right to receive a payout of these performance shares and/or performance units following termination of the participant’s employment. The termination provisions will be determined by the Compensation Committee in its sole discretion, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

No more than 1,500,000 shares of common stock may be granted in the form of awards of performance shares to any participant in any fiscal year. No more than an aggregate cash payout value of $6,000,000 may be granted to any participant with respect to performance units granted in any fiscal year, as valued on the date of each grant.

Director Awards. Awards to nonemployee directors may be in any of the forms of awards described above, other than incentive stock options. The aggregate grant value of awards to nonemployee directors may not exceed $500,000 per director in any calendar year.

Performance Measures. The Compensation Committee may grant awards under the 2014 LTIP to eligible employees subject to the attainment of specified performance measures. The number of performance-based awards granted to an officer or employee in any year will be determined by the Compensation Committee in its sole discretion, subject to the limitations set forth in the 2014 LTIP. The value of each performance-based award will be determined based on the achievement of the pre-established, objective performance goals during each performance period. The duration of a performance period is set by the Compensation Committee. A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Compensation Committee. The Compensation Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each performance period, the performance measures that will be used to determine the achievement of those performance goals and any formulas or methods to be used to determine the value of the performance-based awards.

Performance measures will be defined by the Compensation Committee on a consolidated, group or division basis and/or in comparison to one or more peer groups or indices. Performance measures selected by the Compensation Committee will be one or more of the following: revenue and income measures (including revenue, gross margin, income from operations, net income, net sales and earnings per share), expense measures (including costs of goods sold, sales, general and administrative expenses and overhead costs), operating measures (including bookings, volume, margin, breakage and shrinkage, productivity and market share), cash flow measures (including net cash flow from operating activities and working capital); liquidity measures (including earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, cash flow and free cash flow), leverage measures (including equity ratio and net debt), market measures (including those relating to market price, stock price, total shareholder return and market capitalization measures), return measures (including return on equity, return on assets, cash flow return on assets, cash flow return on capital, cash flow return on equity, return on capital and return on invested capital), corporate value measures (including compliance, safety, environmental and personnel matters), and measures relating to acquisitions, dispositions or customer satisfaction.

Following the end of a performance period, the Compensation Committee will determine the value of the performance-based awards granted for the period based on its determination of the degree of attainment of the pre-established objective performance goals. The Compensation Committee will also have discretion to reduce (but not to increase) the value of a performance-based award to “Covered Employees,” as defined in Section 162(m) of the Code.

Deferrals. The Compensation Committee will have the discretion to provide for the deferral of an award or to permit participants to elect to defer payment of some or all types of awards in a manner consistent with the requirements of Section 409A of the Code.

Change in Control. The treatment of outstanding awards upon the occurrence of a change in control (as defined in the 2014 LTIP) will be determined in the sole discretion of the Compensation Committee and will be described in the applicable award agreements and need not be uniform among all awards granted under the 2014 LTIP.

Adjustment and Amendments. The 2014 LTIP provides for appropriate adjustments in the number of shares of our common stock subject to awards and available for future awards, as well as the maximum award limitations under the 2014 LTIP, in the event of changes in our outstanding common stock by reason of a merger, stock split, or certain other events. The 2014 LTIP may be modified, altered, suspended or terminated by the Board of Directors at any time and for any purpose that the Board of Directors deems appropriate, but no amendment to the 2014 LTIP shall adversely affect any outstanding awards without the affected participant’s consent, and stockholder approval is required if an amendment will materially modify the 2014 LTIP or is otherwise required by applicable law.

Transferability. Except as otherwise specified in a participant’s award agreement, no award granted pursuant to, and no right to payment under, the 2014 LTIP will be assignable or transferable by a 2014 LTIP participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, and any right granted under the 2014 LTIP will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.

Duration of the 2014 LTIP. The 2014 LTIP will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the 2014 LTIP and all performance periods for performance-based awards granted thereunder have been completed. However, in no event will any award be granted under the 2014 LTIP on or after May 6, 2024.

United States Federal Income Tax Consequences

The following summary is based on current interpretations of existing federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which the participant’s income or gain may be taxable.

Stock Options. Some of the options issuable under the 2014 LTIP may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the 2014 LTIP may be nonqualified stock options. The Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded nonqualified stock options.

Generally, upon the grant or exercise of an incentive stock option, the optionee will recognize no income for United States federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is, however, an item of tax preference that may require payment of an alternative minimum tax. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option (the “holding periods”), the participant will recognize in the year of disposition: (1) ordinary income to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized upon disposition exceeds the option price and (2) capital gain to the extent the amount realized upon disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized upon disposition and the option price.

An optionee will recognize no income on the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss.

No deduction is available to us upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a nonqualified stock option, we are entitled to a deduction in an amount equal to the income recognized by the optionee. Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options; such options would be treated as nonqualified stock options instead.

Restricted Stock. A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. In general, we will receive an income tax deduction for any compensation income taxed to the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

Restricted Stock Units. A participant who is granted a restricted stock unit will recognize no income upon grant of the restricted stock unit. At the time the underlying shares of common stock (or cash in lieu thereof) are delivered to a participant, the participant will realize compensation income equal to the full fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Performance Share or Performance Unit Awards. A participant who is granted a performance share or a performance unit award will recognize no income upon grant of the performance share or a performance unit award. At the time the common stock is received as payment in respect of a performance share or performance unit award, the participant will realize compensation income equal to the fair market value of the shares received. We will be entitled to an income tax deduction corresponding to the compensation income recognized by the participant.

Certain Tax Code Limitations on Deductibility. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by us for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2014 LTIP permits the Compensation Committee to structure grants and awards made under the 2014 LTIP to “covered employees” as performance-based compensation that is exempt from the limitation of Section 162(m) of the Code. However, the Compensation Committee may award compensation that is or may become non-deductible, and expects to consider whether it believes such grants are in our best interest, balancing tax efficiency with long-term strategic objectives.

Section 409A. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. We intend to structure awards under the Plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

Change in Control. The acceleration of the exercisability or the vesting of a grant or award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five-year period preceding the change in control. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and we are denied a deduction with respect to such excess payment.

New Plan Benefits

The benefits that will be received under the 2014 LTIP by particular individuals or groups are not determinable at this time. Awards granted under the 2014 LTIP are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. No awards or grants have been made under the 2014 LTIP that are contingent on stockholder approval of the 2014 LTIP.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	9,622,457	11.85	774,507
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	9,622,457	11.85	774,507

(1)

As of December 31, 2013, there were approximately 8.7 million securities issued as outstanding shares of restricted stock, or to be issued upon exercise or vesting of outstanding options, restricted stock units or performance shares. The number of securities in this column reflects the net adjustments resulting from awards which were vested, exercised, cancelled, forfeited and granted in the period between December 31, 2013 and March 7, 2014 and does not include securities issued and outstanding as restricted stock.

Recommendation and Vote Required

Our Board of Directors unanimously recommends a vote “FOR” approval of this proposal. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Our directors have an interest in and may benefit from the adoption of this proposal because they are eligible to receive awards under the 2014 LTIP. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote and actually voting on this proposal at the Annual Meeting. In general, brokers do not have discretionary authority on proposals relating to equity compensation plans. Therefore, absent instructions from you, your broker may not vote your shares on this proposal. Broker non-votes and abstentions will have no effect on the vote.

AUDIT COMMITTEE REPORT

The Board of Directors appoints an Audit Committee to review McDermott International, Inc.’s financial matters. Each member of the Audit Committee meets the independence requirements established by the New York Stock Exchange. The Audit Committee is responsible for the appointment, compensation, retention and oversight of McDermott’s independent registered public accounting firm. We are also responsible for recommending to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that McDermott’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013, we have taken the following steps:

•

We reviewed, and discussed with McDermott’s management and Deloitte & Touche LLP (“D&T”), McDermott’s audited consolidated balance sheet at December 31, 2013, and consolidated statements of income, comprehensive income, cash flows and stockholders’ equity for the year ended December 31, 2013.

•

We discussed with D&T, McDermott’s independent registered public accounting firm for the year ended December 31, 2013, those matters required to be discussed under the standards of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•

We received and reviewed the written disclosures and the letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning D&T’s independence from McDermott, and have discussed with D&T its independence from McDermott. We also considered whether the provision of non-audit services to McDermott is compatible with D&T’s independence.

•

We conducted periodic executive sessions with D&T, with no members of McDermott management present during those discussions. D&T did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We conducted periodic executive sessions with McDermott’s internal audit department and regularly received reports regarding McDermott’s internal control procedures.

•

We reviewed, and discussed with McDermott’s management and D&T, management’s report and D&T’s report and attestation on internal control over financial reporting, each of which was prepared in accordance with Section 404 of the Sarbanes-Oxley Act.

•	We determined that there were no former D&T employees, who previously participated in the McDermott audit, engaged in a financial reporting oversight role at McDermott.

Based on the reviews and actions described above, we recommended to the Board that McDermott’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

David A. Trice, Chairman

Stephen G. Hanks

D. Bradley McWilliams

William H. Schumann, III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2014

(ITEM 4)

Our Board of Directors has ratified the decision of the Audit Committee to appoint Deloitte & Touche LLP (“D&T”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2014. Although we are not required to seek stockholder approval of this appointment, it has been our practice to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of McDermott. Representatives of D&T will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For the years ended December 31, 2013 and 2012, McDermott paid D&T fees, including expenses and taxes, totaling $3,564,326 and $3,888,337, which can be categorized as follows:

	2013	2012
Audit
The Audit fees for the years ended December 31, 2013 and 2012 were for professional services rendered for the audits of the consolidated financial statements of McDermott, the audit of McDermott’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly consolidated financial statements of McDermott and assistance with review of documents filed with the SEC.	$3,482,866	$3,487,789
Audit-Related
The Audit-Related fees for the years ended December 31, 2013 and 2012 were for assurance and related services, employee benefit plan audits and advisory services related to Sarbanes-Oxley Section 404 compliance.	$16,330	$144,280
Tax
The Tax fees for the years ended December 31, 2013 and 2012 were for professional services rendered for consultations on various U.S. federal, state and international tax matters, international tax compliance and tax planning, and assistance with tax examinations.	$65,130	$211,268
All Other
The fees for All Other services for the year ended December 31, 2012 were for professional services rendered for translation services and other advisory or consultation services not related to audit or tax.	$0	$45,000

Total	$3,564,326	$3,888,337

It is the policy of our Audit Committee to preapprove all audit, review or attest engagements and permissible non-audit services to be performed by our independent registered public accounting firm, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC. Our Audit Committee did not rely on the de minimis exception for any of the fees disclosed above.

Recommendation and Vote Required

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the decision of our Audit Committee to appoint Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote and actually voting on this proposal at the Annual Meeting. Because abstentions are not actual votes with respect to this proposal, they have no effect on the outcome of the vote on this proposal.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of our common stock beneficially owned as of February 28, 2014 by each director or nominee as a director, and each NEO and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares that may be Acquired on Stock Option Exercise(1)	Shares that will be Acquired on Vesting of Restricted Stock Units(2)	Shares held in Thrift Plan(3)	Total Shares Beneficially Owned(4)
John F. Bookout, III	6,105	—	—	214,228
Roger A. Brown	38,085	—	—	98,888
Scott V. Cummins	74,826	9,974	—	149,244
David Dickson	—	—	—	537,482
Perry L. Elders	136,097	17,587	25	192,276
Stephen G. Hanks	—	—	—	40,742
Liane K. Hinrichs	137,476	15,656	2,844	305,277
Stephen M. Johnson	701,288	68,833	608	1,312,939
Gary P. Luquette	—	—	—	8,683
D. Bradley McWilliams	900	—	—	104,793
John T. McCormack	120,771	32,653	1,246	195,465
Stewart A. Mitchell	59,346	9,974	—	101,381
William H. Schumann, III	—	—	—	18,980
Mary Shafer-Malicki	—	—	—	30,912
David A. Trice	—	—	—	40,287

All directors and executive officers as a group (17 persons)	1,340,766	164,986	4,763	3,470,333

(1)

This column includes shares of common stock that the director or NEO has the right to acquire within 60 days on the exercise of stock options. As of February 28, 2014, the share price of our common stock ($8.33) did not exceed the strike price of any of the stock option awards in this column, excluding stock options to purchase 34,597 shares owned by Mr. Brown, stock options to purchase 22,287 shares owned by Mr. Cummins, stock options to purchase 27,203 shares owned by Ms. Hinrichs, stock options to purchase 14,155 shares owned by Mr. McCormack and stock options to purchase 6,807 shares owned by Mr. Mitchell.

(2)	This column includes shares of common stock that each applicable NEO will acquire within 60 days following the vesting of restricted stock units.
(3)	This column includes shares of common stock held in the NEO’s McDermott Thrift Plan account.
(4)

Shares beneficially owned in all cases, with the exception of shares beneficially owned by all directors and executive officers as a group, constituted less than one percent of the outstanding shares of common stock on February 28, 2014, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares beneficially owned by all directors and executive officers as a group constituted approximately 1.46% of the outstanding shares of common stock on February 28, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Common Stock	Artisan Partners Holdings LP 875 East Wisconsin Avenue, Suite 500 Milwaukee, WI 53202	19,042,587	(2)	8.03%

Common Stock	Fairpointe Capital LLC One N. Franklin, Suite 3300 Chicago, IL 60606	15,428,133	(3)	6.51%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	13,384,738	(4)	5.64%

Common Stock	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	12,000,358	(5)	5.06%

(1)	Percent is based on outstanding shares of our common stock on February 28, 2014.
(2)

As reported on a Schedule 13G/A filed with the SEC on March 24, 2014. The Schedule 13G/A reports beneficial ownership of 19,042,587 shares of our common stock, shared voting power over 18,569,816 shares and shared dispositive power over 19,042,587 shares by Artisan Partners Limited Partnership (“APLP”). The Schedule 13G/A also reports that each of Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”) and Artisan Partners Asset Management Inc. (“APAM”), has shared voting power over 18,569,816 shares and shared dispositive power over 19,042,587 shares. The Schedule 13G/A also reports that Artisan Partners Funds, Inc. (“Artisan Funds”) has shared voting power over 14,334,599 shares and shared dispositive power over 14,334,599 shares. Artisan Funds is an Investment Company. APLP is an investment adviser. Artisan Holdings is the sole limited partner of APLP and the sole member of Artisan Investments; Artisan Investments is the general partner of APLP; APAM is the general partner of Artisan Holdings.

(3)

As reported on a Schedule 13G filed with the SEC on February 7, 2014. The Schedule 13G reports beneficial ownership of 15,428,133 shares, sole voting power over 14,990,693 shares, sole dispositive power over 15,264,933 shares and shared dispositive power over 163,200 shares.

(4)

As reported on a Schedule 13G filed with the SEC on February 11, 2014. The Schedule 13G reports beneficial ownership of 13,384,738 shares, sole voting power over 149,192 shares, sole dispositive power over 13,253,246 shares and shared dispositive power over 131,492 shares.

(5)

As reported on a Schedule 13G filed with the SEC on February 3, 2014. The Schedule 13G reports beneficial ownership of 12,000,358 shares, sole voting power over 10,870,627 shares and sole dispositive power over 12,000,358 shares.

Certain Relationships and Related Transactions

Pursuant to our Code of Business Conduct, all employees (including our NEOs) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer, of McDermott, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Governance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members and reviews transactions between McDermott and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.

During 2011, the Investment Committee of the McDermott Master Trust (the “Trust”), the funding vehicle underlying the Retirement Plan, entered into an agreement with BlackRock Institutional Trust Company, N.A. (“BlackRock”), pursuant to which BlackRock agreed to manage the investment of a portion of the Trust assets. BlackRock is a subsidiary of BlackRock, Inc. and, collectively with certain other subsidiaries of BlackRock, Inc., owned approximately 5.1% of McDermott common stock on December 31, 2013 as reported on BlackRock, Inc.’s Schedule 13G filed with the SEC on February 3, 2014. The amount of Trust assets under management with BlackRock may vary from time to time. As of December 31, 2013, the value of the Trust assets under management with BlackRock was approximately $86.9 million. BlackRock receives a fee for investment management services for the portion of the Trust assets allocated to BlackRock. These fees are calculated quarterly in arrears by averaging the account’s prior three month-end market values and applying 25% of the annual fee schedule (6.0 basis points), or 1.5 basis points quarterly.

The Investment Committee of the Trust is a fiduciary of the Retirement Plan appointed by McDermott’s subsidiary that maintains the Retirement Plan. The Investment Committee is responsible for the management and control of the Trust assets and is authorized to appoint fund managers under the terms of the Retirement Plan and the Trust. Selection of fund managers is performed with the assistance of a third-party investment consulting firm, in accordance with an investment policy statement approved and adopted by the Investment Committee.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the New York Stock Exchange. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that our directors, executive officers and 10% or more beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31, 2013.

Stockholders’ Proposals

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2015 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 24, 2014. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2015 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our By-Laws, such notice must (1) be received at our executive offices no earlier than November 7, 2014 or later than January 6, 2015, and (2) satisfy specified requirements. A copy of the pertinent By-Law provisions can be found on our Web site at www.mcdermott.com at “About Us — Leadership & Corporate Governance — Corporate Governance.”

By Order of the Board of Directors,

LIANE K. HINRICHS

Secretary

Dated: March 24, 2014

Appendix A

2014 MCDERMOTT INTERNATIONAL, INC.

LONG-TERM INCENTIVE PLAN

ARTICLE 1

Establishment, Objectives and Duration

1.1 Establishment of the Plan. McDermott International, Inc., a corporation organized and existing under the laws of the Republic of Panama (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the 2014 McDermott International, Inc. Long-Term Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units (each as hereinafter defined). Subject to approval by the Company’s stockholders, this Plan shall become effective as of May 6, 2014 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives. This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.

1.3 Duration. This Plan, as amended and restated, shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 15 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions; provided, however, that in no event may an Award (as hereinafter defined) be granted under this Plan on or after May 6, 2024.

ARTICLE 2

Definitions

As used in this Plan, the following terms shall have the respective meanings set forth below:

2.1 “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit.

2.2 “Award Agreement” means an agreement entered into by the Company and a Participant, setting forth the terms and provisions applicable to an Award granted under this Plan.

2.3 “Award Limitations” has the meaning ascribed to such term in Section 4.2.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Change in Control” means the occurrence or existence of any of the following facts or circumstances after the Effective Date:

(a) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities;

(b) within any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new Directors (other than a Director designated by a Person who has entered into an agreement with the Company to effect any transaction described in Clause (a), (c), (d) or (e) of this Section 2.6) whose election by the Board or nomination for election by the stockholders of the Company, was approved by a vote of at least two-thirds (2/3) of the Directors, then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

(c) a merger or consolidation of the Company, with any other corporation or other entity has been consummated, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation;

(d) the stockholders of the Company approve a plan of complete liquidation of the Company;

(e) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than to an entity that is under common control with the Company or to an entity for which at least fifty percent (50%) of the combined voting power of its voting securities outstanding immediately after such sale or disposition are owned or controlled by the stockholders of the Company immediately prior to such sale or disposition; or

(f) within one year following the consummation of a merger or consolidation transaction involving the Company (whether as a constituent corporation, the acquiror, the direct or indirect parent entity of the acquiror, the entity being acquired, or the direct or indirect parent entity of the entity being acquired): (i) individuals who, at the time of the execution and delivery of the definitive agreement pursuant to which such transaction has been consummated by the parties thereto (a “Definitive Transaction Agreement”) (or, if there are multiple such agreements relating to such transaction, the first time of execution and delivery by the parties to any such agreement) (the “Execution Time”), constituted the Board cease, for any reason (excluding death, disability or voluntary resignation but including any such voluntary resignation effected in accordance with any Definitive Transaction Agreement), to constitute a majority of the Board; or (ii) the individual who, at the Execution Time, served as the Chief Executive Officer of the Company does not, for any reason (excluding as a result of death, disability or voluntary termination but including any such voluntary termination effected in accordance with any Definitive Transaction Agreement), serve as the Chief Executive Officer of the Company or, if the Company does not continue as a registrant with a class of equity securities registered pursuant to Section 12(b) of the Exchange Act, as the Chief Executive Officer of a corporation or other entity that is (A) a registrant with a class of equity securities registered pursuant to Section 12(b) of the Exchange Act and (B) the surviving entity in such transaction or a direct or indirect parent entity of the surviving entity or the Company following the consummation of such transaction; provided, however, that a Change in Control shall not be deemed to have occurred pursuant to this clause (f) in the case of a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 55% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after such merger or consolidation.

However, in no event shall a “Change in Control” be deemed to have occurred with respect to a Participant if the Participant is part of the purchasing group which consummates a transaction resulting in a Change-in-Control. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors).

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 hereof.

2.9 “Company” means McDermott International, Inc., a corporation organized and existing under the laws of the Republic of Panama, and, except where the context otherwise indicates, shall include the Company’s Subsidiaries and, except with respect to the definition of “Change in Control” set forth above and the application of any defined terms used in such definition, any successor to any of such entities as provided in Article 18 hereof.

2.10 “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

2.11 “Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company shall be considered an Employee with respect to Awards made under this Plan.

2.12 “Disability” in the case of an Employee, shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan and, in the case of a Director or Consultant, shall mean a permanent and total disability within the meaning of Section 22 (e)(3) of the Code, as determined by the Committee in good faith, upon receipt of medical advice that the Committee deems sufficient and competent, from one or more individuals selected by the Committee who are qualified to provide professional medical advice.

2.13 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.14 “Employee” means any person who is employed by the Company.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.16 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.17 “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if no Shares are so listed but are traded on an over-the-counter market, the mean between the closing bid and asked prices for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by the OTC Markets Group Inc. (or any similar organization or agency succeeding to its function of reporting prices), or (c) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

2.18 “Fiscal Year” means the year commencing January 1 and ending December 31.

2.19 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 hereof and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.

2.20 “Named Executive Officer” means a Participant who, as of the date of vesting and/or payout of an award is one of the group of “covered employees” as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not an Incentive Stock Option.

2.22 “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules and regulations promulgated thereunder or such other Employees who are designated as “Officers” by the Board.

2.23 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.24 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.25 “Participant” means an eligible Officer, Director, Consultant or Employee who has been selected for participation in this Plan in accordance with Section 5.2.

2.26 “Performance-Based Award” means an Award that is designed to qualify for the Performance-Based Exception.

2.27 “Performance-Based Exception” means the performance-based exception from the deductibility limitations of Code Section 162(m).

2.28 “Performance Period” means, with respect to a Performance-Based Award, the period of time during which the performance goals specified in such Award must be met in order to determine the degree of payout and/or vesting with respect to that Performance-Based Award.

2.29 “Performance Share” means an Award designated as such and granted to an Employee, as described in Article 8 hereof.

2.30 “Performance Unit” means an Award designated as such and granted to an Employee, as described in Article 8 herein.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).

2.32 “Prior Plan” means the 2009 McDermott International, Inc. Long-Term Incentive Plan.

2.33 “Restricted Stock” means an Award designated as such and granted to a Participant pursuant to Article 7 hereof.

2.34 “Restricted Stock Unit” or “RSU” means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon satisfaction of the vesting and any other requirements set forth in the related Award Agreement.

2.35 “Shares” means the common stock, par value $1.00 per share, of the Company.

2.36 “Subsidiary” means any corporation, partnership, joint venture, affiliate or other entity in which the Company has a majority voting interest.

2.37 “Vesting Period” means the period during which an Award granted hereunder is subject to a service or performance-related restriction, as set forth in the related Award Agreement.

ARTICLE 3

Administration

3.1 The Committee. This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Amended and Restated By-Laws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power and sole discretion to: select Officers, Directors, Consultants and Employees who shall be granted Awards under this Plan; determine the sizes and types of Awards; determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted; determine the terms and conditions of Awards in a manner consistent with this Plan; determine whether the conditions for earning an Award have been met and whether a Performance-Based Award will be paid at the end of an applicable performance period; determine the guidelines and/or procedures for the payment or exercise of Awards; and determine whether a Performance-Based Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance-Based Award granted to an Officer should qualify as performance-based compensation. The Committee may, in its sole discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant, and (c) consistent with the requirements of Code Section 409A, if applicable. Notwithstanding the foregoing, subject to the provisions of Section 4.3 hereof, the terms of outstanding Awards may not be amended without the approval of the Company’s stockholders so as to (i) reduce the Option Price of any outstanding Option or (ii) cancel any outstanding Option in exchange for cash or other Awards (including substitutions and cash buyouts) or for an Option with an Option Price that is less than the Option Price of the original

Option. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.

3.3 Delegation of Authority. To the extent permitted under applicable law, the Board or Committee may delegate to any committee of the Board (including, for the avoidance of doubt, a single-person committee), to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish; provided however, the Committee may not delegate any authority to grant Awards to a Director.

3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.

ARTICLE 4

Shares Subject to this Plan

4.1 Number of Shares Available for Grants of Awards. Subject to adjustment as provided in Section 4.3 hereof, there is reserved for issuance of Awards under this Plan 6,600,000 Shares (the “Maximum Share Limitation”) all of which shall be available for Incentive Stock Options, as well as any other form of Award. Each Award settled in Shares other than an Option shall be counted against the Maximum Share Limitation as 1.69 Shares; each Option shall be counted against the Maximum Share Limitation as one Share. If an Award under this Plan or the Prior Plan expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under the Plan, and the Maximum Share Limitation shall be increased by the same amount as such Shares were counted against the Maximum Share Limitation (or with respect to Awards granted under the Prior Plan, as one Share per Share subject to the Award). Shares approved pursuant to the Prior Plan which have not been awarded as of the Effective Date will immediately become available for Awards. Upon shareholder approval, no additional grants will be made pursuant to the Prior Plan. Shares that are tendered by a Participant or withheld as full or partial payment of minimum withholding taxes related to the vesting or settlement of an Award other than Options shall become available again for Awards under the Plan. The following Shares shall not become available again for Awards under the Plan:

(i) Shares that are tendered by a Participant or withheld (1) as full or partial payment of minimum withholding taxes related to the exercise or settlement of Options, or (2) as payment for the Option Price of an Option; and

(ii) Shares repurchased in the open market with the proceeds of the payment of the Option Price of an Option.

The foregoing notwithstanding, subject to applicable stock exchange listing requirements, the Maximum Share Limitation shall not be reduced by (x) Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or, to the extent allowed under applicable law and stock exchange requirements, otherwise a party to a transaction with the Company resulting in an adjustment of shares pursuant to Section 4.3 and (y) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) and such shares shall be available for Awards under the Plan. The

Committee may from time to time adopt and observe such procedures concerning the counting of Shares against this Plan maximum as it may deem appropriate.

4.2 Limits on Grants in Any Fiscal Year. The following rules (“Award Limitations”) shall apply to grants of Awards under this Plan:

(a) Options. The maximum aggregate number of Shares issuable pursuant to Awards of Options that may be granted in any one Fiscal Year of the Company to any one Participant shall be one million five hundred thousand (1,500,000).

(b) Restricted Stock and Restricted Stock Units. The maximum aggregate number of Shares subject to Awards of Restricted Stock and RSUs that may be granted in any one Fiscal Year to any one Participant shall be one million five hundred thousand (1,500,000).

(c) Performance Shares. The maximum aggregate number of Shares subject to Awards of Performance Shares that may be granted in any one Fiscal Year to any one Participant shall be one million five hundred thousand (1,500,000).

(d) Performance Units. The maximum aggregate cash payout with respect to Performance Units granted in any one Fiscal Year to any one Participant shall be six million dollars ($6,000,000), with such cash value determined as of the date of each grant.

(e) Director Awards. The aggregate grant date fair value of Awards to any individual Director in any calendar year shall not exceed five hundred thousand dollars ($500,000).

4.3 Adjustments in Authorized Shares. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If there shall be any change in the Shares of the Company or the capitalization of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall adjust, in such manner as it deems equitable, as applicable, the number and kind of Shares that may be granted as Awards under this Plan, the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Awards Limitations, the Fair Market Value of the Shares and other value determinations applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its sole discretion, to: (a) grant or assume Awards by means of substitution of new Awards, as appropriate, for previously granted Awards or to assume previously granted Awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of Options and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-share Option Price for such Option (for the avoidance of doubt, if such Option Price is less than such Fair Market Value, the Option may be canceled for no consideration); or (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

ARTICLE 5

Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan include all Officers, Directors, Employees and Consultants, as determined in the sole discretion of the Committee.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Officers, Directors, Employees and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future award.

ARTICLE 6

Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to Employees. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant.

6.2 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO (provided that, in the absence of such specification, the Option shall be an NQSO).

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3 hereof, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted. Except as otherwise provided in Section 4.3 hereof, without prior stockholder approval no repricing of Options awarded under this Plan shall be permitted such that the terms of outstanding Options may not be amended to reduce the Option Price and further Options may not be replaced or regranted through cancellation, in exchange for cash, other Awards, or if the effect of the replacement or regrant would be to reduce the Option Price of the Options or would constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting). No Option may contain a right to dividend equivalents.

6.4 Duration of Options. Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3 hereof, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the seventh (7th) anniversary date of its grant; provided, however, if the term of an Option (but not an ISO) expires when trading in the Shares is prohibited by applicable law or the Company’s insider trading policy (as then in effect), then the term of such Option shall expire on the 30th day after the expiration of such prohibition.

6.5 Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Any Option granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or its outside administrator in the manner prescribed by the Committee from time to time in the related Award Agreement, setting forth the number of Shares with respect to which the Option is to be exercised, and either (i) accompanied by full payment of the Option Price for the Shares issuable on such exercise or (ii) exercised in a manner that is in accordance with applicable law and the “cashless exercise” procedures (if any) approved by the Committee involving a broker or dealer.

The Option Price upon exercise of any Option shall be payable to the Company in full: (a) in cash; (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise; (c) by a combination of (a) and (b); or (d) any other method approved by the Committee, in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option, or shall cause Shares to be issued or transferred to the Participant via book-entry registration.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment, Service or Directorship. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options granted pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.

6.9 Transferability of Options.

(a) Incentive Stock Options. No ISO granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, all ISOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, NQSOs granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7

Restricted Stock

7.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares as Restricted Stock (“Shares of Restricted Stock”) to Participants in such amounts as the Committee shall determine.

7.2 Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Vesting Period, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

7.3 Transferability. Except as provided in the Participant’s related Award Agreement and/or this Article 7, the Shares of Restricted Stock granted to a Participant under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Vesting Period established by the Committee and specified in the related Award Agreement entered into with that Participant, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. During the applicable Vesting Period, all rights with respect to the Restricted Stock granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of Restricted Stock in violation of this Section 7.3 shall be null and void.

7.4 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable U.S. federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain any certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or have lapsed.

7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or have lapsed.

7.6 Voting Rights. To the extent permitted by the Committee or required by applicable law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the applicable Vesting Period.

7.7 Dividends. During the applicable Vesting Period, Participants holding Shares of Restricted Stock granted hereunder shall, unless the Committee otherwise determines, be credited with cash dividends paid with respect to the Shares, in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that it deems appropriate.

7.8 Termination of Employment, Service or Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock granted pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.

ARTICLE 8

Performance Units and Performance Shares

8.1 Grant of Performance Units/Shares. Subject to the terms of this Plan, Performance Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall represent the right to receive a Share subject to the satisfaction of relevant performance conditions. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares which will be paid out to the Participant.

8.3 Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payment of the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

8.4 Form and Timing of Payment of Performance Units/Shares. Subject to the provisions of Article 12 hereof, Payment of earned Performance Units/Shares to a Participant shall be made no later than March 15 following the end of the calendar year in which such Performance Units/Shares vest, or as soon as administratively practicable thereafter if payment is delayed due to unforeseeable events. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

8.5 Voting Rights and Dividends. During the applicable Vesting Period, Participants holding Performance Shares shall not have voting rights with respect to the Shares underlying such Performance Shares. For the avoidance of doubt, a Performance Share shall not convey any rights as a stockholder until Shares are issued and delivered to the Participant. During the applicable Vesting Period, Participants holding Performance Shares granted hereunder may be credited with dividend equivalents, in the form of cash or additional Performance Shares (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to the same vesting restrictions and performance restrictions as the Performance Shares with respect to which the dividend equivalents are paid.

8.6 Termination of Employment, Service or Directorship. Each Award Agreement providing for a Performance Unit/Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Performance Unit/Shares following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards of Performance Units/Shares granted pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

8.7 Transferability. Except as otherwise provided in a Participant’s related Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to Performance Units/Shares granted to that Participant under this Plan shall be exercisable during the Participant’s lifetime only by the Participant. Any attempted assignment of Performance Units/Shares in violation of this Section 8.6 shall be null and void.

ARTICLE 9

Restricted Stock Units

9.1 Grant of RSUs. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant RSUs to eligible Participants in such amounts as the Committee shall determine.

9.2 RSU Award Agreement. Each RSU Award to a Participant shall be evidenced by an RSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of RSUs granted, and such other provisions as the Committee shall determine in its sole discretion.

9.3 Transferability. Except as provided in a Participant’s related Award Agreement, RSUs granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the regulations thereunder. Further, except as otherwise provided in a Participant’s related Award Agreement, a Participant’s rights with respect to an RSU Award granted to that Participant under this Plan shall be available during his or her lifetime only to such Participant. Any attempted assignment of an RSU Award in violation of this Section 9.3 shall be null and void.

9.4 Form and Timing of Delivery. If a Participant’s RSU Award Agreement provides for payment in cash, payment equal to the Fair Market Value of the Shares underlying the RSU Award, calculated as of the last day of the applicable Vesting Period, shall be made in a single lump-sum payment. If a Participant’s RSU Award Agreement provides for payment in Shares, the Shares underlying the RSU Award shall be delivered to the Participant. Such payment of cash or Shares shall be made no later than March 15 following the end of the calendar year during which the RSU Award vests, or as soon as practicable thereafter if payment is delayed due to unforeseeable events. Such delivered Shares shall be freely transferable by the Participant.

9.5 Voting Rights and Dividends. During the applicable Vesting Period, Participants holding RSUs shall not have voting rights with respect to the Shares underlying such RSUs. For the avoidance of doubt, an RSU shall not convey any rights as a stockholder until Shares are issued and delivered to the Participant. During the applicable Vesting Period, Participants holding RSUs granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the RSUs with respect to which the dividend equivalents are paid.

9.6 Termination of Employment, Service or Directorship. Each RSU Award Agreement shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to unvested RSUs following termination of the Participant’s employment, service or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to RSUs, need not be uniform among all RSUs granted pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.

ARTICLE 10

Performance Measures

10.1 Performance Measures. Unless and until the Committee proposes and stockholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

•	revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales and earnings per share);

•	expense measures (which include costs of goods sold, sales, general and administrative expenses and overhead costs);

•	operating measures (which include bookings, volume, margin, breakage and shrinkage, productivity and market share);

•	cash flow measures (which include net cash flow from operating activities and working capital);

•	liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, cash flow and free cash flow);

•	leverage measures (which include equity ratio and net debt);

•	market measures (including those relating to market price, stock price, total shareholder return and market capitalization measures);

•

return measures (which include return on equity, return on assets, cash flow return on assets, cash flow return on capital, cash flow return on equity, return on capital and return on invested capital);

•	corporate value measures (which include compliance, safety, environmental and personnel matters); and

•	measures relating to acquisitions, dispositions or customer satisfaction.

Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, group or division basis, on an absolute or relative basis or in comparison to one or more peer group companies or indices, and may include or exclude specified extraordinary items as defined by the Company’s auditors.

10.2 Adjustments. The Committee shall have the sole discretion to adjust determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception and which are held by Named Executive Officers may not be adjusted upwards on a discretionary basis. The Committee shall retain the discretion to adjust such Awards downward.

10.3 Compliance with Code Section 162(m). In the event that applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Named Executive Officers which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and the regulations issued thereunder. Any performance-based Awards granted to Officers or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such performance measure(s) and be subject to such terms, conditions and restrictions as the Committee shall determine.

ARTICLE 11

Transferability; Benefits on Death

Awards under this Plan are not transferable (either voluntarily or involuntarily), before or after Participant’s death, except as follows: (a) during Participant’s lifetime, pursuant to a domestic relations order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of this Plan or the applicable Award Agreement, and in a form acceptable to the Committee, in its sole discretion; or (b) after Participant’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom an Award is transferred in accordance with the provisions of the preceding sentence shall take such Award subject to all of the terms and conditions of this Plan and the applicable Award Agreement, including that the vesting and termination provisions thereof will continue to be applied with respect to the Participant. Options are exercisable only by the Participant (or, during the Participant’s lifetime, by the Grantee’s court appointed legal representative) or a person to whom the Options have been transferred in accordance with this Article.

ARTICLE 12

Deferrals

The Committee may, in its sole discretion, permit selected Participants to elect to defer payment of some or all types of Awards, or may provide for the deferral of an Award in an Award Agreement; provided, however, that the timing of any such election and payment of any such deferral shall be specified in the Award Agreement and shall conform to the requirements of Code Section 409A(a)(2), (3) and (4) and the regulations and rulings issued thereunder. Any deferred payment, whether elected by a Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

ARTICLE 13

Rights of Employees, Directors and Consultants

13.1 Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

13.2 No Contract of Employment. Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, subject to the provisions of Article 15 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Subsidiary for severance payments.

13.3 Transfers Between Participating Entities. For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 14

Change in Control

The treatment of outstanding Awards upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges shall be determined in the sole discretion of the Committee and shall be described in the Award Agreements and need not be uniform among all Awards granted pursuant to this Plan.

ARTICLE 15

Amendment, Modification and Termination

15.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided, however, that stockholder approval shall be required for any amendment that materially alters the terms of this Plan or is otherwise required by applicable legal requirements. No amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 16

Withholding

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Shares under this Plan, or at the time applicable law otherwise requires, an appropriate amount of cash or number of Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Shares are used to satisfy tax withholding, such Shares shall be valued at their Fair Market Value on the date when the tax withholding is required to be made.

ARTICLE 17

Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom the Committee has delegated authority in accordance with Article 3 hereof, shall be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability, or expense that may be imposed upon or reasonable incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification; and (b) any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.

The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Amended and Restated By-Laws (each, as amended from time to time), as a matter of law, or otherwise.

ARTICLE 18

Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or other transaction.

ARTICLE 19

General Provisions

19.1 Restrictions and Legends. No Shares or other form of payment shall be issued or transferred with respect to any Award unless the Company shall be satisfied that such issuance or transfer will be in compliance with applicable U.S. federal and state securities laws. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. Any certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. In addition to any other legend required by this Plan, any certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

19.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

19.3 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.5 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.

19.6 Clawback Policy. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company in accordance with applicable law, as amended or superseded from time to time.

19.7 Unfunded Plan. Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

19.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

19.9 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

MCDERMOTT INTERNATIONAL, INC. 757 N. ELDRIDGE PKWY HOUSTON, TX 77079

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VOTE BY MAIL

Using a blue or black ink pen, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69092-P47785                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

MCDERMOTT INTERNATIONAL, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom authority is withheld on the line below.
The Board of Directors recommends you vote FOR the following:
1.	To elect eight members to our Board of Directors, each for a term of one year.		☐	☐	☐
Nominees:
	01) John F. Bookout, III	05) Gary P. Luquette
	02) Roger A. Brown	06) William H. Schumann, III
	03) David Dickson	07) Mary L. Shafer-Malicki
	04) Stephen G. Hanks	08) David A. Trice

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.							☐	☐	☐
3.	Approval of our 2014 Long-Term Incentive Plan.							☐	☐	☐
4.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.							☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR ALL for item 1, and FOR items 2, 3, and 4. If any other matters properly come before the meeting, including procedural matters and matters relating to the conduct of the meeting, the persons named in this proxy are authorized to vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

McDermott International, Inc. Annual Meeting Tuesday, May 6, 2014 at 10:00 a.m. The Westin Houston Hotel 945 Gessner Road Houston, Texas 77024

Dear Stockholder:

McDermott International, Inc. encourages you to vote the shares electronically through the Internet or the telephone, which are available 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote the shares electronically, there is no need for you to mail back the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

M69093-P47785

McDERMOTT INTERNATIONAL, INC.

This proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders - Tuesday, May 6, 2014 at 10:00 a.m.

The undersigned hereby appoints David Dickson and Liane K. Hinrichs, and each of them individually as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MCDERMOTT INTERNATIONAL, INC. (“McDermott”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. local time, on Tuesday, May 6, 2014 at The Westin Houston Hotel, 945 Gessner Road, Houston, Texas 77024 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH OF ITEMS 2, 3 AND 4. THE PROXY HOLDERS NAMED ABOVE ALSO WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF MCDERMOTT’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2013 AND ITS NOTICE OF 2014 ANNUAL MEETING AND RELATED PROXY STATEMENT.

ATTENTION PARTICIPANTS IN MCDERMOTT’S THRIFT PLAN: If these shares of McDermott Common Stock are held through The Thrift Plan for Employees of McDermott Incorporated and Participating Subsidiary and Affiliated Companies (the “McDermott Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the McDermott Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on May 1, 2014. Any shares of McDermott Common Stock held in the McDermott Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the McDermott Thrift Plan.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE REPLY CARD ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE